As filed with the Securities and Exchange Commission on March 10, 2000
                                                      Registration No. _________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 --------------

                         SOMERSET TRUST HOLDING COMPANY
             (Exact name of Registrant as specified in its charter)

        Pennsylvania                       6021                  Applied For
------------------------------- ---------------------------- -------------------
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)


                                                           G. Henry Cook
                                               President and Chief Executive Officer
       SOMERSET TRUST HOLDING COMPANY             SOMERSET TRUST HOLDING COMPANY
            151 West Main Street                       151 West Main Street
                P. O. Box 777                              P. O. Box 777
      Somerset, Pennsylvania 15501-0777          Somerset, Pennsylvania 15501-0777
               (814) 443-3661                             (814) 443-3661
               --------------                             --------------
 (Address, including ZIP Code, and telephone  (Name, address, including ZIP Code, and
number, including area code, of registrant's     telephone number, including area
        principal executive offices)                code, of agent for service)


                                 With a Copy to:
                             Paul A. Adams, Esquire
                            Cheryl A. Zeman, Esquire
                             SHUMAKER WILLIAMS, P.C.
                  P. O. Box 88, Harrisburg, Pennsylvania 17108
                                 (717) 763-1121

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. X


                                              CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
         Title of Each Class        Amount           Proposed          Proposed Maximum          Amount of
         of Securities to           to be            Offering Price    Aggregate                 Registration
         be Registered              Registered       Per Share(1)      Offering Price(1)         Fee

-------------------------------------------------------------------------------------------------------------

         Common Stock, without
         par value                  2,450,000 shares $ 9.345964        $22,897,612               $6,044.97

-------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(f)(2), upon the book value of the 612,500 outstanding shares of common stock of Somerset Trust Company, par value $1.00, of $37.383856 per share as of December 31, 1999, the latest practicable date prior to the date of filing this Registration Statement, and estimated based upon the issuance of a maximum of 2,450,000 shares of Registrant's common stock, without par value, in the reorganization of Somerset Trust Company as a subsidiary of Registrant. Registrant will issue four shares of common stock in exchange for each share of bank common stock, resulting in the proposed offering price per share which is one-fourth of the bank's per share book value.
================================================================================

Proxy Statement/Prospectus


                         SOMERSET TRUST HOLDING COMPANY
                 Prospectus for 2,450,000 Shares of Common Stock


                             SOMERSET TRUST COMPANY
             Proxy Statement for the Annual Meeting of Shareholders



         We provide this proxy statement/prospectus to you in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of Somerset Trust Company to be held on Thursday, April 20, 2000, at 1:00 p.m., Eastern Time, at the bank's main office. At the meeting, shareholders will vote on a proposal to approve the reorganization of the bank as the wholly owned subsidiary of Somerset Trust Holding Company and will vote to elect five directors. The proposed reorganization, the election of directors, and related matters that shareholders will vote on at the meeting are described in this document. The bank's common stock is traded on a very limited basis in the local over-the-counter market.

         In addition to being the bank's proxy statement, this document is the prospectus of Somerset Trust Holding Company, the proposed holding company for the bank. If the proposed reorganization takes place, Somerset Trust Holding Company will issue four shares of its common stock for each whole share of the bank's outstanding common stock as part of the reorganization We anticipate that the holding company's common stock will trade on a very limited basis in the local over-the-counter market.

         The proposed reorganization involves elements of risk, which are described under "Risk Factors" beginning on page 7.

         Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve, the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking, the Pennsylvania Securities Commission nor any other state securities commission has approved or disapproved these securities or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

         The shares of holding company common stock offered in this proxy statement/ prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. There can be no assurance that the trading price of the common stock being offered will not decrease at any time.


         The date of this proxy statement/prospectus is March 30, 2000.

                                Table of Contents


Summary...........................................................................................................1
       Basic Information..........................................................................................1
              Address/Telephone Number............................................................................1
              Type of Organization................................................................................1
              Date, Time and Place of the Annual Meeting..........................................................1
              Proposals to be Voted upon at the Annual Meeting....................................................1
       Questions and Answers about the Proposed Reorganization....................................................2
              What are you proposing..............................................................................2
              Why are you proposing to form a bank holding company................................................2
              What will happen to my stock........................................................................2
              How will the 4-for-1 exchange affect the value of my stock..........................................3
              Why have you chosen the 4-for-1 exchange ratio......................................................3
              Will I have to turn in my stock certificates........................................................3
              Does formation of a holding company affect my federal income taxes..................................3
              Will management of the bank change after the reorganization.........................................4
              If the shareholders approve the reorganization, when will it occur..................................4
              Will I have "dissenters' rights of appraisal" under Pennsylvania law if I vote against the plan of reorganization and plan of merger....................................4

Approval of Reorganization of Somerset Trust Company as the Subsidiary of
       Somerset Trust Holding Company.............................................................................4
       Questions and Answers about Voting at the Annual Meeting...................................................5
              Who is entitled to vote.............................................................................5
              How do I vote.......................................................................................5
              How does discretionary authority apply..............................................................5
              Is my vote confidential.............................................................................5
              What constitutes a quorum...........................................................................5
              What vote is required to approve each proposal......................................................5
              What percentage of stock do the directors and officers own..........................................6
              Who are the largest principal shareholders..........................................................6

Risk Factors......................................................................................................7
       The holding company could issue additional shares of common stock without shareholder approval for various corporate purposes, including to delay or prevent a potential acquisition.........................................................................................7
       The holding company's issuance of additional shares of common stock could dilute or depress the value of your shares of the holding company's common stock..............................7
       The Pennsylvania Business Corporation Law of 1988 contains certain strong anti-takeover provisions which could delay or prevent an acquisition..............................................7
       Reorganizing the bank into a holding company structure will add an additional layer of government regulation which will result in additional costs.........................................8
       The forward-looking statements we make in this document are inherently uncertain...........................8
       Information contained in this proxy statement/prospectus may become inaccurate after the date of the proxy statement/prospectus..............................................................9


Per Share Price Information.......................................................................................9

General Information about the Annual Meeting......................................................................9
       Time and Place of Annual Meeting...........................................................................9
       Purpose of the Annual Meeting.............................................................................10

Voting Procedures................................................................................................10
       Voting Securities and Record Date.........................................................................10
       Quorum ...................................................................................................11
       Vote Required for Approval................................................................................11
              Reorganization Proposal............................................................................11
              Proposal to Fix the Number of Directors............................................................11
              Election of Directors..............................................................................11
              Adjournment........................................................................................11
       Solicitation of Proxies...................................................................................12
       Voting by Proxy and Revocation of Proxies.................................................................12

Beneficial Ownership of the Bank's Common Stock by Principal Owners and Management...............................13

Proposal No. 1: Reorganization of Somerset Trust Company as the Subsidiary of
       Somerset Trust Holding Company............................................................................16
       Description of Reorganization Procedure...................................................................16
       Amendment or Termination of the Plan of Reorganization and Plan of Merger.................................16
       Exchange of Stock, 4-for-1 Exchange Ratio.................................................................17
       Exchange of Stock Certificates............................................................................17
       Failure to Surrender Stock Certificates...................................................................18
       Reasons for the Proposed Reorganization...................................................................18
              Financing..........................................................................................18
                    Authorized Capital...........................................................................18
                    Debt Financing...............................................................................19
                    Trust Preferred Stock........................................................................19
              Non-Banking Activities.............................................................................20
              Flexibility in Responding to Changes in Law........................................................20
              Bank Acquisitions..................................................................................20
       Dissenters' Rights of Appraisal...........................................................................20
              General............................................................................................20
              Fair Value.........................................................................................21
              Notice of Intention to Dissent.....................................................................21
              Notice to Demand Payment...........................................................................21
              Failure to Comply with Notice to Demand Payment, etc...............................................21
              Payment of Fair Value of Shares....................................................................21
              Estimate by Dissenter of Fair Value of Shares......................................................22
              Valuation Proceeding...............................................................................22
              Costs and Expenses.................................................................................22
       Conditions to the Reorganization..........................................................................23
       Closing Date..............................................................................................24
       Tax Consequences..........................................................................................24


       Accounting Treatment......................................................................................26
       Trading and Resale of Holding Company Common Stock........................................................26
       Capitalization............................................................................................28
       Other Financial Information...............................................................................29

Description of the Holding Company...............................................................................30
       Organization and Description of Business..................................................................30
       Properties................................................................................................30
       Management................................................................................................30
       Executive and Director Compensation.......................................................................31
       Information about Beneficial Ownership of Significant Shareholders, Directors and
              Executive Officers.................................................................................31
       Relationships and Related Transactions....................................................................31
       Directors' and Officers' Indemnification and Limits on Liability..........................................32
       Supervision and Regulation of the Holding Company.........................................................32
              The Securities Act of 1933 -The Offer and Sale of Securities.......................................32
              The Securities Exchange Act of 1934 -Periodic Reporting Requirements...............................32
              The Bank Holding Company Act of 1956 -Supervision by the Federal Reserve
                    Board........................................................................................32
                    General Supervision by the Federal Reserve Board.............................................33
                    Restrictions on Acquiring Control of other Banks and Companies...............................33
                    Anti-Tie-In Provisions.......................................................................33
                    Restrictions on Extensions of Credit by Banks to their Holding Companies.....................34
                    Risk-Based Capital Guidelines................................................................34
                    Capital Leverage Ratio Requirements..........................................................34
                    Restrictions on Control Changes..............................................................34
              The Pennsylvania Banking Code of 1965 -Supervision by the Pennsylvania
                    Department of Banking........................................................................35
              The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 -
                    Interstate Banking...........................................................................35
       Permitted Activities......................................................................................35
       Permitted Activities for Financial Holding Companies......................................................39

Proposal No. 2: To Fix the Number of Directors to be Elected.....................................................40

Proposal No. 3: Election of Bank Directors.......................................................................40

Description of the Bank..........................................................................................41
       History...................................................................................................41
       Offices...................................................................................................41
       Description of Business...................................................................................42
       Properties................................................................................................44
       Supervision and Regulation of the Bank....................................................................44
              Pennsylvania Banking Law...........................................................................45
              Federal Banking Law................................................................................45


                    Restrictions on Activities between a Holding Company and its Subsidiary
                           Bank..................................................................................46
                    Capital Adequacy Guidelines..................................................................46
                    FDIC Insurance Assessments...................................................................47
                    Meeting the Needs of the Community...........................................................48
                    Truth-In-Savings.............................................................................48
                    Restrictions on Control Changes..............................................................49
                    Suspicious Activities Reports................................................................49
                    Interstate Banking...........................................................................49
              Securities Regulation..............................................................................49
              The Gramm-Leach-Bliley Act (Financial Services Reform Act..........................................50
              New Legislation....................................................................................50
       Legal Proceedings.........................................................................................51
       Information as to Nominees and Directors..................................................................51
       Board Meetings, Compensation of Directors.................................................................52
       Procedure for Nominating Directors........................................................................53
       Committees of the Board of Directors......................................................................53
       Principal Officers........................................................................................55
       Executive Compensation....................................................................................56
       Compensation Committee Report on Executive Compensation...................................................56
              Chief Executive Officer Compensation            ...................................................57
              Executive Officers.................................................................................57
              Officer Incentive Program..........................................................................58
              Executive Officer Bonus............................................................................58
              Conclusion.........................................................................................58
       Compensation Committee Interlocks and Insider Participation...............................................58
       401(k) Profit-Sharing Plan................................................................................59
       Employee Stock Ownership Plan (ESOP)......................................................................59
       Top Hat Deferred Compensation Pan.........................................................................59
       Defined Benefit Pension Plan..............................................................................59
       Relationships between Officer and Directors and Transactions between Officer and
              Directors and the Bank.............................................................................61
              Family Relationships...............................................................................61
              Indebtedness of Management.........................................................................61

Description of the Bank's Capital Securities.....................................................................62
       Common Stock..............................................................................................62
              Voting Rights......................................................................................62
              Preemptive Rights..................................................................................62
              Liquidation........................................................................................62
              Liability for Further Assessments..................................................................62
              Sinking Fund Provision.............................................................................62
              Redemption Provision...............................................................................62
              Capital Requirements under State Banking Law.......................................................62
              Dividends..........................................................................................62
       Comparative Market Prices.................................................................................63
       Trade Price High's and Low's..............................................................................64


Description of the Holding Company's Capital Securities..........................................................64
       Common Stock..............................................................................................64
              Voting Rights......................................................................................64
              Preemptive Rights..................................................................................64
              Liquidation........................................................................................65
              Liability for Further Assessments..................................................................65
              Sinking Fund Provision.............................................................................65
              Redemption or Conversion Rights....................................................................65
              Dividends..........................................................................................65
       Issuance of Additional Securities.........................................................................65
       Legal Opinion.............................................................................................66
       Anti-Takeover Effect of Provisions in Articles and Bylaws.................................................66
              Authorized Capital.................................................................................66
              Classified Board...................................................................................66
       Anti-takeover Provisions Applicable to Registered Corporations............................................67

Comparison of Shareholder Rights.................................................................................71

Independent Auditors.............................................................................................77

Shareholder Proposals............................................................................................77

Other Matters....................................................................................................78

Where You Can Find More Information..............................................................................79
       The Holding Company's Registration Statement..............................................................79
       Annual Reports............................................................................................79
       Periodic Reports and Information Filed with the SEC Following the Reorganization..........................79


Annex A       Plan of Reorganization and Exhibit A, Plan of Merger

Annex B       Articles of Incorporation of Somerset Trust Holding Company

Annex C       Bylaws of Somerset Trust Holding Company

Annex D       Statutes Regarding Dissenters' Rights

                                     SUMMARY

         The following summary, including the questions and answers, are designed to help you understand various matters relating to the annual meeting. This summary only highlights information in the proxy statement/prospectus. The remainder of the proxy statement/prospectus and annexes contain more detailed information. We urge you to read the entire proxy statement/prospectus and annexes to fully understand the proposed reorganization and other matters.

         You should rely only on the information contained or referred to in this proxy statement/prospectus or any supplement. Neither Somerset Trust Holding Company nor Somerset Trust Company has authorized anyone else to provide you with different or additional information.

                                Basic Information

Address/Telephone Number:

         The mailing and physical address of the principal executive offices of Somerset Trust Holding Company and of Somerset Trust Company is:

         151 West Main Street
         P. O. Box 777
         Somerset, Pennsylvania  15501-0777

         The telephone number of the holding company and the bank is (814) 443-3661.

Type of Organization:

         Somerset Trust Holding Company is a Pennsylvania business corporation, and Somerset Trust Company is a Pennsylvania-chartered bank and trust company. The same persons who serve on the board of directors of the bank serve as the holding company's directors. The holding company has no operating history.

Date, Time and Place of the Annual Meeting:

         Thursday, April 20, 2000, 1:00 p.m., Eastern Time, at the Board Room at Somerset Trust Company's main office located at 151 West Main Street, Somerset, Pennsylvania 15501-0777.

Proposals to be Voted upon at the Annual Meeting:

o To approve and adopt the plan of reorganization and related plan of merger, dated March ____, 2000, providing for the reorganization of the bank as the wholly owned subsidiary of Somerset Trust Holding Company;

o To fix the number of directors of Somerset Trust Company to be elected at the annual meeting at five;

o To elect five directors to the board of directors of Somerset Trust Company, including three directors to serve for a three-year term, one director to serve for a two-year term, and one director to serve for a one-year term, and until their successors have been duly elected and qualified;

o To ratify the selection of Stokes, Kelly & Hinds, L.L.C., Certified Public Accountants, of Pittsburgh, Pennsylvania, as the independent auditors of Somerset Trust Company for the year ending December 31, 2000;

o If necessary, to adjourn the annual meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum or to approve the plan of reorganization and plan of merger; and

 o To transact other business as may properly come before the annual meeting and any adjournment of the meeting.

                              Questions and Answers
                        about the Proposed Reorganization

What are you proposing?

         We are asking you to approve a plan of reorganization and related plan of merger that would result in the reorganization of Somerset Trust Company into a holding company structure. These agreements provide for the reorganization of the bank as the wholly owned subsidiary of Somerset Trust Holding Company. The reorganization will occur through the merger of Somerset Interim Bank into the bank. Somerset Interim Bank is a Pennsylvania-chartered interim banking institution , organized as the subsidiary of Somerset Trust Holding Company to facilitate the proposed reorganization.

Why are you proposing to form a bank holding company?

         In our opinion, the reorganization of the bank into a holding company structure will provide greater flexibility in:

         o         Financing,
         o         Engaging in non-banking activities, and
         o         Responding to changes in law.

What will happen to my stock?

         Upon the completion of the plan of reorganization and plan of merger, all shareholders of the bank, except those who exercise dissenting shareholders' rights, will become shareholders of the holding company and will automatically own four shares of the holding company's common stock for each share of common stock of the bank owned prior to the reorganization. The holding company will not issue fractional shares in connection with the reorganization, except that fractional bank shares held in the bank's Employee Stock Ownership Plans, or ESOP's, shall automatically be exchanged at the 4-for-1 ratio for holding company common stock, regardless of whether the exchange results in fractional interests in holding company common stock. Except for bank shares held in these plans, the holding company will pay for any fractional interests in cash.

How will the 4-for-1 exchange affect the value of my stock?

         We cannot predict changes in market value. However, we anticipate that the 4-for-1 exchange ratio will have the same effect as a 4-for-1 stock split of the bank's common stock. Immediately after the reorganization, the market value per share of the holding company's common stock is likely to be about one-fourth of the market value per share of the bank's common stock immediately prior to the reorganization. As a result, the total market value of your shares immediately after the reorganization is likely to remain about the same as before the reorganization.

Why have you chosen the 4-for-1 exchange ratio?

         We have chosen the 4-for-1 exchange ratio to create a more liquid market for the holding company's common stock. We believe that the exchange ratio will make the holding company's common stock more affordable to persons in the communities in which the bank does business and will enhance the trading volume and marketability of the shares. The 4-for-1 exchange ratio also provides the holding company with more flexibility to issue additional shares of common stock to raise additional capital, because the market value per share will be less.

Will I have to turn in my stock certificates?

         You must exchange your stock certificates, bearing the name "Somerset Trust Company," for new stock certificates, bearing the name "Somerset Trust Holding Company." At its option, the holding company may withhold dividends payable after the reorganization to those who have received notification to exchange their stock certificates but have not done so within a reasonable period of time. The holding company will pay any dividends withheld, without interest, upon the surrender of the bank stock certificates.

         In the event that you do not surrender your stock certificates within two years of receiving notification to exchange your certificates, the holding company may sell the shares of holding company common stock that it would otherwise have issued you. The holding company will hold the net proceeds of the sale in a non-interest bearing account for your benefit. After this sale, you could collect the net sales proceeds upon your surrender of the bank stock certificates.

Does formation of a holding company affect my federal income taxes?

         The proposed reorganization will be a tax-free reorganization under federal tax laws. The holding company and the bank have obtained a tax opinion on this matter from legal counsel, described in detail on page 23. You will not recognize any gain or loss for federal income tax purposes upon your receipt of Somerset Trust Holding Company common stock in exchange for your shares of the bank's common stock. However, you will recognize a gain or loss upon the receipt of cash instead of holding company stock if you are a dissenting shareholder or upon the receipt of cash for any fractional interests in the bank's common stock. You should consult your own tax advisors concerning the specific tax consequences of the reorganization to you, including any state or local tax consequences.

Will management of the bank change after the reorganization?

         Management of the bank will not change as a result of the reorganization. The current members of the bank's board of directors were elected to serve as the board of directors of the holding company until its first annual meeting of shareholders in 2001. With one exception, the executive officers of the holding company, including the President, are also executive officers of the bank.

If the shareholders approve the reorganization, when will it occur?

         We would like to complete the reorganization as soon as possible after the annual meeting. In order to complete the reorganization, the bank, the interim bank and the holding company must obtain regulatory approvals from the Pennsylvania Department for Banking, the Federal Deposit Insurance Corporation, or FDIC, and the Board of Governors of the Federal Reserve System. The applications for these regulatory approvals are currently _________. If the necessary approvals are issued in time, we anticipate completing the reorganization immediately after obtaining shareholder approval, by June 30, 2000.

Will I have dissenters' rights of appraisal under Pennsylvania law if I vote against the plan of reorganization and plan of merger?

         You will be entitled to receive cash payment of the fair value of your shares if the reorganization is completed if you:

         o Do not vote in favor of the plan of reorganization and plan of merger; and

         o If you comply with the statutory requirements of Pennsylvania law concerning dissenters' rights of appraisal.

         To be eligible to demand payment for your shares as a dissenter, you must file with the bank, prior to the vote on the proposal, a written notice of intention to demand payment for the fair value of your shares if the reorganization is completed. Voting against the plan of reorganization and plan of merger at the annual meeting will not perfect a shareholder's dissenter's rights. Please see "Proposal No. 1: Approval of Reorganization of Somerset Trust Company as the Subsidiary of Somerset Trust Holding Company - Dissenters' Rights of Appraisal" below.

         Please also refer to "Voting Procedures," "Beneficial Ownership of the Bank's Common Stock By Principal Shareholders and Management," "Board of Directors and Executive Officers," and "Transactions and Indebtedness of Management" for general information on voting procedures, principal shareholders and management.

                              Questions and Answers
                       about Voting at the Annual Meeting

Who is entitled to vote?

         Holding the bank's common stock at the close of business on March 10, 2000, the record date, entitles the holder to attend and vote at the meeting. On the record date, approximately 612,500 shares of the bank's common stock were outstanding. Each share of the bank's common stock entitles its holder to one vote on all matters presented at the meeting.

How do I vote?

         There are two methods. You may vote by completing and mailing the enclosed proxy form or by attending the annual meeting and voting in person. If you vote by proxy but wish to change your vote prior to the annual meeting, you may do so by following the procedures described on page 12.

How does discretionary authority apply?

         If you sign your proxy but do not make any selections, you give discretionary authority to the proxy holders to vote on the five proposals. In addition, every proxy gives the holder discretionary authority to vote on other matters that arise at the meeting of which management is not aware. However, the proxy holders will not vote any proxy that withholds authority or that is voted against the reorganization in favor of any adjournment of the meeting.

Is my vote confidential?

         Yes. Only the judges of election and the proxy holders will have access to your proxy. All comments will remain confidential unless you ask that your name be disclosed.

What constitutes a quorum?

         Each matter to be acted upon at the meeting requires the presence of a quorum. As of March 10, 2000, 612,500 shares of common stock were issued and outstanding. The holders of a majority of the outstanding shares, or 306,251 shares, must be present or represented by proxy, in order to establish a quorum. If you vote by proxy or in person, you will be considered part of the quorum.

What vote is required to approve each proposal?

o Approval and adoption of the plan of reorganization and related plan of merger requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of the bank's common stock.

o The five nominees for bank director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected.

         The following proposals require the affirmative vote of a majority of the shares present and entitled to vote at the meeting, in person or by proxy:

         o    Fixing the number of bank directors to be elected at five;
         o    Ratifying the bank's independent auditors; and
         o    Adjourning the meeting to a later date if necessary.

What percentage of stock do the directors and executive officers own?

         Approximately 6.11% of our common stock as of March 10, 2000.

Who are the largest principal shareholders?

         The Edward Scull Trust holds 13.22% of the outstanding shares of the bank's common stock. The trust benefits the nephews and nieces of the late Edward Scull. George S. Cook , the father of G. Henry Cook, President and Chief Executive Officer of the bank, and of Thomas J. Cook, Senior Vice President of the bank, is a beneficiary of the trust.

                                  RISK FACTORS

         You should carefully consider all information in this document, especially the risk factors below, in determining how to vote.

The holding company could issue additional shares of common stock without shareholder approval for various corporate purposes, including to delay or prevent a potential acquisition.

         The holding company's authorized capital consists of 4.0 million shares of common stock. A large number of authorized shares will generally permit the board of directors to have as much flexibility as possible to issue additional shares, without prior shareholder approval, for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits, and employee incentive plans. These additional shares could also be used by the board of directors to delay or prevent a third party's attempt to gain control over the holding company. This could be accomplished by issuing new shares to a management-friendly party. By comparison, the bank has 612,500 authorized shares of common stock, all of which are issued and outstanding. The issuance of new bank shares would require shareholder approval to increase the bank's number of authorized shares.

The holding company's issuance of additional shares of common stock could dilute or depress the value of your shares of the holding company's common stock.

         We anticipate that the holding company will issue approximately 2,450,000 shares of common stock, if the reorganization is completed, and approximately 1,550,000 shares of common stock will remain unissued. Sales of additional shares of stock, or the perception that shares may be sold, could negatively affect the market price of the holding company's stock.

         The issuance of additional shares could also dilute the percentage ownership interest and corresponding voting power of the prior shareholders. Shareholders of the holding company, like shareholders of the bank, will not have preemptive rights, which is the right to subscribe for additional shares being offered on a proportional basis to their stock ownership percentage.

The Pennsylvania Business Corporation Law of 1988 contains strong anti-takeover provisions that apply to corporations registered under Section 12 of the Securities Exchange Act of 1934 and which could delay or prevent an acquisition.

         The Pennsylvania Banking Code of 1965 governs the rights of shareholders of the bank, but the Pennsylvania Business Corporation Law of 1988 will govern the rights of shareholders of the holding company. Under the Business Corporation Law, strong anti-takeover provisions apply to corporations that have their securities registered with the SEC under Section 12 of the Securities Exchange Act of 1934. Although we do not anticipate that the holding company will be required to register under Section 12 in the near future, the holding company would be required to register its stock under Section 12 within 120 days of the end of the calendar year in which it has more than 500 shareholders and more than $10 million in assets on a consolidated basis. As of December 31, 1999, the bank had about $280 million in assets and 410 shareholders, and the holding company is expected to have about the same number of shareholders after the reorganization. These anti-takeover provisions will not apply until the holding company is registered under a Section 12.

         However, after the proposed reorganization, the holding company will automatically become an SEC-reporting company under Section 15(d) of the 1934 Act. A few of the anti-takeover provisions of the Business Corporation Law apply to Section 15(d) companies. To the extent the holding company is permitted by law to do so, it has opted out of these provisions specifically applicable to
Section 15(d)companies. See section entitled "Description of the Holding Company's Capital Securities - Anti-Takeover Provisions Applicable to Registered Corporations."

Reorganizing the bank into a holding company structure will add an additional layer of government regulation that will result in additional costs.

         The bank is already subject to extensive governmental supervision, regulation and control, and the reorganization will result in additional regulation. The holding company will have additional filing and reporting requirements under both the Securities Exchange Act of 1934 and the Securities Act of 1933:

o After completion of the reorganization, as and SEC reporting company the holding company will file periodic financial reports, proxy statements and other information with the SEC.

o The holding company must also file registration statements with the SEC under the Securities Act of 1933, as well as with state securities commissions under state securities laws, for the offer and sale of its securities to the public. Presently, the bank is exempt from the registration requirements under the 1933 Act and from most state registration requirements because of exemptions for bank securities.

These additional filings under both the 1933 and 1934 Acts will entail additional costs, including legal fees.

         The holding company will also be subject to the provisions and restrictions of the Bank Holding Company Act of 1956 and to supervision by the Board of Governors of the Federal Reserve System. It must file an annual report with the Federal Reserve Board, which may also conduct examinations of the holding company. These requirements are designed to protect the safety and soundness of the bank subsidiaries of holding companies. As a result, the holding company will incur legal and other costs. See "Description of the Holding Company Supervision and Regulation of the Holding Company" below.

The forward-looking statements we make in this document are inherently uncertain.

         This proxy statement/prospectus contains forward-looking statements including statements regarding intent, belief, anticipation or current expectations about matters that may or may not occur in the future. A forward-looking statement is any statement that is not a historical fact. These statements are subject to risks, uncertainties and assumptions. These include the risk that projected trends for the continued growth of the bank will not occur. If one or more of these risks or uncertainties occurs or if underlying assumptions prove incorrect, actual results, performance or achievements in 2000 and beyond could differ materially from those stated.

Please read the following warnings as to limitations on the accuracy of information in this proxy statement/prospectus and on the extent of this offering.

         You should not assume that the information in this proxy statement/prospectus or any supplement is accurate as of any other date than the date indicated on those documents.

         This proxy statement/prospectus does not constitute an offer of securities in any jurisdiction in which, or to any person to whom, it is not permitted. Neither does this proxy statement/prospectus cover resales of shares of holding company common stock after completion of the proposed reorganization, and no person is authorized to make use of this proxy statement/prospectus in connection with any resale.


                           PER SHARE PRICE INFORMATION

         There has never been an organized public trading market for the bank's common stock. Bank common stock is traded over-the-counter from time to time. The last reported sale of bank common stock prior to the public announcement of the reorganization on February 18, 2000, was a trade of 580 shares at $55.00 per share on February 16, 2000. Due to the infrequency of trading and the fact that these trades are generally private transactions, we are unable to determine actual trading prices on any given date.

         Because Somerset Trust Holding Company was not yet incorporated at the time of the public announcement on February 18, 2000, the holding company's common stock had no market value. We anticipate that after the reorganization, the per share market value of the holding company's common stock will be approximately one-fourth of the per share market value of the bank's common stock immediately after the reorganization, based on the 4-for-1 stock exchange ratio.


                  GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of Annual Meeting

         The board of directors of Somerset Trust Company, a Pennsylvania-chartered bank and trust company, is furnishing this proxy statement to solicit your proxy for use at the Annual Meeting of Shareholders of the bank and any adjournment of the meeting. The annual meeting will be held at the Board Room at the bank's main office at 151 West Main Street, Somerset, Pennsylvania 15501-0777, on Thursday, April 20, 2000, at 1:00 p.m., Eastern Time.

Purpose of the Annual Meeting

         At the annual meeting, the board of directors of the bank will request that shareholders:

         o Consider and act upon a proposal to approve and adopt a plan of reorganization and related plan of merger, dated March ___, 2000, providing for

              o The reorganization of Somerset Trust Company as the wholly owned subsidiary of Somerset Trust Holding Company through the merger of Somerset Interim Bank, a Pennsylvania-chartered interim banking institution and wholly owned subsidiary of Somerset Trust Holding Company, into Somerset Trust Company; and

              o The exchange of each share of common stock of Somerset Trust Company for four shares of common stock of Somerset Trust Holding Company;

         o Fix the number of bank directors to be elected at the annual meeting at five;

         o Elect five directors of the bank, including three to serve for a three-year term, one to serve for a two-year term and one to serve for a one-year term, and until their successors are properly elected and qualified;

         o Ratify the selection of Stokes, Kelly & Hinds, L.L.C., Certified Public Accountants, of Pittsburgh, Pennsylvania, as the bank's independent auditors for the year ending December 31, 2000;

         o Consider any adjournment of the meeting to a later date, if necessary, to permit further solicitation of proxies in the event there are insufficient votes at the time of the meeting to constitute a quorum or to approve the plan of reorganization and plan of merger; and

         o Transact any other business that may properly come before the annual meeting and any adjournment of the meeting.


                                VOTING PROCEDURES

Voting Securities and Record Date

         The board of directors of the bank has fixed the close of business on March 10, 2000, as the record date for the determination of shareholders of the bank entitled to vote at the annual meeting. On the record date, the bank had issued and outstanding approximately 612,500 shares of common stock, par value $1.00 per share, the only authorized class of stock. Approximately 410 shareholders held these shares. Each outstanding share of common stock entitles the record holder to one vote.

Quorum

         Under Pennsylvania law and the bylaws of the bank, the presence of a quorum is required for each matter to be acted upon at the annual meeting. The holders of a majority of the outstanding shares of common stock, or 306,251 shares, must be present at the meeting, either in person or by proxy, to establish a quorum. For purposes of establishing a quorum, the bank will count as present shareholders represented by proxies marked "withhold" or "abstain." "Broker non-votes" will not be counted in determining the presence of a quorum for the particular matter. "Broker non-votes" are shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have the discretionary voting power on a particular matter. In the absence of a quorum, the board of directors of the bank intends to adjourn the meeting to another place and time without further notice to shareholders, until a quorum is present.

Vote Required for Approval

         Reorganization Proposal. Assuming the presence of a quorum, the required vote for the approval of the reorganization is the affirmative vote of at least two-thirds of the total outstanding shares of common stock. Abstentions and broker non-votes are not votes cast and therefore do not count either for or against the approval and adoption of matters before the meeting. Although abstentions and broker non-votes are not votes cast, they have the practical effect of votes cast against the reorganization proposal.

         If you abstain from voting and do not follow the requirements under Pennsylvania law for dissenters' rights of appraisal, and if at least two-thirds of the outstanding shares of bank common stock vote in favor of the reorganization, you will automatically, without any action on your part, receive four shares of holding company common stock in exchange for each share of bank common stock you hold. However, you will be required to surrender your bank stock certificates for holding company stock certificates.

         Election of Directors. Assuming the presence of a quorum, the five nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld and broker non-votes will count neither for nor against the election of a nominee. Only in the election of directors, each shareholder may, in person or by proxy, multiply the number of votes to which he or she may be entitled by the number of directors to be elected. This is known as "cumulative voting." The shareholder may cast all of his or her cumulative votes for one director candidate, or he or she may distribute the votes among any two or more candidates.

         Other Proposals. A majority of shares present, in person or by proxy, is necessary to approve the following proposals:

         o    Fixing the number of bank directors to be elected;
         o    Ratifying the bank's independent auditors; and
         o    Adjourning the meeting if necessary.

         Although abstentions and broker non-votes do not count either for or against the proposal, they have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

Solicitation of Proxies

         The bank's board of directors is sending this proxy statement/prospectus and the enclosed proxy form to shareholders of the bank on or about March 30, 2000.

         In connection with the solicitation of proxies, the bank will:

         o    Bear the cost of soliciting proxies and

         o Reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable forwarding expenses to the beneficial owners of the stock.

         We estimate that the total amount spent by us on the proxy solicitation will be no more than $2,500. As of March 10, 2000, we have not spent any funds on proxy solicitation.

         The directors, officers and employees of the bank may also solicit proxies personally or by telephone, telegraph, facsimile transmission or other electronic means. The bank will not pay additional compensation for such solicitation.

Voting by Proxy and Revocation of Proxies

         By properly completing and signing a proxy form, you will be appointing the proxy holders to vote your shares at the annual meeting according to your instructions on the proxy form. If a proxy is completed, signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted:

         o FOR the approval and adoption of the plan of reorganization and related plan of merger;

         o FOR the proposal to fix the number of bank directors to be elected at the annual meeting at five;

         o FOR the election of the five nominees for bank director named below;

         o FOR the ratification of Stokes, Kelly & Hinds, L.L.C., Certified Public Accountants of Pittsburgh, Pennsylvania, as the bank's independent auditors for the year ending December 31, 2000; and

         o FOR the adjournment of the meeting to a later date, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the reorganization proposal.

         However, the proxy holders will not vote any proxy that withholds authority or that is voted against the reorganization in favor of any adjournment of the meeting.

         A proxy also gives the persons named as proxy holders the right to vote on other matters incidental to the conduct of the meeting. If other matters are properly brought before the meeting, the proxy holders will vote your proxy in accordance with the recommendations of the bank's management.

         Execution and return of the enclosed proxy will not affect your right to attend the annual meeting and vote in person if you first give notice to Thomas J. Cook, Secretary of the bank. A shareholder of the bank who returns a proxy may revoke the proxy prior to the time it is voted:

         o By giving written notice of revocation to Thomas J. Cook, Secretary, Somerset Trust Company, P.O. Box 777, 151 West Main Street, Somerset, Pennsylvania 15501;

         o By delivering a properly executed proxy bearing a later date to the Secretary of the bank; or

         o By voting in person after giving written notice to the Secretary of the bank.

         Attendance by a shareholder at the annual meeting will not by itself revoke a proxy.


                 BENEFICIAL OWNERSHIP OF THE BANK'S COMMON STOCK
                    BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table provides information, as of March 10, 2000, with respect to the following beneficial owners of the bank's common stock:

         o Each shareholder who owns more than 5% of the bank's outstanding common stock, either on the bank's records or indirectly as a "beneficial" owner,

         o    Each director of the bank,

         o    Each nominee for director, and

         o    All bank executive officers and directors as a group.

         We determined beneficial ownership by applying the General Rules and Regulations of the SEC, which state that a person may be credited with the ownership of common stock:

         o Owned by or for the person's spouse, minor children or any other relative sharing the person's home;

         o Of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and

         o Of which the person has investment power, which includes the power to dispose or direct the disposition of the stock.

         Also, a person who has the right to acquire beneficial ownership of shares within 60 days after March 10, 2000, will be considered to own the shares. Unless otherwise indicated, the persons listed own their shares directly as individuals.


                                                   Amount and  Nature of
                                                 Beneficial Ownership of                   Percentage of Bank's Common
                                                  Bank's Common Stock (1)                  Stock Beneficially Owned (2)
                                                  -----------------------                  ----------------------------
Name and Address
of 5% Holder
------------
Edward Scull Trust                                        80,960                                      13.22%
   Attn: Patrick Wallace,
   Vice President/Trust Office
   Ligonier Office
   PNC Bank NA
   204 E. Main Street
   Ligonier, PA  15658(3)

Name of Individual and
Position with Bank
------------------
G. Henry Cook, President and Chief                      4,852.64 (4)                                    *
   Executive Officer, Chairman
   and Director

Thomas J. Cook                                          4,170.92 (5)                                    *
   Senior Vice President, Secretary,
   Director

Jon C. Clapper,                                              250 (6)                                    *
   Director

Barbara Wheeler Davies,                                    6,960 (7)                                   1.14%
   Director

Dean M. Hottle                                             6,200 (8)                                   1.01%
   Director

John M. Kriak                                                600 (9)                                    *
   Director

Alan L. Miller                                             8,700 (10)                                  1.42%
   Director

Lloyd E. Mostoller                                           608 (11)                                   *
   Director

Marlin C. Sherbine                                           150                                        *
   Director

Richard C. Yeager                                          1,000(12)                                    *
   Director

Edward R. Zeigler                                          1,090(13)                                    *
   Director


                                                   Amount and  Nature of
                                                 Beneficial Ownership of                   Percentage of Bank's Common
                                                  Bank's Common Stock (1)                  Stock Beneficially Owned (2)
                                                  -----------------------                  ----------------------------

All Executive Officers and Directors                    37,395.56                                      6.11%
as a Group (14 persons in total)

----------------------

* Represents beneficial ownership of less than 1% of the bank's common stock.

(1)      Information furnished by the directors and the bank.
(2) Based on 612,500 outstanding shares of common stock as of March 10, 2000.
(3) George S. Cook, father of G. Henry Cook and Thomas J. cook, is a one-sixth beneficiary of the trust, which benefits the nephews and nieces of the late Edward Scull. In addition, George S. Cook holds 24,560 shares, either individually or jointly with his spouse.
(4) Includes 40 shares held jointly with spouse, 200 shares held individually by spouse, 400 shares held by his minor children, 1,104.7897 vested but undistributed shares held in the bank's ESOP, and
         87.85 unvested shares held in the bank's non-qualified ESOP. In addition, G. Henry Cook's parents, George S. and Eve Cook, beneficially own 25,560 shares. George S. Cook is also a beneficiary of the Edward Scull Trust, listed as a principal shareholder. G. Henry Cook's brother, Thomas J. Cook, is an executive officer of the bank and is listed in this table.
(5) Includes 130 shares held jointly with spouse, 200 shares held individually by spouse, 829.5885 vested but undistributed shares held in the bank's ESOP, and 61.33 unvested shares held in the bank's non-qualified ESOP, and 600 shares owned by his adult child residing at home. In addition, Thomas J. Cook's parents, George S. and Eve Cook, beneficially own 25,560 shares. George S. Cook is also the chairman and a beneficiary of the Edward Scull Trust, a principal shareholder. Thomas J. Cook's brother, G. Henry Cook, President of the bank, is an executive officer of the bank and is listed in this table.
(6)      Owned jointly with spouse.
(7) Held in trust. Ms. Davies is the beneficiary. In addition, Ms. Davies' mother, Joan Wheeler, a prior director of the bank, owns 2,370 shares individually and 4,340 shares jointly with her husband.
(8)      Includes 3,000 shares held individually by spouse.
(9)      Includes 400 shares held jointly with spouse.
(10) Includes 1,235 shares held jointly with spouse and 1,485 shares held individually by spouse
(11)     Held jointly with spouse.
(12)     Held jointly with spouse.
(13) Includes 950 shares held jointly with spouse and 50 held individually by his adult son who resides at home.

         In terms of the number of shares, as of March 10, 2000, the affirmative votes of the holders of at least approximately 408,334 shares will result in the approval of the proposed reorganization. The officers and directors, as a group, own 37,395.56 shares, or approximately 9.16% of the shares representing affirmative votes needed to approve the reorganization.

                                 PROPOSAL NO. 1:

                    REORGANIZATION OF SOMERSET TRUST COMPANY
               AS THE SUBSIDIARY OF SOMERSET TRUST HOLDING COMPANY

Description of Reorganization Procedure

         We are asking that you approve a plan of reorganization and related plan of merger that would result in the reorganization of the bank as a subsidiary of Somerset Trust Holding Company. The reorganization involves two steps. First, we incorporated Somerset Trust Holding Company under the Pennsylvania Business Corporation Law of 1988 to be the holding company for the bank, and we organized Somerset Interim Bank under the Pennsylvania Banking Code of 1965 as its wholly owned subsidiary. Somerset Trust Holding Company is a Pennsylvania business corporation, and the interim bank is a Pennsylvania-chartered interim banking institution. Neither the holding company nor the interim bank will conduct any business prior to the reorganization. On March _____, 2000, the boards of directors of the holding company, bank and the interim bank unanimously approved the plan of reorganization and related plan of merger. We are incorporating the plan of reorganization and plan of merger into this proxy statement/prospectus and attaching them as Annex A.

         Next, under the terms of the plan of reorganization and plan of merger, if the bank's shareholders approve the transaction and other conditions are met, the interim bank will merge into the bank on the effective date of the reorganization. The bank will survive as the wholly owned subsidiary of Somerset Trust Holding Company. At that time, the shareholders of the bank will automatically become shareholders of the holding company. Each whole outstanding share of the bank's common stock will automatically represent four shares of the holding company's common stock. The prior shareholders of the bank will cease to have any rights as shareholders of the bank, and their rights will be based solely on their shares of holding company common stock. Alternatively, if demanded in accordance with Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, a shareholder of the bank will have the right to receive cash in the amount of the appraised value of his or her shares of the bank's common stock. See "Dissenters' Rights of Appraisal" below. After the reorganization, the bank will continue its banking business substantially unchanged and under substantially the same management.

         Assuming that no shareholder exercises his or her appraisal rights, the number of shares of the holding company outstanding immediately after the reorganization will be approximately four times the number of shares of the bank outstanding prior to the reorganization.

Amendment or Termination of the Plan of Reorganization and Plan of Merger

          The boards of directors of the holding company, the bank and the interim bank may amend the plan of reorganization and plan of merger by mutual consent either before or after approval by the bank's shareholders. However, no amendments can be made to the provisions relating to the exchange of shares of the bank for shares of the holding company without shareholder approval.

         The boards of directors of the holding company, the bank and the interim bank may terminate the plan of reorganization and plan of merger by mutual consent either before or after approval by the bank's shareholders if the bank's board of directors believes the reorganization would be inadvisable for any other proper reason.

Exchange of Stock, 4-for-1 Exchange Ratio

         On the day of the reorganization, shareholders of the bank who have not perfected dissenters' rights will become shareholders of the holding company without any action by the shareholders. Generally, they will automatically own four times the number of shares of the holding company's common stock as they previously owned of the bank's common stock. Each whole outstanding share of the bank's common stock, par value $1.00 per share, will become four shares of common stock, without par value, of the holding company. Shares held in the bank's two employee stock option plans will also be automatically exchanged for holding company stock. We anticipate that immediately after the reorganization, that each share common stock of the holding company will have a market value of about one-fourth that of each share of bank common stock prior to the reorganization.

         The holding company will not issue fractional shares of common stock in the reorganization, except that fractional bank shares held in the bank's Employee Stock Ownership Plans shall automatically be exchanged at the 4-for-1 ratio for holding company common stock, regardless of whether the exchange results in fractional interests in holding company common stock. Except for bank shares held in these plans, the holding company will pay each former shareholder of the bank cash in an amount equal to the fair market value of any fractional share interest in holding company stock.

         You should not interpret the fact that the holding company's stock has no par value as a negative aspect of the exchange. Par value for corporations has little meaning in today's marketplace. In organizing the holding company, we decided not to assign a par value to its common stock in order to provide for cleaner bookkeeping and maximum flexibility. The lack of par value is not likely to affect the market value of the common stock issued in the exchange.

Exchange of Stock Certificates

         Following the reorganization and until properly requested and surrendered, each outstanding stock certificate of the bank will, for all corporate purposes, represent the number of whole shares of the holding company that the holder would be entitled to receive upon its surrender.

         The bank and the holding company will require that shareholders exchange their present stock certificates, bearing the name "Somerset Trust Company," for new stock certificates, bearing the name "Somerset Trust Holding Company." After the reorganization, the bank and the holding company will send shareholders a notice requiring surrender of the stock certificates of the bank in exchange for stock certificates of the holding company. The holding company may withhold dividends payable after the reorganization from those shareholders who do not exchange their present stock certificates for new stock certificates within a reasonable period of time after receiving the notification to exchange their certificates. The holding company will pay any dividends withheld, without interest, to former shareholders of the bank upon the proper surrender of the bank's common stock certificates.

Failure to Surrender Stock Certificates

         Shareholders of the bank must surrender their stock certificates within two years of receiving notification to exchange their certificates. In the event that any former shareholder of the bank does not surrender his or her stock certificates within that time, the holding company may sell the shares of holding company common stock that would otherwise have been issued. The bank will hold the net proceeds of the sale, together with any cash to which the shareholder is entitled instead of the issuance of a fractional share and any previously accrued and unpaid dividends, in a non-interest bearing account for the shareholder's benefit. After this sale, the only right of the holders of the unsurrendered outstanding certificates will be the right to collect the net sales proceeds, cash and accumulated dividends held for their account. Generally, the net proceeds, cash and accumulated dividends will be paid to the former shareholder of the bank, without interest, only upon the proper surrender of the bank's stock certificates.

Reasons for the Proposed Reorganization

         In our opinion, the reorganization of the bank into a holding company structure will provide greater flexibility in:

         o    Financing,
         o    Engaging in non-banking activities,
         o    Responding to changes in law, and
         o    Acquiring other banks.

         Financing. In order for the bank to continue to grow, additional capital may be necessary. One of the advantages of formation of a holding company is the greater number of alternatives for raising capital. When used, these alternatives as described below may support the growth of the bank and holding company:

         o Authorized Capital. The authorized capitalization of the holding company is 4.0 million shares of common stock. Currently, the bank is only authorized to issue up to 612,500 shares of common stock. The same number of shares are issued and outstanding. If the plan of reorganization and plan of merger are approved, we anticipate that the holding company will issue approximately 2,450,000 shares of its common stock in the reorganization. As a result, the holding company would have approximately 1,550,000 authorized but unissued shares of common stock.

              We have no current plans to approve future issuances of additional shares of common stock. However, we have authorized a larger number of shares of common stock so that we have shares available to provide us with additional business and financing flexibility in the future. The board of directors may use the additional shares without further shareholder approval to:

              o   Issue stock dividends and effect stock splits,
              o   Raise capital,
              o   Provide equity incentives to employees, officers or directors,
              o   Establish strategic relationships with other companies,
              o Expand the holding company's business through the acquisition of other businesses, and
              o Oppose a hostile takeover attempt or delay or prevent an acquisition.

              Also, we believe that the 4-for-1 exchange ratio will make the market for the holding company's common stock more liquid than the market for the bank's common stock, and this should add to our flexibility.

              The further issuance of common stock could dilute the voting rights and book value per share of the common stock of the holding company. See "Risk Factors."

         o Debt Financing. The ability to incur indebtedness at the holding company level and to contribute the proceeds to the bank as equity capital provides further flexibility.

         o Trust Preferred Stock. The issuance of trust preferred stock is one alternative for raising capital. Although the manner in which trust preferred stock is issued is very complicated, the basic form of the transaction is as follows:

              o A holding company creates a special trust subsidiary, usually a Delaware business trust.
              o   The subsidiary issues preferred stock to interested investors.
              o The holding company then issues long-term debt to the subsidiary in return for the subsidiary paying the holding company the proceeds from the sale of the trust preferred stock. The holding company must pay interest to the subsidiary that the subsidiary passes through to the holders of the trust preferred stock.

              The advantages of trust preferred stock to the holding company are that:

              o It qualifies as "Tier 1" capital; A term used by regulators to identify the safest type of capital; and a key factor examined by the holding company's regulators in determining whether a holding company is adequately capitalized.
              o Under current tax law, the holding company's payment of interest to a subsidiary is tax deductible.
              o The issuance of trust preferred stock will not dilute the holding company's common stock equity ownership or earnings per share.

         A bank may not issue trust preferred stock. The holding company structure is necessary to issue such securities. Although we have no plans to issue trust preferred stock at this time, it is possible that we may use this form of financing in the future.

         Non-Banking Activities. Under the Bank Holding Company Act of 1956, as amended, with the prior approval of the Federal Reserve Board, the holding company may organize or acquire other financially oriented businesses without shareholder approval. The holding company has no present plans to expand in this way. Subsidiaries of the holding company not engaged in banking, but rather in activities related to banking, are not subject to geographic restrictions. See section entitled "Description of the Holding Company - Permitted Activities."

         Flexibility in Responding to Changes in Law. The holding company structure will generally provide more flexibility in responding to changes in banking and corporate law. For example, the Gramm-Leach-Bliley Act became law on November 12, 1999. The law repeals provisions in the Banking Act of 1933, also known as the Glass-Steagall Act, to permit a special type of bank holding company, namely, a financial holding company, that may engage in any financial activities that are "financial in nature or incidental to such activities," to include insurance underwriting, agency and brokerage services and investment banking and securities brokerage services.

         Bank Acquisitions. Although we currently have no plans to acquire other banks, the holding company structure will permit greater flexibility in acquiring other banking institutions in the future, if we decide to do so. Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, adequately capitalized and well-managed bank holding companies may acquire banks in any state, subject to deposit concentration limits and approval by the Federal Reserve Board. The Act also permits interstate mergers between adequately capitalized and managed banks, subject to approval by the appropriate regulators. The Act further permits the establishment of new branches in another state if the law of the state where the new branch is located expressly permits it. However, the ability to acquire another bank, either within Pennsylvania or outside Pennsylvania, as an additional subsidiary of the holding company, without merging Somerset Trust Company and the target bank, gives us more options for growth.

Dissenters' Rights of Appraisal

         General. Under the Pennsylvania Banking Code of 1965, which directs that dissenter's rights are governed by the Pennsylvania Business Corporation Law of 1988, shareholders of the bank's common stock have the right to dissent from the merger and reorganization and to obtain payment of the "fair value" of their shares in the event we complete the reorganization. The Pennsylvania Business Corporation Law of 1988 also grants shareholders of the bank the right to dissent from the transaction and receive the "fair value" of their shares.

         If you contemplate exercising your right to dissent, we urge you to read carefully the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, which is attached to this proxy statement/prospectus as Exhibit E. A discussion of the provisions of the statute is included here. The discussion describes the steps that you must take if you want to exercise your right to dissent. You should read both this summary and the full text of the law.

         Send any written notice or demand required concerning your exercise of dissenters' rights to G. Henry Cook, President, Somerset Trust Company, P.O. Box 777, 151 West Main Street, Somerset, Pennsylvania 15501.

         Fair Value. The term "fair value" means the value of a share of the bank's common stock immediately before the day of the merger and reorganization, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the reorganization

         Notice of Intention to Dissent.  If you wish to dissent, you must:

         o File a written notice of intention to demand payment of the fair value of your shares if the reorganization is completed, prior to the vote of shareholders on the reorganization at the annual meeting;

         o Make no change in your beneficial ownership of stock from the date you give notice through the day of the reorganization; and

         o Not vote your stock for approval of the plan of reorganization and plan of merger.

         Voting in favor of the reorganization constitutes a waiver of dissenter's rights of appraisal. Further, neither a proxy marked against approval of the reorganization nor a vote at the annual meeting against approval of the reorganization satisfies the necessary written notice of intention to dissent. A separate written notice must be filed with the bank prior to the vote of shareholders on the reorganization, as described above.

         Notice to Demand Payment. If the reorganization is approved by the required vote of shareholders, the bank will mail a notice to all dissenters who gave due notice of intention to demand payment and who did not vote for approval of the plan of reorganization and plan of merger. The notice will state where and when you must deliver a written demand for payment and where you must deposit certificates for stock in order to obtain payment. The notice will include a form for demanding payment and a copy of the law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

         Failure to Comply with Notice to Demand Payment, etc. You must take each step in the indicated order and in strict compliance with the statute to keep your dissenters' rights. If you fail to follow the steps, you will lose you right to dissent and you will receive four shares of Somerset Trust Holding Company's common stock for each share of the bank's common stock that you hold.

         Payment of Fair Value of Shares. Promptly after the reorganization, the bank will send dissenters, who have timely filed the demand for payment and deposited their stock certificates, the amount that the bank estimates to be the fair value of the stock. The remittance or notice will be accompanied by:

         o A closing balance sheet and statement of income of the bank for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements;

         o A statement of the bank's estimate of the fair value of its common stock; and

         o A notice of the right of the dissenter to demand supplemental payment, accompanied by a copy of the law.

         Estimate by Dissenter of Fair Value of Shares. If a dissenter believes that the amount stated or remitted by the bank is less than the fair value of the stock, the dissenter may send an estimate of the fair value of the stock to the bank. If the bank remits payment of estimated value of a dissenter's stock and the dissenter does not file his or her own estimate within 30 days after the bank mailed its remittance, the dissenter will be entitled to no more than the amount remitted by the bank.

         Valuation Proceeding. If any demands for payment remain unsettled within 60 days after the latest to occur of:

              o   The reorganization,

              o   The bank's timely receipt of any demands for payment, or

              o The bank's timely receipt of any estimates by dissenters of the fair value,

then, the bank may file an application, in the Court of Common Please of Somerset County, requesting that the court determine the fair value of the stock. If this happens, all dissenters, no matter where they reside, whose demands have not been settled, shall be made parties to the proceeding. In addition, a copy of the application will be delivered to each dissenter.

         If the bank fails to file the application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against the bank, may file an application in the name of the bank at any time within the 30-day period after the expiration of the 60-day period and request that the Somerset County Court determine the fair value of the shares. The fair value determined by the Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files an application, then each dissenter entitled to do so shall be paid the bank's estimates of the fair value of the common stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Court finds fair and equitable.

         Costs and Expenses. The costs and expenses of any valuation proceedings in the Somerset County Court, including the reasonable compensation and expenses of any appraiser appointed by the Court to recommend a decision on the issue of fair value, will be determined by the Court and assessed against the bank except that any part of the costs and expenses may be apportioned and assessed by the Court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the Court finds to be arbitrary, vexatious or in bad faith.

Conditions To The Reorganization

         The reorganization will not occur unless the following conditions are met:

         o    "Shareholders approve the transaction,"

         o The Pennsylvania Department of Banking must approve the organization of the interim bank and the merger of the interim bank into the bank. On March ___, 2000, the organizers of the interim bank filed an application with the Department of Banking for approval to charter the interim bank. After receiving approval for the interim bank charter, we will file an application to merge with the interim bank. The Department of Banking must grant approval for the proposed merger prior to completion of the proposed transactions.

         o The interim bank must also file an Application for Federal Deposit Insurance with the Federal Deposit Insurance Corporation to obtain federal insurance to cover deposits. On March ___, 2000, we filed this application with the FDIC. The application remains pending.

         o Under the Bank Merger Act, the Board of Governors of the Federal Reserve System, as the bank's primary federal regulator, must approve the merger of the bank into the interim bank. We will file a Bank Merger Act application with the federal reserve after the Department of Banking has approved the interim bank charter application. The Federal Reserve must approve the merger between the bank and the interim bank prior to completion of the proposed transactions.

         o The formation of a bank holding company requires the approval, or letter of nonobjection, of the Board of Governors of the Federal Reserve System. The holding company filed a notice with the Federal Reserve Bank of Cleveland of its proposal to become a bank holding company on March ___, 2000, and the Federal Reserve Board issued a letter of nonobjection to the proposal on __________, 2000.

         In general, the bank regulatory authorities may disapprove this transaction if the reorganization and merger of the interim bank with and into the bank and the reorganization of the bank into a one-bank holding company would not be consistent with adequate sound banking practices and would not be in the public interest.

         In addition, the merger of the interim bank with the bank may not occur for 15 days from the date of the latest approval by the Pennsylvania Department of Banking, the FDIC and Federal Reserve Board. If the United States Department of Justice has issued a challenge on anti-trust grounds, the regulators may extend the waiting period. The merger of the interim bank with the bank and the reorganization of the bank into a one-bank holding company cannot proceed in the absence of these regulatory approvals. We cannot assure that the bank regulatory authorities will issue all necessary approvals for the reorganization and merger, or that they will issue the approvals in a timely manner. If the regulators issue the necessary approvals in time, the bank and holding company anticipates completing the reorganization immediately after obtaining shareholder approval, by June 30, 2000.

          The approval of the bank regulatory authorities reflects only their view that the transaction does not violate the competitive standards of the law and is consistent with regulatory concerns relating to bank management and to the safety and soundness of the banking system. You should not interpret their approval as an opinion by the bank regulatory authorities that the reorganization is favorable to shareholders from a financial point of view or that the terms of the exchange are fair. The bank regulatory authorities' approval is not an endorsement or recommendation of the reorganization and merger.

Closing Date

         The reorganization and the merger of the interim bank with the bank will take place at the time specified on the letters of official certification to be issued by the Department of Banking and the Federal Reserve. Presently, the bank plans to request that the Pennsylvania Department of Banking and the Federal Reserve issue their certification for closing the transaction by no later than June 30, 2000. Neither the Department of Banking nor the Federal Reserve has yet approved the proposed transactions. Furthermore, the Department of Banking and the Federal Reserve will not issue their letters of certification for closing the transaction until the bank gives notice to the Department of Banking and the Federal Reserve that holders of at least two-thirds of the issued and outstanding shares of common stock of the bank have approved and adopted the plan of reorganization and plan of merger. The regulators' approval is not an endorsement or recommendation of the reorganization and merger.

Tax Consequences

         Shumaker Williams, P.C., Special Counsel to the bank and holding company, issued a tax opinion dated March 9, 2000, regarding federal tax consequences of the proposed transaction, the contents of which are summarized below. The opinion is attached as an exhibit to the Registration Statement, filed with the SEC, of which this proxy/prospectus forms a part. This is only a general description of the material federal income tax consequences of the reorganization. We recommend that you consult your own tax advisors as to particular facts and circumstances that may be unique to you and not common to shareholders as a whole and also as to any estate, gift, state, local or foreign tax consequences arising out of this transaction. We do not anticipate that the law will change before closing.

         The following is a summary of the opinion of Shumaker Williams, P.C. and is not binding on the Internal Revenue Service. Under the current provisions of the Internal Revenue Code of 1986, we anticipate that:

         o The bank, the holding company and the interim bank will recognize no gain or loss because of the reorganization;

         o The bank's shareholders will recognize no gain or loss upon the exchange of the bank's common stock solely for the holding company's common stock in accordance with the reorganization, except for

              o   That gain or loss recognized due to the receipt of cash which is received by any dissenting shareholder of the bank, and
              o   That gain or loss recognized due to the receipt of cash by any shareholder in lieu of fractional shares of the holding company's common stock;

         o The tax basis of the holding company's common stock received by each of the bank's shareholders will be the same as the tax basis of the bank's common stock owned prior to the reorganization by the shareholder;

         o The holding period of the holding company's common stock received by the bank's shareholders, generally, will include the holding period of the bank's common stock, provided that the common stock of the bank was held as a capital asset on the date of the exchange;

         o The payment of cash to the bank's shareholders in lieu of their fractional share interests of the holding company's common stock generally will represent a distribution in full payment in exchange for the fractional share interest in the holding company and will qualify as a capital gain or loss; and

         o Any distribution by the surviving bank to the holding company for the repayment of the loan to charter the interim bank will not have any tax consequence.

             (End of Summary of Opinion by Shumaker Williams, P.C.)

         In general, under Section 302(a) of the Internal Revenue Code, dissenting shareholders will treat any cash they receive from the bank in redemption of their bank common stock as a capital gain or loss, if the shares are held as a capital asset. Otherwise, the tax law would require shareholders to treat cash as ordinary income. It is possible, however, that the provisions of Section 302(a) will not apply to a particular dissenting shareholder due to rules that treat some shareholders as owning shares actually owned by other individuals and entities, including certain individuals related to the shareholder and certain partnerships, estates, trusts and corporations in which the shareholder has an interest. If these rules apply, the amounts the bank pays to the dissenting shareholder may be taxable as dividends.

         Under current Pennsylvania personal income tax law, shareholders who reside in Pennsylvania will not recognize a gain or loss on the exchange of the bank's common stock for the holding company's common stock, except for shareholders exercising dissenters' rights and except for fractional shares. The holding company's common stock under current Pennsylvania law is not subject to personal property taxes in the various counties of Pennsylvania.

         In some jurisdictions, the state and local law treats shares of common stock of a business corporation like the holding company differently from shares of stock of a banking institution.

We urge you to consult your own tax advisors to make an individual appraisal of the federal, state and local income tax and personal property and other tax consequences of the reorganization and the exercise of dissenters' rights.

Accounting Treatment

         We intend to treat the proposed reorganization as a pooling-of-interests for financial accounting purposes. The pooling-of-interest method of accounting for a business combination reflects the union of ownership between the entities involved. Results of operations are restated for prior periods as if the entities involved had always been combined. Immediately after the reorganization, its consolidated financial statements of the holding company will be substantially equivalent to the bank's financial statements prior to the reorganization. The holding company's parent-only financial statements will reflect its investment in 100% of the shares of the bank's common stock.

Trading and Resale of Holding Company Common Stock

         The bank's shares are sold from time to time in the over-the-counter market and in private transactions. Initially, we do not expect that holding company's common stock will trade on a more frequent basis following the merger. We have no plans to list shares of the holding company's common stock on any stock exchange, although we may do so in the future.

         The holding company is registering its common stock to be issued in the reorganization with the SEC under the Securities Act of 1933. Following the reorganization, former shareholders may freely resell or otherwise transfer their shares, except those former shareholders who are deemed "affiliates" of the holding company, within the meaning of Rules 144 and 145 under the Securities Act. An affiliate is any person who directly or indirectly controls, is controlled by, or is under common control with the holding company. In general terms, any person who is an executive officer, director or 10% shareholder of the bank at the time of the shareholders' meeting may be deemed to be an affiliate of the bank, and an affiliate of the holding company upon completion of the reorganization, for purposes of Rules 144 and 145. This proxy statement/prospectus does not cover resales of shares of the holding company's common stock to be issued to affiliates of the holding company in connection with the transaction.

         The holding company's common stock received by persons who are deemed to be affiliates of the holding company may be resold only:

         o    In compliance with the resale provisions of Rule145(d);

         o In compliance with the provisions of another applicable exemption from the registration requirements of the Securities Act; or

         o Pursuant to an effective registration statement filed with the SEC.

         In general terms, Rules 144 and 145(d) under the Securities Act permit an affiliate of the holding company to sell shares of the holding company's common stock received by him or her in ordinary brokerage transactions subject to limitations on the number of shares that may be resold in any consecutive 3- month period. Generally, the affiliate, not acting in concert with others, may not sell that number of shares which is more than 1% of the outstanding shares of the holding company's common stock during the 3-month period.

         The ability of affiliates to resell shares of the holding company's common stock received in the transaction under Rule 144 and Rule 145(d) is subject to the holding company's having satisfied its 1934 Act reporting requirements, if any, for specified periods prior to the time of sale.

         The limitations under Rules 144 and 145(d) will cease to apply in the case of a person who is no longer an affiliate of the holding company and has not been an affiliate of the holding company for at least three months, if a period of at least two years has elapsed since the date the prior affiliate acquired the holding company's shares in the reorganization.

         Finally, under accounting rules for a pooling-of-interest transaction, an affiliate of the bank may not, as a general rule and subject to an exception in the case of some very small sales:

         o Sell any shares of the holding company's common stock during the 30-day period immediately preceding the day of the reorganization; or

         o Sell any shares of the holding company's common stock received by him or her in exchange for shares of the bank's common stock until after the publication of financial results covering at least 30 days of post-reorganization operations.

Capitalization

         We set forth below the capitalization:

         o    Of the bank on December 31, 1999,
         o    Of the interim bank at its organization on _________, 2000, and
         o    Of the holding company at initial formation on March 3, 2000.

                                            Somerset Trust      Somerset       Somerset Trust
                                                Company       Interim Bank     Holding Company
                                                -------       ------------     ---------------
Prior to Merger

Number of Shares Authorized,
     Common Stock, par value
     $1.00 for bank, $1.00 for interim
     bank and without par value
       for holding company...............         612,500        1,000,000        4,000,000

Number of Shares outstanding:
      Common Stock.......................         612,500          100,000 (1)            3 (2)

Capital Accounts:
      Common Stock.......................         612,500          100,000 (1)            3 (2)
      Capital Surplus....................       2,501,959           55,000 (1)
      Retained Earnings..................      23,143,036                0                0
      Accumulated other
      Comprehensive (loss) income........      (3,267,383)               0                0
      Unearned ESOP shares...............         (92,500)               0                0
                                                 --------                -                -
Total Equity Capital.....................      22,897,612          155,000                3

         Set forth below is the same information, as adjusted to reflect the reorganization and the merger of the interim bank into the bank:

After Merger

Number of Shares Authorized,
        Common Stock, par value
        $1.00 for bank, $1.00 for interim
        bank and without par value
        for holding company                       612,500                0        4,000,000

Number of Shares Outstanding:
     Common Stock par value
     $1.00 for bank, $1.00 for
     interim bank and without
     par value for holding
     company.............................         612,500                0 (3)    2,450,000 (4)

Capital Accounts:
     Common Stock........................         612,500                0        3,114,459
     Capital Surplus.....................       2,501,959                0               --
     Retained Earnings...................      23,143,036                0       23,143,036
     Accumulated other
         Comprehensive (loss) Income.....      (3,267,383)               0       (3,267,383)
       Unearned ESOP shares..............         (92,500)               0          (92,500)
                                                 --------                -         --------
Total Equity Capital.....................      22,897,612 (5)            0       22,897,612 (6)

--------------------

(1) Represents shares issued upon the initial capitalization of the interim bank for $1.55 per share. The organizers of the interim bank subscribed for 3,000 shares, and Somerset Trust Holding Company subscribed for 97,000 shares. At the time the merger is completed, the organizers will transfer their 3,000 shares to Somerset Trust Holding Company at the same purchase price, $1.55 per share. The $55,000 in capital surplus includes a $5,000 expense fund, as required by the Pennsylvania Banking Code of 1965.

(2) Represents three shares issued to the incorporators of the holding company for $1.00 per share. At the time of the merger, Somerset Trust Holding Company will repurchase these shares at the same purchase price, $1.00 per share, and retire them.

(3) Represents the merger of the interim bank into the bank. At the time of the merger, the 100,000 shares of interim bank common stock will be exchanged for 612,500 shares of bank common stock.

(4) Represents the maximum number of shares to be issued to the holders of common stock of the bank as the result of the merger. No fractional shares of holding company common stock will be issued in the reorganization, except that fractional bank shares held in the bank's Employee Stock Ownership Plans, or ESOP's, shall automatically be exchanged at the 4-for-1 ratio for holding company common stock, regardless of whether the exchange results in fractional interests in holding company common stock. Except for bank shares held in these plans, the holding company will pay for any fractional interests in cash. The payment of cash to fractional shareholders and to shareholders who exercise their dissenters' rights could reduce the number of outstanding shares the holding company issues.

(5) Total equity capital reflects the capital accounts after payment of the $155,000 dividend to the holding company to repay its loan to purchase the shares that provided the funds for the initial capitalization of the interim bank. This borrowing will be through an unaffiliated bank in Pennsylvania at approximately prime rate. If the proposed reorganization had occurred on January 1, 1999, the payment of the dividend to repay the holding company' s loan would have reduced interest income for the bank's 1999 fiscal year by less than $500.

(6)      Amounts after the merger are on a consolidated basis.

Other Financial Information

         Immediately following the effective time of the reorganization, the consolidated financial statements of Somerset Trust Holding Company will be substantially the same as the bank's financial statements immediately prior to the reorganization. Prior to the closing of the reorganization, the holding company will not have commenced operations and will have no material assets or liabilities.

         Please refer to the bank's 1999 Annual Report, which is being delivered to bank shareholders with this proxy statement/prospectus, for additional financial information about the bank.

                       DESCRIPTION OF THE HOLDING COMPANY

Organization and Description of Business

         We organized the holding company as a Pennsylvania business corporation on March 3, 2000, for the purpose of forming a bank holding company. The articles of incorporation of the holding company authorize the issuance of up to
4.0 million shares of common stock, without par value. The holding company has authorized the issuance of three shares of its common stock to its three incorporators.

         We expect that the primary function of the holding company will be to own of all of the bank's common stock. The holding company's profitability will depend on the financial results of its operating subsidiary, the bank. In the future, we may decide to acquire or form additional subsidiaries, which could include other banks.

         At present, the holding company does not own or lease any property and has no paid employees. It will not actively engage in business until after the completion of the proposed reorganization. Until the day of the reorganization, the holding company will use the bank's space and employees without payment. After the reorganization, it will reimburse the bank on a fair and reasonable basis for all services furnished to it and for all expenses which the bank pays on its behalf

         Copies of the articles of incorporation and by-laws of the holding company are attached to this proxy statement/prospectus as Annexes B and C. We recommend that you read them carefully.

Properties

         The holding company does not own or lease any properties. For information about properties which the bank owns or leases, see "Description of the Bank - Properties."

Management

         The same persons who serve on the board of directors of the bank also serve on the board of directors of the holding company. See "Description of the Bank - Directors and Executive Officers" below. After the reorganization, the holding company will be the sole shareholder of the bank and will elect approximately one-third of the directors of the bank annually to serve for a three-year term. The board of directors of the holding company will appoint the officers of the holding company annually.

         The following table provides information about the current officers of the holding company. All of these officers also serve as officers of the bank and are employees of the bank.

                           Age as of
       Name              March 10, 2000                  Position
       ----              --------------                  --------
G. Henry Cook                  50               President and Chief Executive
                                                Officer, Chairman of the Board
Andrew F. Cook                 43               Vice President
Richard W. Stern               51               Treasurer
Thomas J. Cook                 46               Secretary

Executive and Director Compensation

         Because the holding company was not in existence in 1999, it paid no compensation to its directors and officers for that year. Further, the holding company has paid no compensation to its directors or officers to date in 2000. We anticipate that together the holding company and the bank will pay directors and officers the same compensation which they currently receive, with such increases in the future as may have occurred had the proposed reorganization not occurred. Although the holding company will hold several board meetings each year, we expect the total amount spent on directors for their attendance at board meetings to remain the same as before the reorganization. The holding company will not pay its directors separate compensation for their attendance at board meetings, but the bank will continue to compensate directors for their attendance at bank board meetings. See "Description of the Bank - Director Compensation" below.

Information about Beneficial Ownership of Significant Shareholders, Directors and Executive Officers

         After the reorganization, we anticipate that the percentage ownership of the holding company by each of its significant shareholders, directors and executive officers will be approximately the same as each such individual's percentage ownership of the bank immediately prior to the reorganization. See "Beneficial Ownership of the Bank's Common Stock by Principal Shareholders and Management." Andrew F. Cook, who is not an executive officer of the bank but who is Vice President of the holding company, beneficially owned 3,350 shares of bank common stock, as of March 10, 2000, which includes 2,550 shares held directly, 200 shares held individually by his spouse, and 600 shares held by his three minor children.

Relationships and Related Transactions

         G. Henry Cook, President and Chief Executive Officer, Andrew F. Cook, Vice President, and Thomas J. Cook, Secretary, are brothers. Their father, George S. Cook, is a beneficiary of the Edward Scull Trust, a principal shareholder of the bank, which will become a principal shareholder of the holding company after the reorganization. In addition, the information regarding material relationships between the directors and officers of the bank and transactions between the directors and officers of the bank and the bank also applies to the holding company. Please refer to "Description of the Bank - Relationships and Related Transactions."

Directors' and Officers' Indemnification and Limits on Liability

         The holding company's bylaws provide for indemnification of its directors, officers, employees and agents against liabilities and expenses incurred in legal proceedings concerning the holding company, to the fullest extent permitted under Pennsylvania corporate law. Indemnification will only apply to persons who act in good faith, in a manner he or she reasonably believed to be in the best interest of the company, without willful misconduct or recklessness.

         We expect to extend the present directors' and officers' liability insurance policy to cover the holding company's directors and officers without significant additional cost. This liability policy would cover the typical errors and omissions liability associated with the activities of the holding company. The provisions of the insurance policy would probably not indemnify any of the holding company's officers and directors against liability arising under the Securities Act of 1933. In the opinion of the SEC, indemnification of officers, directors or persons controlling the holding company for liabilities arising under the 1933 Act is against public policy and unenforceable.

         The holding company's bylaws also limit the liability of directors for monetary damages to acts of self-dealing, willful misconduct or recklessness, unless the act constitutes a crime or involves liability for the payment of taxes. We believe that these provisions will help reduce baseless litigation, but they may also make it more difficult for shareholders to sue these persons on behalf of the company.

Supervision and Regulation of the Holding Company

         The Securities Act of 1933 - The Offer and Sale of Securities. Under the1933 Act, the holding company will be subject to the jurisdiction of the SEC for matters relating to the offer and sale of its securities. Presently, the bank is exempt from the SEC registration requirements and most state registration requirements because of exemptions for bank stock. Accordingly, additional issuances of the holding company's stock to raise capital or for dividend reinvestment, stock option and other plans will require registration, absent any exemption from registration. Registration will result in additional costs that the bank does not presently have to incur.

         The Securities Exchange Act of 1934 - Periodic Reporting Requirements. The bank's common stock is not registered under Section 12 of the Securities Exchange Act of 1934 and is not subject to the 1934 Act periodic reporting requirements under Section 15(d) or to regulations regarding proxy solicitations or tender offers. After the reorganization, however, Section 15(d) of the 1934 Act will require that the holding company will file periodic reports, proxy statements and other information with the SEC, although the holding company will not be SEC-registered under Section 12. The reports will include consolidated financial information about the holding company and the bank.

         The Bank Holding Company Act of 1956 - Supervision by the Federal Reserve Board. On the day of the reorganization, the holding company will become subject to the provisions of the Bank Holding Company Act of 1956, as amended, and to supervision by the Federal Reserve Board. The following restrictions will apply:

         o General Supervision by the Federal Reserve Board. As a bank holding company, our activities will be limited to the business of banking and activities closely related or incidental to banking. Bank holding companies are required to file periodic reports with and are subject to examination by the Federal Reserve Board. The Board has adopted a risk-focused supervision program for small shell bank holding companies which is tied to the examination results of the subsidiary bank. The Federal Reserve Board has issued regulations under the Bank Holding Company Act that require a bank holding company to serve as a source of financial and managerial strength to its subsidiary banks. As a result, the Federal Reserve Board may require that the holding company stand ready to provide adequate capital funds to Somerset Trust Company during periods of financial stress or adversity.

         o Restrictions on Acquiring Control of other Banks and Companies. A bank holding company may not:

                o Acquire direct or indirect control of more than 5% of the outstanding shares of any class of voting stock, or substantially all of the assets of, any bank, or
                o Merge or consolidate with another bank holding company without prior approval of the Federal Reserve Board.

                In addition, a bank holding company may not:

                o       Engage in a non-banking business, or
                o Acquire ownership or control of more than 5% of the outstanding shares of any class of voting stock of any company engaged in a non-banking business unless the business is determined by the Federal Reserve Board to be so closely related to banking as to be a proper incident to banking. In making this determination, the Federal Reserve Board considers whether these activities offer benefits to the public that outweigh any possible adverse effects.

         o Anti-Tie-In Provisions. A bank holding company and its subsidiaries may not engage in certain tie-in arrangements in connection with any extension of credit or provision of any property or services. The so-called "anti-tie-in" provisions state generally that a bank may not:

                o       Extend credit,
                o       Lease or sell property, or
                o Furnish any service to a customer on the condition that the customer provide additional credit or service to the bank or its affiliates, or on the condition that the customer not obtain other credit or service from a competitor of the bank.

         o Restrictions on Extensions of Credit by Banks to their Holding Companies. Subsidiary banks of a bank holding company are also subject to restrictions imposed by the Federal Reserve Act on:

                o Any extensions of credit to the bank holding company or any of its subsidiaries,
                o Investments in the stock or other securities of the bank holding company, and
                o Taking these stock or securities as collateral for loans to any borrower.

         o Risk-Based Capital Guidelines. Bank holding companies must comply with the Federal Reserve Board's risk- based capital guidelines. The required minimum ratio of total capital to risk-weighted assets, including certain off-balance sheet activities, such as standby letters of credit, is 8%. At least half of the total capital is required to be "Tier I Capital," consisting principally of common stockholders' equity, less certain intangible assets. The remainder, "Tier II Capital," may consist of:

                o       Some types of preferred stock,
                o       A limited amount of subordinated debt,
                o       Some forms of hybrid capital instruments,
                o       Other debt securities, and
                o       A limited amount of the general loan loss allowance.

                The risk-based capital guidelines are required to take adequate account of interest rate risk, concentration of credit risk, and risks of nontraditional activities.

         o Capital Leverage Ratio Requirements. The Federal Reserve Board requires a banking holding company to maintain a leverage ratio of a minimum level of Tier I capital (as determined under the risk-based capital guidelines) equal to 3% of average total consolidated assets for those bank holding companies that have the highest regulatory examination rating and are not contemplating or experiencing significant growth or expansion. All other bank holding companies are required to maintain a ratio of at least 1% to 2% above the stated minimum. The bank is subject to almost identical capital requirements adopted by the FDIC.

         o Restrictions on Control Changes. The Change in Bank Control Act of 1978 requires persons seeking control of a bank or bank holding company to obtain approval from the appropriate federal banking agency before completing the transaction. "Control" is generally presumed to be the power to vote 10% or more of a company's voting stock. The Federal Reserve Board is responsible for reviewing changes in control of bank holding companies. In doing so, the Federal Reserve Board reviews the financial position, experience and integrity of the acquiring person and the effect on the financial condition of the bank holding company, relevant markets and federal deposit insurance funds.

         The Pennsylvania Banking Code of 1965 - Supervision by the Pennsylvania Department of Banking. As a Pennsylvania bank holding company, the holding company will also be subject to regulation and examination by the Pennsylvania Department of Banking. For example, the holding company must obtain the Department's approval to acquire any additional banks located in Pennsylvania.

         The Riegle-Neal Interstate Banking and Branching Efficiency Act of
1994 - Interstate Banking. Prior to the passage of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, also known as the Interstate Banking Act, the Bank Holding Company Act prohibited a bank holding company located in one state from acquiring a bank located in another state, unless the law of the state where the bank to be acquired was located specifically authorized the acquisition. Similarly, prior law generally prohibited interstate branching by a single bank. The Interstate Banking Act permits an adequately capitalized and adequately managed bank holding company to acquire a bank in another state whether or not the law of that other state permits the acquisition, subject to deposit concentration caps and approval by the Federal Reserve Board. The law permits states to require stricter concentration limitations or to require that the target be in existence for up to 5 years before an out-of-state bank or bank holding company may acquire it. In contrast to interstate acquisitions and mergers, the Interstate Banking Act permits acquisitions of less than all branches of a bank only if the state's laws permit it.

         In addition, under the Interstate Banking Act, an adequately capitalized and well managed bank can engage in interstate expansion by merging with a bank in another state, unless the other state affirmatively opted out of the legislation before June 1, 1997. The Interstate Banking Act also permits the establishment of new branches in another state, but only if a state affirmatively opts in by adopting appropriate legislation.

         Finally, a bank holding company or bank may not acquire a bank outside its home state primarily for the purpose of deposit production, and the transaction must not have a negative impact on the communities that the target bank serves.

Permitted Activities

         The Federal Reserve Board permits bank holding companies to engage in activities so closely related to banking or managing or controlling banks as to be a proper incident of banking. In 1997, the Federal Reserve Board significantly expanded its list of permissible non-banking activities to improve the competitiveness of bank holding companies. The following list includes activities that a holding company may presently conduct and is subject to change by the Federal Reserve Board:

         o Making, acquiring or servicing loans and other extensions of credit for its own account or for the account of others.

         o Any activity used in connection with making, acquiring, brokering, or servicing loans or other extensions of credit, as determined by the Federal Reserve Board. The Board has determined that the following activities are permissible:

                o       Real estate and personal property appraising;
                o       Arranging commercial real estate equity financing;
                o       Check-guaranty services;
                o       Collection agency services;
                o       Credit bureau services;
                o       Asset management, servicing, and collection activities;
                o Acquiring debt in default, if the holding company divests shares or assets securing debt in default that are not permissible investments for bank holding companies within prescribed time periods, and meets certain other conditions; and
                o       Real estate settlement services.

         o Leasing personal and real property or acting as agent, broker, or advisor in leasing property, provided that:

                o       The lease is a nonoperating lease;
                o       The initial term of the lease is at least 90 days;
                o If real property is being leased, the transaction will compensate the lessor for at least the lessor's full investment in the property and costs, with certain other conditions.

         o Operating nonbank depository institutions, including an industrial bank or savings association.

         o Performing functions or activities that may be performed by a trust company (including activities of a fiduciary, agency or custodial nature), in the manner authorized by federal or state law, so long as the holding company is not a bank.

         o Acting as investment or financial advisor to any person, including:

                o Serving as investment advisor to an investment company registered under the Investment Company Act of 1940;

                o Furnishing general economic information and advice, general economic statistical forecasting services, and industry studies;

                o Providing advice in connection with mergers, acquisitions, divestitures, investments, joint ventures, capital structuring, financing transactions, and conducting financial feasibility studies;

                o Providing general information, statistical forecasting, and advice concerning any transaction in foreign exchange, swaps and similar transactions, commodities, and options, futures and similar instruments;

                o Providing educational courses and instructional materials to consumers on individual financial management matters; and

                o Providing tax planning and tax preparation services to any person.

         o Agency transactional services for customer investments, including:

                o Securities brokerage -- Providing securities brokerage services, whether alone or in combination with investment advisory services, and incidental activities, including related securities credit activities compliant with Federal Reserve Board Regulation T and custodial services, if the securities brokerage services are restricted to buying and selling securities solely as agent for the account of customers and do not include securities underwriting or dealing.

                o Riskless-principal transactions -- Buying and selling all types of securities in the secondary market on the order of customers as a "riskless principal."

                o Private-placement services -- Acting as agent for the private placement of securities in accordance with the requirements of the Securities Act of 1933 and the rules of the Commission.

                o Futures commission merchant -- Acting as a futures commission merchant for unaffiliated persons in the execution and clearance of any futures contract and option on a futures contract traded on an exchange in the United States or abroad, if the activity is conducted through a separately incorporated subsidiary of the bank holding company and the company satisfies certain other conditions.

         o      Investment transactions as principal:

                o Underwriting and dealing in government obligations and money market intruments, including bankers' acceptances and certificates of deposit, under the same limitations applicable if the activity were performed by the bank holding company's subsidiary member banks.

                o       Engaging as principal in:

                        o     Foreign exchanges, and
                        o Forward contracts, options, futures, options on futures, swaps, and similar contracts, with certain conditions.

                o       Buying and selling bullion, and related activities.

         o      Management consulting and counseling activities:

                o Subject to some limitations, management consulting on any matter to unaffiliated depository institutions, or on any financial, economic, accounting, or audit matter to any other company.

                o Providing consulting services to employee benefit, compensation, and insurance plans, including designing plans, assisting in the implementation of plans, providing administrative services to plans, and developing employee communication programs for plans.

                o       Providing career counseling services to:

                        o A financial organization and individuals currently employed by, or recently displaced from, a financial organization;
                        o Individuals who are seeking employment at a financial organization; and
                        o Individuals who are currently employed in or who seek positions in the finance, accounting, and audit departments of any company.

         o      Support services:

                o       Providing limited courier services; and

                o Printing and selling checks and related items requiring magnetic ink character recognition.

         o      Insurance agency and underwriting:

                o Subject to some limitations, acting as principal, agent, or broker for credit life, accident, health and unemployment insurance that is directly related to an extension of credit by the bank holding company or any of its subsidiaries.

                o Engaging in any insurance agency activity in a place where the bank holding company or a subsidiary of the bank holding company has a lending office and that has a population not exceeding 5,000 or has inadequate insurance agency facilities, as determined by the Federal Reserve Board.

                o Supervising, on behalf of insurance underwriters, the activities of retail insurance agents who sell fidelity insurance and property and casualty insurance on the real and personal property used in the bank holding company's operations or its subsidiaries, and group insurance that protects the employees of the bank holding company or its subsidiaries.

                o Engaging in any insurance agency activities if the bank holding company has total consolidated assets of $50 million or less, with the sale of life insurance and annuities being limited to sales in small towns or as credit insurance.

         o Making equity and debt investments in corporations or projects designed primarily to promote community welfare, and providing advisory services to these programs.

         o Subject to some limitations, providing others financially oriented data processing or bookkeeping services.

         o Issuing and selling money orders, travelers' checks and United States savings bonds.

         o Providing consumer financial counseling that involves counseling, educational courses and distribution of instructional materials to individuals on consumer-oriented financial management matters, including debt consolidation, mortgage applications, bankruptcy, budget management, real estate tax shelters, tax planning, retirement and estate planning, insurance and general investment management, so long as this activity does not include the sale of specific products or investments.

         o      Providing tax planning and preparation advice.

Permitted Activities for Financial Holding Companies

         The Gramm-Leach-Bliley Financial Services Modernization Act, signed into law on November 12, 1999, amends the Bank Holding Company Act of 1956 to create a new category of holding company - the "financial holding company." To be designated as a financial holding company, a bank holding company must file an application with the Federal Reserve Board. The holding company must be well capitalized and well managed, as determined by Federal Reserve Board regulations. Once a bank holding company becomes a financial holding company, the holding company or its affiliates may engage in any financial activities that are "financial in nature or incidental to such activities." Furthermore, the Federal Reserve may approve a proposed activity if it is "complementary" to financial activities and does not threaten the safety and soundness of banking. The act provides an initial list of activities that constitute activities that are financial in nature, including:

         o      Lending and deposit activities,
         o Insurance activities, including underwriting, agency and brokerage,
         o      Providing financial investment advisory services,
         o Underwriting in, and acting as a broker or dealer in, securities,
         o      Merchant banking, and
         o      Insurance company portfolio investment.

         The primary tool granted the Federal Reserve under the Act is the authority to require that the financial holding company remain well capitalized and well managed.

                                 PROPOSAL NO. 2:

                       TO FIX THE NUMBER OF BANK DIRECTORS
                                  TO BE ELECTED

         Article II of the bylaws of the bank provides for a board of directors not less than five nor more than 25 in number. Articles II of the bank's bylaws also states that the shareholders shall determine the number of directors to be elected at the annual meeting. The board of directors is proposing that shareholders fix the number of directors to be elected at five, resulting in a total of eleven directors on the board. Unless otherwise instructed, the proxy holders will vote the proxies for this proposal.

         The board of directors recommends that shareholders vote FOR the proposal to fix the number of directors to be elected at five.


                                 PROPOSAL NO. 3:

                           ELECTION OF BANK DIRECTORS

         Articles II of the bylaws provides further for a classified board of directors with staggered three-year terms of office. Under the bylaws and the Pennsylvania Banking Code of 1965, every director must be a shareholder of the bank. In addition, no person who is 70 years of age or older shall qualify to be a director. However, any director who is elected or appointed to a term of office during which he or she attains the age of 70 years shall be eligible to continue to serve until the expiration of that term of office. Upon the end of that term, the director is given the status of Director Emeritus.

         At the 2000 Annual Meeting of Shareholders, five directors shall be elected to serve for the terms indicated below and until their successors are elected and qualified. The nominees are the current directors whose term expires this year, namely,

o        Barbara Wheeler Davies, to serve for a one-year term;
o        Jon C. Clapper, to serve for a two-year term;
o        G. Henry Cook, to serve for a three-year term;
o        Alan L. Miller, to serve for a three-year term; and
o        Richard C. Yeager, to serve for a three-year term.

         The bylaws provide that the term of each director shall be for three years, with as nearly as possible, one-third of the directors elected each year. The board of directors has determined that, in order to have about one-third of the directors elected in future years for three-year terms, the above terms of office are necessary. Effective as of March 1, 2000, Barbara Wheeler Davies was appointed as a director following the resignation of Joan Wheeler. Ms. Davies is the daughter of Ms. Wheeler. In addition, during 1999 the board increased the total number of directors from ten to eleven and appointed Jon C. Clapper on May 20, 1999, to fill the vacancy resulting from the increase in the number of directors. The board has determined that each of these new directors should be elected for less than a full three-year term in order to balance the number of directors to be elected in future years.

         Unless otherwise instructed, the proxy holders will vote the proxies for the election of the above-named nominees. If any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the board of directors shall determine. The board of directors has no reason to believe the nominees named will be unable to serve, if elected. Between annual meetings, a majority of directors in office may fill any vacancy occurring on the board of directors for any reason.

         The board of directors recommends that shareholders vote FOR the election of the three nominees for director.


                             DESCRIPTION OF THE BANK

History

         Somerset Trust Company was incorporated on December 20, 1900, as a Pennsylvania corporation to insure real estate titles, under the Act of April 29, 1874, entitled "An Act to provide for the incorporation and regulation of certain corporations." It later expanded to become a bank and trust company and in 1953 merged with the First National Bank of Somerset, organized as a national bank in 1889. The bank is a member of the Federal Reserve System, and deposits held by the bank are insured by the FDIC to the maximum extent permitted by law. The bank's headquarters and main office are at 151 West Main Street, Somerset, Somerset County, Pennsylvania 15501.

Offices

         The bank currently has 9 full-service offices, including its main office, in the counties of Somerset and Cambria, Pennsylvania, as follows:

         o 4 in Somerset (Main Office, Somerset Plaza Office, Georgian Place, and Glades Pike Office),

         o      2 in Johnstown,

         o      1 in Berlin,

         o      1 in Meyersdale, and

         o      1 in Hooversville.

         The bank has automated teller machines, or ATM's, at all of its offices and 17 stand-alone automatic tellers in the surrounding communities and the Seven Springs and Hidden Valley Resorts.

Description of Business

         The bank engages in a full service commercial and consumer banking business, including the following services:

         o      Accepting time and demand deposits,

         o Providing personal and business checking accounts at competitive rates,

         o      Making secured and unsecured commercial and consumer loans, and

         o      Providing trust services.

         The bank is a locally managed community bank that seeks to provide personal attention and professional assistance to its customer base which consists principally of individuals and small and medium-sized businesses. The bank's philosophy includes offering direct access to its officers and personnel, providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures, and consistently-applied credit policies.

         The bank's acceptance of time demand and savings deposits includes passbook accounts, statement savings accounts, NOW accounts, money market accounts, regular savings accounts, certificates of deposit and club accounts. The bank also offers overdraft protection to its checking customers. The bank has a trust department offering a wide range of trust and fiduciary services, including a range of investment services.

         The bank makes secured and unsecured commercial, consumer, installment and construction loans. Residential mortgages and small business loans have always been at the core of the bank's portfolio. Consumer loans include revolving credit lines and commercial lending.

         The bank offers the following support services to make financial management more efficient and convenient for its customers:

o        on-line banking,                        o        payroll deduction plan,
o        telephone banking,                      o        safe deposit boxes,
o        direct deposit, drive-in banking,       o        signature guarantees,
o        discount brokerage services,            o        travelers' checks,
o        federal tax depository,                 o        treasury securities,
o        ATM's,                                  o        U.S. savings bonds,
o        MasterCard/Visa credit card             o        individual retirement accounts, and
         services,                               o        utility and municipal payments.
o        night deposit services,                 o        money orders
o        notary public services,                 o        treasurer's checks

          The bank's primary service area is located in Somerset County and the greater Johnstown area in Cambria County, Pennsylvania. Within the defined service area of the bank's main office, the banking business is highly competitive. The bank is the only financial institution headquartered in Somerset, Pennsylvania. The bank competes primarily with five other banking institutions and one other savings and loan association with offices in Somerset County. Many of its competitors, such as PNC Bank, a money market bank headquartered in Pittsburgh, and the regional banking institutions, Laurel Bank, U.S. Bank and First Commonwealth Bank, have greater assets, capital and lending limits than Somerset Trust Company. Within the bank's Somerset County marketplace, the bank places third in terms of market share, based on deposits from that area, after Laurel Bank and PNC Bank. In the greater Johnstown area, the bank competes with many of the same entities present in Somerset County. There are six other banks and one savings and loan association in the Johnstown area, all of which have a greater market share than Somerset Trust Company, based on deposit share. The bank also competes with other types of financial institutions, including credit unions, finance companies, brokerage firms, insurance companies and retailers. Deposit deregulation has intensified the competition for deposits among banks in recent years.

         As of December 31, 1999, the bank had:

         o      Total assets of approximately $279,591,876,
         o      Total shareholders' equity of approximately $22,897,612, and
         o Total liabilities of approximately $256,694,264, which includes $195,396,286 of deposits.

         Major classifications of loans and leases are summarized as follows:

                                     --------------------------------------------------------------------------
                                     December 31,        December 31,          December 31,        December 31,
                                         1999                1998                  1997                1996
                                     --------------------------------------------------------------------------
Loan and Lease Classifications:
Commercial and Other Loans           $  99,838,486       $  87,365,752        $   84,972,396      $  81,856,249
Real Estate Mortgage                    40,806,306          38,621,217            35,828,620         34,205,265
Installment                             19,993,148          13,363,117             6,110,203          6,827,309
Credit Card                              2,216,139           2,043,338             2,309,175          2,373,457
Student Loans                            3,109,191           2,595,821             2,042,902          1,411,293
Home Equity                              2,246,077           1,973,690             2,291,533          2,544,649
Other                                    1,661,074             483,167               220,692            108,580
                                     -------------       -------------        --------------      -------------

                                       169,870,421         146,446,102           133,775,521        129,326,802

Less Unearned Income                      (55,726)            (62,022)              (87,481)          (245,733)
Less Deferred Net Loan Fees              (191,822)           (163,778)             (217,093)          (144,742)
Less Allowance for Loan Losses         (3,564,036)         (3,758,983)           (3,716,605)        (3,156,358)
                                     -------------       -------------        --------------      -------------

         Net Loans                   $ 166,058,837       $ 142,461,319        $ 129,754,342       $ 125,779,969
                                     =============       =============        ==============      =============

         On March 10, 2000, the bank had approximately 167 employees, including 118 full-time employees and 49 part-time employees. Management considers relations with our employees to be good.

Properties

         Below is a schedule of all the bank's properties, showing the location, whether the property is owned or leased and its use:

                                              Type of
   Property     Location                     Ownership      Use
   --------     --------                     ---------      ---
      1         151 West Main Street            Own         Corporate Headquarters
                Somerset, PA 15501                          Main Office
      2         1614 N. Center Ave.             Own         Somerset Plaza Office/
                Somerset, PA  15501                         Branch
      3         4185 Glades Pike                Own         Glades Pike Office/
                Somerset, PA 15501                          Branch
      4         316 Georgian Place             Lease        Georgian Place/
                Somerset, PA  15501                         Branch
      5         420 Main Street                 Own         Berlin Office/
                Berlin, PA 15530                            Branch
      6         116 Market Street               Own         Johnstown Office/
                Johnstown, PA 15901                         Branch
      7         3200 Elton Road                Lease        Richland Office/
                Johnstown, PA  15904                        Branch
      8         234 Main Street                 Own         Meyersdale Office/
                Meyersdale, PA 15552                        Branch
      9         301 Barn Street                Lease        Hooversville Office/
                Hooversville, PA 15936                      Branch

         In addition, the bank has purchased property located at 1416 Scalp Avenue, Johnstown, Pennsylvania. We intend to move the Johnstown Office, located at 3200 Elton Road, to this new location. We have received the requisite approvals of the Pennsylvania Department of Banking and the Federal Reserve.

Supervision and Regulation of the Bank

         As Pennsylvania-chartered bank and trust company that is a member of the Federal Reserve System, the bank is subject to supervision, regulation and examination by the Pennsylvania Department of Banking and the Board of Governors of the Federal Reserve System. The bank is subject to numerous requirements and restrictions under federal and state law, including

         o Requirements to maintain reserves against loans and lease losses,
         o Restrictions on the types and amounts of loans that may be granted and the interest that may be charged on the loans,

         o Limitations on the types of investments the bank may make and the types of services the bank may offer, and
         o Restrictions on loans to insiders of the bank or other insider transactions.

         Various consumer loan regulations also affect the operations of the bank. In addition, the actions of the Federal Reserve Board, as it attempts to control the money supply and credit availability in order to influence the economy, impact commercial banks. The proposed reorganization will not significantly change the authority of these agencies over the bank. The information below highlights various aspects of regulation of the bank under Pennsylvania and federal laws.

Pennsylvania Banking Law

         The laws of Pennsylvania applicable to the bank include, among other things, provisions that:

         o      Limit the scope of the bank's business;
         o Require the maintenance of reserves against loans and lease losses;
         o Limit the type and amount of loans that may be made and the interest that may be made and that may be charged on loans;
         o      Restrict investments and borrowings by the bank;
         o      Limit the payment of dividends; and
         o      Regulate branching activities and mergers and acquisitions.

         Generally, the bank must obtain prior approval from the Department of Banking for the acquisition of shares of stock. Pursuant to Pennsylvania law, the bank may purchase, sell and hold investments in the form of bonds, notes and debentures to the extent permitted by federal law.

         Pennsylvania banking law also requires that a bank obtain the approval of the Department of Banking for any merger where the surviving bank would be a Pennsylvania-chartered bank. In reviewing the merger application, the Department of Banking considers, among other things, whether the merger would be consistent with adequate and sound banking practices and is in the public interest, on the basis of several factors, including the potential effect of the merger on competition and the convenience and needs of the affected communities.

         Any person intending to acquire more than 10% of outstanding voting shares of stock in a financial institution located in Pennsylvania must obtain the prior approval of the Department of Banking.

         In addition, the Department of Banking conducts regular examinations of the bank and coordinates these examinations with the Federal Reserve.

Federal Banking Law

         The bank is a member of the Federal Reserve System. The Federal Reserve Board oversees and manages the entire Federal Reserve system. In addition, twelve Federal Reserve banks and their branches provide a second level of supervision throughout the nation's twelve Federal Reserve districts. A third level in the Federal Reserve System's structure is the member banks of each district. These banks act in concert with the Federal Reserve banks to perform the actual operations of the Federal Reserve System, including such functions as furnishing an elastic currency. The Federal Reserve System is at the center of the nation's stable financial and economic system. The Federal Reserve banks are the means through which the Federal Reserve System effectuates its goals of maintaining financial and economic stability.

         An important function of the Federal Reserve System is to regulate the money supply and interest rates. The monetary policies and regulations of the Federal Reserve Board have had, and will continue to have, a significant effect on its deposits, loans and investment growth, as well as the rate of interest earned and paid, and are expected to affect the bank's operations in the future. The effect of such policies and regulations upon the future business and earnings of the bank cannot be predicted.

         As the bank's primary federal regulator, the Federal Reserve conducts regular examinations of the bank at least every 18 months. Also, Federal Reserve regulations require the bank to file periodic financial information. The bank must obtain the Federal Reserve's prior approval for such activities as the establishment and relocation of branches and offices and for mergers and acquisitions. Generally, the bank may not engage in any activity that would be an unsafe and unsound banking practice. Federal Reserve regulations prohibit the bank from engaging in activities and investments that are not also permissible for national banks. Generally, any non-banking activities in which the bank engages must be so closely related to banking as to be "incidental" to banking.

         Restrictions on Activities between a Holding Company and its Subsidiary Bank. A subsidiary bank of a bank holding company, which the bank would become upon completion of the proposed reorganization, is subject to restrictions imposed by the Federal Reserve Act on any extensions of credit to the bank holding company or its subsidiaries, on investments in the stock or other securities of the bank holding company or its subsidiaries and on taking such stock or securities as collateral for loans. The Federal Reserve Act and Federal Reserve Board regulations also place limitations and reporting requirements on extensions of credit by a bank to principal shareholders of its parent holding company, among others, and to related interests of such principal shareholders. In addition, legislation and regulations may affect the terms upon which any person becoming a principal shareholder of a holding company may obtain credit from banks with which the subsidiary bank maintains a correspondent relationship.

         Capital Adequacy Guidelines. The bank must comply with the federal risk-based capital guidelines. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, the FDIC and the Federal Reserve have regulations defining the levels at which an insured institution would be considered:

         o      Well capitalized
         o      Adequately capitalized
         o      Undercapitalized
         o      Significantly undercapitalized
         o      Critically undercapitalized.

         To be adequately capitalized, the required minimum ratio of total capital to risk-weighted assets, including some off-balance sheet activities, such as standby letters of credit, is 8%. To be well capitalized, this risk-based ratio must be at least 10%. At least half of the total capital is required to be "Tier I Capital," consisting principally of common stockholders' equity, less certain intangible assets. The remainder, "Tier II Capital," may consist of:

         o      Some types of preferred stock,
         o      A limited amount of subordinated debt,
         o      Some forms of hybrid capital instruments,
         o      Other debt securities, and
         o      A limited amount of the general loan loss allowance.

The risk-based capital guidelines must take into account interest rate risk, concentration of credit risk, and risks of nontraditional activities. As of December 31, 1999, the bank satisfied the criteria to be classified as "well capitalized," and we do not expect the proposed reorganization to change the bank's capitalization.

         The Federal Reserve could reclassify a "well-capitalized" institution as "adequately capitalized" or require an "adequately capitalized" or "undercapitalized" institution to comply with supervisory actions as if it were in the next lower category. A reclassification could be made if the regulatory agency determines that the institution is in an unsafe or unsound condition, which could include unsatisfactory examination ratings. In the event an institution's capital deteriorates to the undercapitalized category or below, the law prescribes an increasing amount of regulatory intervention.

         The bank is also subject to rules requiring a minimum ratio of classified assets to capital, minimum earnings necessary to absorb losses, and a minimum ratio of market value to book value for publicly held institutions.

         FDIC Insurance Assessments. The FDIC insures the bank's deposits pursuant to the system of federal deposit insurance initially established by the Banking Act of 1933. The Federal Deposit Insurance Act of 1950 embodies the basic authority for the operation of the FDIC. The bank's deposits have the maximum insurance coverage provided by the FDIC, currently $100,000 per account. The bank pays insurance premiums into the Bank Insurance Fund according to rates established by the FDIC. The FDIC has discretion to increase premiums in the future in response to changes in the economic climate of the banking industry. As a result, the future cost of deposit insurance for the bank is, in large part, dependent upon the extent of future bank failures and the amount of insurance coverage provided by the FDIC for each deposit account.

         The FDIC has implemented a risk-related premium schedule for all insured depository institutions that results in the assessment of premiums based on capital and supervisory measures. Under the risk-related premium schedule, the FDIC assigns, on a semiannual basis, each depository institution to one of three capital groups, as follows:

         o      Well-capitalized,
         o      Adequately capitalized or

         o      Undercapitalized

and further assigns such institutions to a subgroup within a capital group. The institution's subgroup assignment is based upon the FDIC's judgment of the institution's strength in light of supervisory evaluations, including examination reports, statistical analyses and other information relevant to measuring the risk posed by the institution. Only institutions with a total capital to risk-adjusted assets ratio of 10% or greater, a Tier I capital to risk-based assets ratio of 6% or greater, and a Tier I leverage ratio of 5% or greater, are assigned to the well-capitalized group. As of December 31, 1999, the bank was well capitalized for purposes of calculating insurance assessments.

         The Bank Insurance Fund is presently fully funded at more than the minimum amount required by law. Accordingly, the 1999 BIF assessment rates range from zero for those institutions with the least risk, to $0.27 for every $100 of insured deposits for institutions deemed to have the highest risk. The bank is in the category of institutions that presently pay nothing for deposit insurance. The FDIC adjusts the rates every six months.

         While the bank presently pays no premiums for deposit insurance, it is subject to assessments to pay the interest on bonds issued by the Financing Corporation, which is known as FICO. FICO was created by Congress to issue bonds to finance the resolution of failed thrift institutions. Prior to 1997, only thrift institutions were subject to assessments to raise funds to pay the FICO bonds.

         On September 30, 1996, as part of the Omnibus Budget Act, Congress enacted the Deposit Insurance Funds Act of 1996, which recapitalized the Savings Association Insurance Fund and provided that commercial banks would be subject to one-fifth of the assessment to which savings and loan associations are subject for FICO bond payments through 1999. Beginning in 2000, commercial banks and savings and loan associations will be subject to the same assessment for FICO bonds.

         Meeting the Needs of the Community. Under the Community Reinvestment Act of 1977, as implemented by Federal Reserve regulations, the Federal Reserve must determine whether the bank is meeting the credit needs of the community, including low and moderate income neighborhoods, that it serves and must take this record into account in its evaluation of most regulatory applications the bank files with the Federal Reserve. The Federal Reserve makes publicly available its evaluation of the bank's record of meeting the credit needs of its entire community. This evaluation includes a descriptive rating of

         o      Outstanding
         o      Satisfactory
         o      Needs to improve, or
         o      Substantial noncompliance.

         As of December 31, 1999, the bank had a satisfactory CRA rating.

         Truth-In-Savings. The Bank Enterprise Act of 1991 requires "truth-in-savings" on consumer deposit accounts so that consumers can make meaningful comparisons between the competing claims of banks with regard to deposit accounts and products. Under this provision, the bank is required to provide information to depositors concerning the terms of their deposit accounts, and in particular, to disclose the annual percentage yield. There are some operational costs of complying with this law.

         Restrictions on Control Changes. Under the Federal Change in Banking Control Act of 1978, no person may acquire control of the bank without giving at least 60 days prior written notice to the FDIC. "Control" is generally presumed to be the power to vote 10% or more of the common stock of a bank. The FDIC may disapprove any such acquisition of control.

         Suspicious Activities Reports. Under the Bank Secrecy Act, banks must report to the Internal Revenue Service currency transactions of more than $10,000 or multiple transactions in any one day that aggregate in excess of $10,000.

         Interstate Banking. The bank may engage in interstate banking. See "Description of the Holding Company - Supervision and Regulation - The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 -Interstate Banking."

Securities Regulation

         Upon attaining more than 500 shareholders and $10 million in assets, a company must register its securities under Section 12 of the Securities Exchange Act of 1934. A registered company is subject to the General Rules and Regulations of the SEC for companies registered under the 1934 Act. These rules and regulations relate to periodic financial reporting, reporting to shareholders, proxy solicitation and insider trading. Banks must also register under Section 12 if they meet the above described thresholds. However, banks file their reports, proxy statements and other information with their primary federal bank regulator, rather than the SEC. The bank does not currently have its securities registered under the 1934 Act, and is not subject to its reporting requirements.

         After the reorganization, Section 15(d) of the 1934 Act will require the holding company to file periodic financial and other business reports with the SEC on a consolidated basis, including information about the bank. The SEC registration of the holding company's securities being issued in the reorganization will trigger these reporting requirements. Further, the holding company will not fall under an exemption from such reporting requirements for companies with less than 300 shareholders.

         Presently, the bank is also exempt from the registration requirements under the 1933 Act and state securities laws because of exemptions for bank securities. The 1933 Act requires the registration with the SEC of securities that are publicly issued, absent an exemption. The holding company will generally be subject to the registration requirements of the 1933 Act.

         Finally, under the Gramm-Leach-Bliley Act, discussed below, the broker/dealer exemption formerly enjoyed by banks contained in the 1934 Act was repealed, with the result that banks must comply with SEC broker/dealer registration requirements if they engage in securities activities requiring such registration. Several exemptions will continue to apply to a bank for traditional transactions, such as trust activities.

The Gramm-Leach-Bliley Act (Financial Services Reform Act)

         On November 12, 1999, the Gramm-Leach-Bliley Act was signed into law. We expect the financial services reform law to have a tremendous impact on all financial institutions, including banks. However, the affected federal agencies have not yet adopted new regulations under the law. This is expected to occur by May 2000.

         The impact of the act is two-fold. First, the act has swept away much of the regulatory structure established in the 1930's under the Glass-Steagall Act. The law creates opportunities for banks, other depository institutions, insurance companies, and securities firms to enter into business combinations that permit a single financial services organization to offer customers a complete array of financial products. The result will be increased competition in the market place for banks and other financial institutions, tempered by an enhanced ability to compete in this new market. Banks, insurance companies and securities firms may now affiliate through a "financial holding company" and engage in a broad range of activities authorized by the Federal Reserve Board and the Department of Treasury. The new activities that the act permits for financial holding companies and their affiliates are those that are financial in nature or incidental to financial activities, including insurance underwriting, investment banking, investment advisory services and securities brokerage services. The Federal Reserve maintains the authority to require that the financial holding company remain well capitalized and well managed.

         In addition, national banks are authorized to conduct these activities through operating subsidiaries, under the supervision of the Department of Treasury's Office of the Comptroller of the Currency, except that national bank subsidiaries may not engage in insurance underwriting, merchant banking, insurance company portfolio investment, or real estate investment and development.

         Secondly, the act has altered the regulatory boundaries for all financial services organizations, including the bank. By repealing an exemption from SEC broker/dealer registration formerly enjoyed by banks for their securities activities, the act adds a layer of SEC regulation to the bank's regulatory structure. For national banks, state insurance regulators will now be able to license and regulate their insurance activities, as the act provides that state insurance law will apply to national banks engaged in the underwriting and sale of insurance products.

New Legislation

         Proposed legislation is introduced in almost every legislative session that would dramatically affect the regulation of the banking industry. At this time, we cannot predict whether or not Congress will enact legislation and what effect the legislation might have on the bank.

Legal Proceedings

         The nature of the bank's business generates some litigation involving matters arising in the ordinary course of business. In the opinion of management of the bank, however, no legal proceedings are pending, which, if determined adversely to the bank, would materially affect the bank's undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incidental to the business of the bank. In addition, to management's knowledge, no government authorities have initiated or contemplated any material legal actions against the bank.

Information as to Nominees and Directors

         The bank's board of directors presently consists of 10 members, approximately one-third of whom shareholders elect annually to serve for a term of three years. The same directors who serve on the bank's board of directors currently serve on the holding company's board of directors. After the reorganization, the shareholders of the bank will become shareholders of the holding company and will elect the board of directors of the holding company. The holding company will be the sole shareholder of the bank and will elect the bank's board of directors. We anticipate that the membership of the holding company's board and the bank's board will differ, only in that we plan to bring in new directors to the bank's board prior to nominating such individuals to serve on the holding company's board. The following table provides selected information about the directors of the bank, as of March 10, 2000:

                       Year
                      Current       Age as of
                       Term         March 10,           Principal Occupation                 Director of
    Name              Expires          2000             for last Five Years                   Bank Since
    ----              -------          ----             -------------------                   ----------

The following three directors are also nominees for director, to serve until 2003:

G. Henry Cook          2000             49       Chairman of the Board, President and           1982
                                                 Chief Executive Officer, Somerset Trust
                                                 Company

Alan L. Miller         2000             59       President, Luther P. Miller, Inc.              1988
                                                 (fuel distribution)

Richard C. Yeager      2000             52       Vice President/Secretary KirCon-Breco,         1987
                                                 Inc. (plumbing/heating/air conditioning)

                       Year
                      Current       Age as of
                       Term         March 10,           Principal Occupation                 Director of
    Name              Expires          2000             for last Five Years                   Bank Since
    ----              -------          ----             -------------------                   ----------

The following director is also a nominee for director, to serve until 2002:

Jon C. Clapper         2000             50       President, Clappers Industries, Inc.,          199
                                                 (furniture manufacturer); Treasurer,
                                                 Clapper's Building Materials, Inc. (retail
                                                 sale of building materials)


The following  director is also a nominee for
director, to serve until 2001:
Barbara Wheeler         2000            44       Customer Service, Wheeler Bros., Inc.          2000
Davies                                           (Liquidator and Supplier of vehicle parts
                                                 to government)

The following  directors are currently serving
three-year terms:
Thomas J. Cook          2001            46       Senior Vice President, Secretary and           1995
                                                 Corporate Counsel, Somerset Trust
                                                 Company

Dean M. Hottle          2001            66       Certified Public Accountant, Bulow,            1983
                                                 Hottle & Co.

John M. Kriak           2001            52       President, Group Genesis, LLC (business        1998
                                                 consultant) (since May 1999); Executive
                                                 Vice President Crown American Realty
                                                 Trust, May 1993 - May 1999

Edward R. Zeigler       2001            53       Owner, Hauger-Zeigler Funeral Home             1994

Lloyd E. Mostoller      2002            65       Owner, Mostoller's Country Corral              1990
                                                 Restaurant

Marlin C. Sherbine      2002            66       Farmer (Small Grains/Beef Cattle)              1997

Board Meetings, Compensation of Directors

         The board of directors held 12 regular meetings in 1999. Each of the directors attended at least 75% of the combined total number of meetings of the board of directors and the committees of which he or she was a member, with the exception of Joan M. Wheeler. Ms. Wheeler resigned as a director, effective February 17, 2000.

         During 1999, the bank paid a monthly fee of $500.00 to its directors for participating in board meetings. In addition, the bank paid each director who attended the executive committee $200 per meeting and each director who attended other committee meetings $100 per meeting. In the aggregate, the bank paid the board of directors $124,300 for all services rendered in 1999.

Procedure for Nominating Directors

         The bank does not have a nominating committee. The entire board of directors selects nominees for director. In addition, the bank does consider nominations from shareholders. Shareholders who wish to nominate an individual to serve as director may do so at the annual meeting.

Committees of the Board of Directors

         During 1999, the bank's board of directors maintained seven standing committees, as described below:

         o The AUDIT COMMITTEE meets at least once a month to review and coordinate both the outside and inside audits.

         o The EXECUTIVE COMMITTEE of the bank meets weekly to review and approve certain loans. The committee exercises the authority of the board of directors in the intervals between board meetings as far as permitted by law.

         o The TRUST COMMITTEE meets at least once a month to determine the policies and investments of the trust department and to confirm the acceptance of all fiduciary relationships and the closing out or relinquishment of all fiduciary relationships.

         o The PERSONNEL COMMITTEE meets to review and set employee compensation, human resource policies and incentive programs.

         o The LONG RANGE PLANNING COMMITTEE meets to review the proposed budget, to consider new products and marketing, and to set bank operating goals.

         o The ASSET-LIABILITY COMMITTEE meets monthly to review and manage the assets and liabilities of the bank.

         o The LOAN REVIEW COMMITTEE meets at least once a month to review loan documentation and loan performance, with special emphasis on classified and delinquent loans.

         The table below shows the membership of each committee described above and the number of meetings each committee held in 1999.


                      Committees of the Board of Directors
                         of the Corporation and the Bank

--------------------------------------------------------------------------------------------------------------------------
Board Member,                                                                        Long-Range        Asset         Loan
As of December 31, 1999        Audit       Executive      Trust       Personnel       Planning       Liability      Review
--------------------------------------------------------------------------------------------------------------------------
G. Henry Cook                                  X            X             X              X               X             X
--------------------------------------------------------------------------------------------------------------------------
Thomas J. Cook                                 X                                         X               X             X
--------------------------------------------------------------------------------------------------------------------------
Jon Clapper                      X             X                                         X                             X
--------------------------------------------------------------------------------------------------------------------------
Dean M. Hottle                                 X                          X              X
--------------------------------------------------------------------------------------------------------------------------
John M. Kriak                    X             X                                         X                             X
--------------------------------------------------------------------------------------------------------------------------
Alan L. Miller                                 X            X             X              X
--------------------------------------------------------------------------------------------------------------------------
Lloyd E. Mostoller                             X                                         X
--------------------------------------------------------------------------------------------------------------------------
Marlin C. Sherbine               X             X                                         X                             X
--------------------------------------------------------------------------------------------------------------------------
Joan M. Wheeler                                X            X             X              X
--------------------------------------------------------------------------------------------------------------------------
Richard C. Yeager                X             X                                         X                             X
--------------------------------------------------------------------------------------------------------------------------
Edward R. Zeigler                X             X            X             X              X                             X
--------------------------------------------------------------------------------------------------------------------------
Committee Meetings
Held in 1999                     12           16            11            1              0              12            12
--------------------------------------------------------------------------------------------------------------------------

Principal Officers

         The following table shows selected information about the principal officers of the bank. The board of directors elects the officers for one-year terms, and the board has the discretionary authority to remove these individuals from office.

                                  Office and                           Bank          Number of Shares        Age as of
                                   Position             Held         Employee          Beneficially          March 10,
           Name                 with the bank           Since          Since             Owned(1)              2000
           ----                 -------------           -----          -----             -----                 ----
G. Henry Cook               Chairman of the             1995           1969            4,852.64 (2)             49
                            Board

                            President, and              1989
                            Chief Executive
                            Officer

Thomas J. Cook              Senior Vice                 1991           1985            4,170.92 (3)             46
                            President,
                            Secretary and               1987
                            Corporate Counsel           1985

Richard W. Stern            Senior Vice                 1991           1977               1,890 (4)             51
                            President, Chief
                            Financial Officer

Donald E. Meese             Senior Vice                 1991           1971                 374 (5)             62
                            President

Robert L. Enos              Vice President,             1991           1975                 550 (6)             48
                            Senior Loan
                            Officer

----------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relatives who have the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 10, 2000. Beneficial ownership may be disclaimed as to certain of the securities.
(2) Includes 40 shares held jointly with spouse, 200 shares held individually by spouse, 400 shares held by his minor children, 1,104.7897 vested but undistributed shares held in the bank's ESOP, and
         87.85 unvested shares held in the bank's non-qualified ESOP. In addition, G. Henry Cook's parents, George S. and Eve Cook, beneficially own 24,806 shares. George S. Cook is also a beneficiary of the Edward Scull Trust, a principal shareholder. G. Henry Cook's brother, Thomas
         J. Cook, is an executive officer of the bank and is listed in this table.
(3) Includes 130 shares held jointly with spouse, 200 shares held individually by spouse, 829.5885 vested but undistributed shares held in the bank's ESOP, and 61.33 unvested shares held in the bank's non-qualified ESOP, and 600 shares owned by his adult child residing at home. In addition, Thomas J. Cook's parents, George S. and Eve Cook, beneficially own 24,806 shares. George S. Cook is also a beneficiary of the Edward Scull Trust, a principal shareholder. Thomas J. Cook's brother, G. Henry Cook, President of the bank, is an executive officer of the bank and is listed in this table.
(4)      Vested but undistributed shares held in the bank's ESOP.
(5)      Includes 250 shares held jointly with spouse.
(6)      Vested but undistributed shares held in the bank's ESOP.

Executive Compensation

         The following table provides the annual compensation for services in all capacities to the bank for the fiscal years ended December 31, 1999, 1998, and 1997, for those persons who were at December 31, 1999,

         o      The Chief Executive Officer, and
         o The four other most highly compensated executive officers of the bank, to the extent such person's total annual salary and bonus exceeded $100,000.

                                            Summary Compensation Table

                               Annual Compensation                                  Long-Term Compensation
                               -------------------                                  ----------------------

                                                                              Awards                      Payouts
         (a)             (b)         (c)           (d)           (e)           (f)           (g)            (h)         (i)
                                                                                         Securities
                                                                Other       Restricted   Underlying                  All other
                                                               Annual         Stock       Options/         LTIP       Compen-
 Name and Principal                Salary         Bonus        Compen-       Award(s)       SARs          Payouts      sation
      Position          Year         ($)           ($)         sation          ($)           (#)            ($)         ($)
      --------          ----         ---           ---         ------          ---           ---            ---         ---
G. Henry Cook,          1999       116,390        40,736                                                             15,988.63 (1)
President and Chief     1998       105,840        12,930                                                             11,885.66
Executive Officer       1997        94,500        11,937                                                             12,200.36
Thomas J. Cook,         1999        87,100        21,775                                                             12,667.35 (2)
Senior Vice President,  1998        79,200         8,997                                                              5,153.79
Secretary and           1997        72,000         7,103                                                              7,968.40
Corporate Counsel

----------

(1) Figure includes premiums paid on behalf of G. Henry Cook by the bank for the following benefits: medical, dental, life and disability insurance ($6,503.26 in 1999; $6,481.66 in 1998; and $6,457.90 in 1997)
         and annual contributions by the bank to vested and unvested defined contribution plans (the bank's ESOP and 401(k) plan) attributable to G. Henry Cook.
(2) Figure includes premiums paid on behalf of Thomas J. Cook by the bank for the following benefits: dental, life and disability insurance ($1,030.78 in 1999, 1998, and 1997) and annual contributions by the bank to vested and unvested defined contribution plans (the bank's ESOP and 401(k) plan) attributable to Thomas J. Cook.


Compensation Committee' Report on Executive Compensation

         In fulfilling its fiduciary duties, the board of directors acts in the best interests of the bank's shareholders, customers, and the communities served by the bank. To accomplish the bank's strategic goals and objectives, the board of directors engages competent persons, who undertake to accomplish these objectives with integrity and with cost-effectiveness. The board of directors fulfills part of its strategic mission through the compensation of these individuals.

         The bank seeks to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The Personnel Committee administers the compensation program. The committee seeks to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent, dedicated and ambitious managers, whose efforts will enhance the products and services of the bank, the results of which will be improved profitability, increased dividends to the bank's shareholders, and subsequent appreciation in the market value of the bank's shares.

         The committee reviews and annually approves the compensation of the banks' top executives, including the chief executive officer and four other executive officers. As a guideline in determining base salaries, the board uses a regional financial industry salary survey which covers financial institutions in the Pennsylvania, Maryland, Ohio, and West Virginia market place.

         The committee does not deem Section 162(m) of the Internal Revenue Code to be applicable to the bank at this time. Section 162(m) limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established objective performance goals under a plan approved by shareholders. The committee intends to monitor the future application of Section 162(m) to the compensation paid to the bank's executive officers; and, in the event that this section becomes applicable, the committee intends to amend the bank's compensation plans to preserve the deductibility of the compensation payable under the plans.

Chief Executive Officer Compensation

         The committee determined that the Chief Executive Officer's 1999 base salary of $116,390, an approximate 10% increase in base salary, combined with a $40,736 bonus, is appropriate in light of the bank's performance accomplishments. No direct correlation exists between the Chief Executive Officer's compensation, the Chief Executive Officer's increase in compensation, and the bank's performance, except as described below in determining incentive awards. The committee subjectively determines the increase in the Chief Executive Officer's compensation based on a review of all relevant information.

Executive Officers

         The committee increased the compensation of the banks' executive officers by approximately 8% in 1999. The committee determined the increases based on its subjective analysis of the individual's contribution to the bank's strategic goals and objectives. In determining whether strategic goals have been achieved, the committee considers numerous factors, including the following: the bank's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets, and non-performing loans. Although the committee measured the performance and increases in compensation in light of these factors, no direct correlation exists between any specific criterion and the employees' compensation; nor does the committee, in its analysis, attribute specific weight to any such criteria. The committee makes a subjective determination after review of all relevant information, including the above.

         In addition to base salary, executive officers of the banks may participate in the bank's 401(k) plan, retirement plan and two ESOP's, which apply equally to all bank employees. In addition, the bank maintains an Officer Incentive Program, described below.

Officer Incentive Program

         The bank maintains an Officer Incentive Program for all officers but its five executive officers. Newly elected officers are eligible to enter the program the second quarter of the year in which they are elected unless their employment proposal states otherwise. Participating officers must receive an overall satisfactory performance review or higher on their most current review to receive an incentive payout. Eligible officers will receive an annual bonus based on the bank's profitability and deposit growth for that year. Each February, the board determines the specific formula for determining the bonus, based on these criteria, for the year.

Executive Officer Bonus

         The board of directors grants each executive officer an annual bonus at its discretion.

Conclusion

         General labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the bank's success influence total compensation opportunities available to the bank's executive officers. The committee reviews individuals on a calender year basis and strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the bank strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its executive officers.

         This report is furnished by the bank's Personnel Committee, which performs the functions of a compensation committee.

             G. Henry Cook (Ex Officio)                  Alan L. Miller
             Dean M. Hottle                              Edward R. Zeigler


Compensation Committee Interlocks and Insider Participation

         G. Henry Cook, President and Chief Executive Officer, is an ex officio member of the Personnel Committee which also performs the functions of a compensation committee. In addition, Thomas J. Cook, Senior Vice President and Secretary, is occasionally invited to participate in the committee's reviews.

         The Personnel Committee makes recommendations to the board regarding raises for the bank's executive officers, and the entire board votes on such raises. G. Henry Cook and Thomas J. Cook do not participate in conducting their own reviews. In addition, neither G. Henry Cook nor Thomas J. Cook votes on his own pay raise, but each may vote on the other's raise. G. Henry Cook and Thomas
J. Cook are brothers.

401(k) Profit-Sharing Plan

         The bank currently maintains a 401(k) profit-sharing plan. To be eligible to become a participant in the plan, an employee must have worked at least one year during which the employee completed 1,000 hours of service. Any eligible employee may elect to contribute certain portions of salary, wages, bonus, or other direct remuneration to the plan. The board determines the amount of optional contributions each year. Optional contributions are allocated among all eligible employees in proportion to their compensation. 50% of this contribution is deposited into the employee's "optional contribution account." The remaining 50% may be taken in cash or deposited into the employee's "basic contribution account." The bank contributes $0.10 for each $1.00 of basic contribution to the plan. Employees may not make any basic contributions in excess of $7,000, as adjusted for inflation, during any calendar year. The bank contributed $253,801.97 to the 401(k) plan during 1999.

Employee Stock Ownership Plan (ESOP)

         The bank has maintained an Employee Stock Ownership Plan (ESOP). An employee who has completed one year of service and attained the age of 21 is eligible to participate in the plan. Each year, the bank makes a contribution to the plan in cash, bank common stock or other property, at the bank's discretion. The amount of an employee's compensation received during the year determines his or her share of the contribution. Once an employee has reached the age of 65, an employee is entitled to his or her account balance in the plan. The employee becomes fully vested upon five years of service, but no amount is vested prior to that time. The bank contributed $60,000 to the ESOP in 1999.

Top Hat Deferred Compensation Plan

         The bank has maintained a top hat unfunded deferred compensation plan for a select group of officers. On an annual basis the board of directors designates eligible employees to be participants in the plan. The board of directors in its discretion may contribute to the plan for a particular plan year. Each participant has a separate account. In each plan year a participant receives a pro rata allocation of any employer contribution based on the participant's compensation divided by aggregate compensation of all participants in that year. The employer contributions are placed in a trust and will be invested primarily in the common stock of the bank. A participant's separate account is vested when the participant has completed at least ten years of employment and has reached the age of 55. A participant's separate account is also vested in the event of a change in the control of the bank. The bank contributed $53,319.96 to the plan in 1999.

Defined Benefit Pension Plan

         The bank maintains a non-contributory retirement plan. Only the bank may make contributions to the plan. In 1999 the bank contributed $97,767 to the plan. An employee is eligible to participate in the plan after one full year of service, if he or she works over 1,000 hours annually. Normal retirement is at 65 years of age, if the employee has completed at least 10 years of credited service. An employee also has the option of early retirement at age 55 and late retirement. Upon retirement, the normal payment form is a 10-year certain and life annuity, but the employee may choose other payment forms that are the actuarial equivalent.

         The monthly pension is determined at any point in time as the product of A plus B times C, as follows:

A. 35% of the employee's average monthly compensation reduced 1/15 for each year of service less than 15 years if the employee had remained employed until his or her normal retirement date.

B. 30% of the employee's average monthly compensation in excess of covered compensation reduced 1/15 for each year of service less than 15 years if the employee had remained employed until his or her normal retirement date.

C. A fraction, not to exceed one, the numerator of which is the member's actual years of credited service as of the date of determination and the denominator of which is the number of years of credited service the member would have completed had he remained employed until his normal retirement date.

         The following table shows the annual benefit under the plan, given various annual compensation levels and given certain years of service with the bank. For a participant hired at age 30, benefits are payable at age 65.

                                Years of service

------------------------------------------------------------------------------------------------------------------
      Compensation                  15                  20                25                30               35
      ------------                  --                  --                --                --               --
------------------------------------------------------------------------------------------------------------------
         $30,000                  $4,500              $6,000            $7,500            $9,000          $10,500
------------------------------------------------------------------------------------------------------------------
         $70,000                  10,500              14,000            17,500            21,000           24,500
------------------------------------------------------------------------------------------------------------------
        $110,000                  16,500              22,000            27,500            33,000           38,500
------------------------------------------------------------------------------------------------------------------
        $150,000                  22,500              30,000            37,500            45,000           52,500
------------------------------------------------------------------------------------------------------------------
        $200,000                  24,000              32,000            40,000            48,000           56,000
------------------------------------------------------------------------------------------------------------------

Relationships between Officer and Directors and Transactions between Officer and Directors and the Bank

Family Relationships

         Thomas J. Cook a Senior Vice President and director, is the brother of
G. Henry Cook, the Chairman of the Board and President and Chief Executive Officer of the bank.

Indebtedness of Management

         Except as described below, the bank has not entered into and does not intend to enter into any material transactions with any director or executive officer of the bank or their associates.

         Some of our directors and officers and the companies with which they are associated had banking transactions with the bank in the ordinary course of its business during 1999, and the bank expects to continue such banking transactions in the future.

         Total loans outstanding from the bank at December 31, 1999, the latest practicable date for determining this information, to the bank's officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 10% or more, amounted to approximately $6,200,000, or approximately 27.08% of the total equity capital of the bank. This amount was also the largest total amount of indebtedness outstanding during 1999 to the above described group. The bank made these loans in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and they did not involve more than the normal risk of collection or present other unfavorable features.

                  DESCRIPTION OF THE BANK'S CAPITAL SECURITIES

Common Stock

         The Somerset Trust Company is authorized to issue 612,500 shares of common stock, par value $1.00 per share, of which 612,500 shares were issued and outstanding as of December 31, 1999. No other shares were issued or outstanding. The bank is not authorized to issue any other class of stock. As of December 31, 2000, the bank had approximately 410 shareholders.

         Voting Rights. Each share of common stock is entitled to one vote on all matters that may be brought before shareholders' meetings, except that the holders of common stock have cumulative voting rights in the election of directors. Cumulative voting for the election of directors entitles each shareholder to multiply the number of votes to which the shareholder is entitled by the total number of directors to be elected, and the shareholder may cast the whole number of these votes for one candidate or may distribute them among two or more candidates.

         Preemptive Rights. The bank's common stock does not carry preemptive subscription rights.

         Liquidation. In the event of liquidation, dissolution or winding up of the bank, shareholders are entitled to share ratably in all assets remaining after payment of liabilities.

         Liability for Further Assessments. The bank's shareholders are not subject to further assessments by the bank on their shares.

         Sinking Fund Provision. The bank's shares do not require a "sinking fund" which is a separate capital reserve maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption.

         Redemption Provision. The bank's shareholders do not have a right of redemption, which is the right to sell their shares back to the bank.

         Capital Requirements under State Banking Law. Under the Pennsylvania Banking Code of 1965, the bank must maintain capital surplus in an amount at least equal to the amount if its capital consisting of the total par value of its common stock.

         Dividends. Each shareholder is entitled to receive dividends that may be declared by the board of directors out of legally available funds. The bank has historically paid quarterly cash dividends to its shareholders. The bank has regularly paid quarterly dividends for at least 15 years. Payment of dividends is subject to the restrictions in the Pennsylvania Banking Code of 1965, the Federal Deposit Insurance Act and the Federal Reserve Act. The Pennsylvania Banking Code provides that a bank may declare and pay dividends only out of accumulated net earnings and only if the bank meets certain minimum capital requirements. Directors are specifically liable for unlawful dividends.

         The Federal Reserve generally prohibits payment of dividends that would be an "unsafe or unsound banking practice." Further, an insured bank may not declare and pay dividends if the Federal Reserve obtains a cease and desist order for the bank.

         The following table sets forth the dividends that the bank has paid its shareholders since January 1998.

                            AMOUNTS OF DIVIDENDS PAID

                                 Regular Cash                          In the
Month/Year                   Dividend Per Share($)                  Aggregate($)
----------                   ------------------                     ---------
March 1998                            .26                             159,250
June 1998                             .30                             183,750
September 1998                        .30                             183,750
December 1998                         .30                             183,750
March 1999                            .30                             183,750
June 1999                             .35                             214,375
September 1999                        .35                             214,375
December 1999                         .35                             214,375

Comparative Market Prices

         There has never been an organized public trading market for the bank's outstanding common stock. The bank's common stock is traded over-the-counter from time to time, primarily in the bank's geographic service area. As of February 23, 2000, the highest trade price known to management for transactions of the bank's common stock was for a trade of 112 shares at $69.00 per share on July 8, 1999. The most recent sale price as of February 23, 2000, was $55.00 per share. The last reported sale of the bank's common stock prior to the public announcement of the proposed reorganization was a trade of 580 shares at $55.00 per share on February16, 2000. This price may include retail markups, markdowns or commissions. Due to the infrequency of trading and the fact that these trades are generally private transactions, we are unable to determine actual trading prices on any given date.

         Because the holding company has no substantial assets or liabilities, the holding company's common stock had no market value at the time of the public announcement. We anticipate that after the reorganization, the per share market value of the holding company's common stock will be approximately one-fourth of the per share market value of the bank's common stock immediately after the reorganization, based on the 4-for-1 stock exchange ratio.
Any estimate or expectation, however, may not be realized.

Trade Price High's and Low's

         Bid price information for the bank's common stock is not available. However, the bank does have information on trade prices. The following table shows quarterly high and low trade prices for the bank's common stock:


                        Trade Prices: Bank's Common Stock
                                (Price per share)

                                     High                     Low
                                     ----                     ---
For Quarter Ended:
------------------
March    1998                       $57.00                   $53.50
June     1998                        69.00                    68.00
Sept.    1998                        69.75                    67.00
Dec.     1998                        68.50                    64.50

March    1999                        67.38                    63.00
June     1999                        68.75                    65.00
Sept.    1999                        69.00                    60.00
Dec.     1999                        66.00                    58.00


             DESCRIPTION OF THE HOLDING COMPANY'S CAPITAL SECURITIES

Common Stock

         The authorized capital stock of Somerset Trust Holding Company consists of 4.0 million shares of common stock, without par value. If the reorganization had been completed on December 31, 1999, the holding company would have about 2,450,000 shares outstanding, which is four times the number of shares of bank common stock outstanding on that date. Except for the common stock issued in the reorganization, upon completion of the reorganization, no other shares of capital stock will be issued or outstanding.

         Voting Rights. Each share of common stock entitles its holder to one vote on all matters upon which shareholders have the right to vote. The holders of common stock are entitled to cumulate votes in the election of directors.

         Preemptive Rights. The holding company's common stock does not carry preemptive subscription rights.

         Liquidation. In the event of liquidation, dissolution or winding up of the holding company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities.

         Liability for Further Assessments. The holding company will not subject shareholders to further assessments on their shares of common stock.

         Sinking Fund Provision. The common stock does not require a "sinking fund" which is a separate capital reserve maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption.

         Redemption or Conversion Rights. The holders of common stock do not have a right of redemption, which is the right to sell their shares back to the holding company, nor do they have a right to convert their shares into other classes or series of stock.

         Dividends. Each shareholder is entitled to receive dividends that may be declared by the board of directors out of legally available funds. The bank has paid continuous quarterly cash dividends since 1985. We presently intend to retain the dividend policy of paying a quarterly dividend after the reorganization. However, further dividends depend upon future earnings, financial condition, appropriate legal restrictions and other relevant factors.

         Under the Pennsylvania Business Corporation Law, the holding company may not pay a dividend if afterwards:

         o The holding company would be unable to pay its debts as they become due, or

         o The holding company's total assets would be less than its total liabilities plus an amount needed to satisfy any preferential rights of shareholders.

         Cash available for dividend distribution to shareholders of the holding company must initially come from dividends which the bank pays the holding company. As a result, the legal restrictions on the bank's dividend payments also affect the ability of the holding company to pay dividends. See "Description of the Bank's Capital Securities - Common Stock."

Issuance of Additional Securities

         The holding company has authorized common stock substantially in excess of the number of shares that it will issue in connection with the reorganization. As a result, we will have the flexibility to raise additional capital and to make acquisitions through the issuance of holding company common stock without prior approval by the holding company's shareholders. Issuance of these shares could dilute the book value per share and the voting power of the prior shareholders because the holding company has the right to issue new shares without first offering the shares to shareholders in proportion to their current ownership percentages. We currently have no plans for issuing additional shares of common stock.

Legal Opinion

         Shumaker Williams, P.C., 3425 Simpson Ferry Road, Camp Hill, Pennsylvania 17011, Special Counsel to the bank and the holding company, has delivered an opinion stating that the shares of common stock of the holding company to be issued in connection with the reorganization will be fully paid and non-assessable by the holding company. "Non-assessable" means that the holding company will not be able to assess fees for ownership of the shares. The opinion is attached as an exhibit to the Registration Statement, filed with the SEC, of which this proxy statement/prospectus forms a part.

Anti-Takeover Effect of Provisions in Articles and Bylaws

         The holding company's articles of incorporation and by-laws contain provisions that could be considered anti-takeover in purpose or effect. With the exception of the holding company's high number of authorized shares, all of these provisions are shared by the bank.

         Authorized Capital. The anti-takeover provisions include:

         o      The authorization of 4.0 million shares of common stock, and

         o The lack of preemptive rights for shareholders to subscribe to purchase additional shares of stock on a pro rata basis.

         These provisions generally permit the board of directors to have as much flexibility as possible to issue additional shares, without prior shareholder approval, for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits, and employee incentive plans. However, these additional shares may also be used by the board of directors to deter future attempts to gain control over the holding company. By comparison, the bank has 612,500 shares of authorized common stock and also does not guarantee preemptive rights.

         Supermajority Vote for Approval of Extraordinary Transactions. Another anti-takeover provision is the requirement in the articles of incorporation that the affirmative vote of the holders of at least 66 2/3% of the outstanding shares entitled to vote must approve any merger, consolidation, dissolution or liquidation of the holding company or the sale of all or substantially all of its assets. We included this provision to ensure that any extraordinary corporate transaction could happen only if it receives a clear mandate from the shareholders. However, this provision may give the holding company's directors and/or the holders of a minority of the holding company's outstanding shares a veto power over such mergers and consolidations. Under the Banking Code of 1965, the holders of 66 2/3% of the bank's outstanding shares is likewise required to approve an extraordinary business transaction.

         Classified Board. Like the bylaws of the bank, the bylaws of the holding company provide for a staggered board. A classified or staggered board has the effect of moderating the pace of any change in control of the board of directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. However, this extension of time also tends to discourage a tender offer or takeover bid. Article 9 of the by-laws of the holding company provides that at its 2001 Annual Meeting of Shareholders, the shareholders shall elect eleven directors as follows:

         o 3 Class A directors to serve until the 2002 Annual Meeting of Shareholders,
         o 4 Class B directors to serve until the 2003 Annual Meeting of Shareholders, and
         o 4 Class C directors to serve until the 2004 Annual Meeting of Shareholders.

         Shareholders shall elect each class in a separate election. At each following annual meeting, shareholders will elect successors to the class of directors whose term is then expiring to hold office for a term of 3 years. Under the holding company's bylaws, the board of directors fills vacancies that occur during the year until the next annual meeting of shareholders. At the next annual meeting, an election will be held to fill the remainder of the vacated term. Although the Business Corporation Law permits directors to fill vacancies until the full term has expired, the directors of the holding company adopted this more limited provision because it is identical to a provision in the bank's bylaws.

Anti-takeover Provisions Applicable to Registered Corporations

         Pennsylvania law provides strong anti-takeover defenses to corporations that have their securities registered with the SEC under Section 12 of the Securities Exchange Act of 1934, or that are subject to the reporting requirements of Section 15(d). The law calls these corporations "Registered Corporations." These provisions are in addition to provisions contained in the company's articles of incorporation and bylaws. None of these provisions apply to the bank.

         Although Section 15(d) companies are included in the definition of "Registered Corporation," most of these provisions apply only to Section 12 companies. The holding company will not be required to register under Section 12 until it has more than 500 shareholders. At that time, the holding company may opt out of these provisions, if it so chooses, within a specified time period and generally with prior shareholder approval.

         Under its articles of incorporation, the holding company has opted out of those provisions applicable to Section 15(d) companies, to the extent permitted by law. For example, a statutory provision eliminating the right of shareholders to call special meetings and another provision eliminating shareholders' right to propose an amendment to the articles of incorporation do not apply to the holding company under its current articles of incorporation. However, the holding company may not opt out of some of the provisions applicable to Section 15(d) companies. These mandatory provisions primarily relate to the treatment of employees whose employment is terminated due to business combinations and acquisitions, and to the preservation of labor contracts in business combination transactions.

The following provisions apply to Section 12 companies:

         One provision assures that all shareholders will receive the "fair value" for their shares as the result of a "control transaction." This provision will only apply when the holding company registers its securities under Section 12 of the 1934 Act. "Fair Value" means not less than the highest price paid per share by a controlling person or group at any time during the 90-day period ending on and including the date of the control transaction. Alternatively, if a shareholder believes the value of his or her shares is higher, he or she may demand an appraisal procedure to receive the fair value of the shares as the date of the control transaction, taking into account all relevant factors which may not be reflected in the price paid for the shares. "Control Transaction" means the acquisition by a person who has, or a group of persons acting in concert that has, voting power over voting shares of the holding company that would entitle the holders of the shares to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the holding company. After the occurrence of a control transaction, any shareholder may, within a specified time period, make written demand on the person or group controlling at least 20% of the voting power of the shares of the holding company for payment in an amount equal to the fair value of each voting share as of the date on which the control transaction occurs.

         It is a relatively common practice in corporate takeovers to pay cash to acquire controlling equity in a company and then to acquire the remaining equity interest in the company by paying the balance of the shareholders a price for their shares which is lower than the price paid to acquire control or is in a less desirable form of payment, such as securities of the purchaser that do not have an established trading market. The board of directors considers these "two-tier pricing" tactics to be unfair to the holding company's shareholders. By their very nature, these tactics tend to cause concern on the part of shareholders that if they do not act promptly, they risk either being relegated to the status of minority shareholders in a controlled company or being forced to accept a lower price for all of their shares. Thus, two-tier pricing unduly pressures shareholders into selling as many of their shares as quickly as possible, either to the purchaser or in the open market, without having genuine opportunity to make a considered investment choice between remaining a shareholder of the company or disposing of their shares. These sales in turn facilitate the purchaser's acquisition of a sufficient interest in the company to enable the purchaser to force the exchange of remaining shares for a lower price in a business combination.

         While the fair price provision in Pennsylvania law is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the fair price provision to assure that shareholders will receive a premium price for their shares in a takeover. Accordingly, the fair price provision would not preclude the board of directors' opposition to any future takeover proposal which it believes not to be in the best interests of the holding company and its shareholders, whether or not the proposal satisfies the minimum price, form of payment and procedural requirements of the fair price provision.

         Another provision of Pennsylvania law relates to a "Business Combination" involving a Registered Corporation. This provision will only apply when the holding company registers its securities under Section 12 of the 1934 Act. Business Combination includes the following transactions involving an "Interested Shareholder":

         o A merger or consolidation of the holding company with an interested shareholder;

         o A sale, lease, exchange, mortgage, pledge, transfer or other disposition with the interested shareholder of the assets of the holding company or certain of its subsidiaries;

         o The issuance or transfer by the holding company or its subsidiary of any shares of the holding company or its subsidiary which has a total market value at least equal to 5% of the total market value of all the company's outstanding shares to an interested shareholder;

         o The adoption of any plan for the liquidation or dissolution of the holding company proposed by, or under any agreement with, the interested shareholder;

         o A reclassification of securities or recapitalization of the holding company or any merger or consolidation of the holding company with any subsidiary of the holding company or any other transaction proposed by, or under any agreement with the interested shareholder which has the effect of increasing the interested shareholder's proportionate share of the outstanding shares of the holding company; or

         o The interested shareholder's receipt of the benefit, directly or indirectly, of any loans or other financial assistance or any tax credits or other tax advantages provided by the holding company.

         An "Interested Shareholder" is any person that is the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the holding company. The above definitions also apply to an interested shareholder's affiliate or associate.

         Under Pennsylvania law, the holding company shall not engage in a business combination with an interested shareholder other than:

         o A business combination approved by the board of directors prior to the date the interested shareholder acquires at least 20% of the shares or where the board of directors of the holding company has approved the purchase of shares by the interested shareholder;

         o A business combination approved by a majority of the votes that all shareholders would be entitled to cast not including those shares held by the interested shareholder, at a meeting called for that purpose within 3 months after the interested shareholder became the beneficial owner of shares entitling it to cast at least 80% of the votes in an election of directors, and if the business combination satisfies certain minimum conditions, which are discussed below;

         o A business combination approved by the affirmative vote of all of the shareholders of the outstanding shares;

         o A business combination approved by a majority of the votes that all shareholders would be entitled to cast not including those shares beneficially owned by the interested shareholder at a meeting called for that purpose no earlier than 5 years after the interested shareholder's share acquisition date; and

         o A business combination approved at a shareholders' meeting called for that purpose no earlier than 5 years after the interested shareholder's share acquisition date and that meets certain minimum conditions, which are discussed below.

         The certain minimum conditions discussed above generally require that the total amount of the cash and the market value of any payments other than cash, such as stock, bonds or debentures, to the shareholders of the holding company be at least equal to the higher of the following:

         o The highest price paid by the interested shareholder when the interested shareholder was the beneficial owner of shares entitling him to cast at least 5% of the votes in an election of directors within the 5-year period immediately prior to the announcement date of the business combination or within the 5-year period prior to time the interested shareholder became an interested shareholder, whichever is higher, plus interest; or

         o The market value per common share on the announcement date of the business combination or on the share acquisition date, whichever is higher, plus interest.

         The Pennsylvania provision relating to business combinations is designed to help assure that if, despite the holding company's best efforts to remain independent, the holding company is nevertheless taken over, each shareholder will be treated fairly vis-a-vis every other shareholder and that professional investors will not profit at the expense of the holding company's long-term public shareholders. While the business combination provision is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the business combination provision to assure that shareholders will receive premium price for their shares in a takeover. Accordingly, we believe that the business combination provision would not preclude our opposition to any future takeover proposal which we believe not to be in the best interests of the holding company and its shareholders, whether or not the proposal satisfied the requirements of the business combination provision, fair price provision or both.

         Subchapter G of Chapter 25 of the Pennsylvania Business Corporation Law also applies to registered corporations, but only Section 12 corporations. Under Subchapter G, the acquisition of shares that increase the shareholder's control of the corporation above 20, 33 or 50% of the voting power able to elect the board of directors cannot be voted until a majority of disinterested shareholders approves the restoration of the voting rights of those shares in two separate votes:

         o      All disinterested shares of the corporation, and

         o      All voting shares of the corporation.

         Voting rights which are restored by shareholder approval will lapse if any proposed control-share-acquisition which is approved is not consummated within 90 days after shareholder approval is obtained. Furthermore, control-shares that are not accorded voting rights or whose rights lapse will regain their voting rights on transfer to another person who is not an affiliate. If the shares constitute control-shares for the transferee, this subchapter must be applied to that person as well. If the acquiring shareholder does not request a shareholder meeting to approve restoration of voting rights within 30 days of the acquisition or if voting rights are denied by the shareholders or if they lapse, the corporation may redeem the control shares at the average of the high and low price on the date of the notice of redemption.

         Subchapter H of Chapter 25 of the BCL likewise applies only to Section 12 corporations. Under Subchapter H, a "control person" (a person who owns shares with 20% or more voting power) must disgorge to the corporation any profits from the disposition of any equity securities if the disposition occurs within 18 months of becoming a control person, and the securities were acquired 24 months before to 18 months after becoming a control person. This provision seeks to prevent speculative takeover attempts.

         Finally, Pennsylvania law grants a Section 12 corporation the express authority to treat individual shareholders differently and therefore may take advantage of "poison pills." "Poison pills" generally consist of a shareholder rights plan in which a corporation gives its shareholders the right to buy common stock when specified events occur, such as a merger, which decreases the value of the acquiror's holdings and the acquiror's percentage of ownership. However, the holding company has opted out of this provision in its articles of incorporation.

         The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposal that a majority of the shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of the holding company's common stock at that time. In addition, these provisions may have the effect of assisting the holding company's management in retaining its position and placing it in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of the holding company's business.


                        COMPARISON OF SHAREHOLDER RIGHTS

         After the reorganization, the shareholders of the bank will become shareholders of the holding company. There are material differences in the rights of shareholders of these two entities. These differences arise from differences in the laws that govern the two entities and differences in their articles and bylaws. The Pennsylvania Banking Code of 1965 presently governs the rights of shareholders of the bank, but the Pennsylvania Business Corporation Law of 1988 will govern the rights of shareholders of the holding company. The most significant differences relate to anti-takeover protection. For a full description of these anti-takeover provisions, including comparisons between the holding company and the bank, please refer to "Description of the Holding Company's Capital Securities - Anti-Takeover Effect of Provisions in Articles and Bylaws, Anti-Takeover Provisions Applicable to Registered Corporations" above.

         The following table shows the material differences between the rights of shareholders of the bank and the rights of shareholders of the holding company:

======================================================================================================================
                                                                                     The Holding Company's
                                      The Bank's Common Stock                            Common Stock
----------------------------------------------------------------------------------------------------------------------
Authorized and              612,500 shares, par value $1.00 per          4,000,000 shares, without par value,
Outstanding                 share, authorized; of which                  authorized; of which approximately
                            approximately 612,500 were outstanding       2,450,000 shares would be outstanding if
                            on December 31, 1999.                        the reorganization occurred on December
                                                                         31, 1999.
----------------------------------------------------------------------------------------------------------------------
Voting                      1 vote per share with cumulative voting      1 vote per share with cumulative voting
                            for directors.                               for directors.
----------------------------------------------------------------------------------------------------------------------
Preemptive Rights           No preemptive rights to subscribe for        No preemptive rights to subscribe for
                            additional shares on a pro rata basis;       additional shares on a pro rata basis; board
                            board of directors may grant preemptive      of directors may grant preemptive rights as
                            rights as a contractual right of stock       a contractual right of stock offering if it so
                            offering if it so chooses.                   chooses.
----------------------------------------------------------------------------------------------------------------------
Dividends                   As declared by the board of directors;       As declared by the board of directors; the
                            may be paid only out of accumulated net      bank's dividend restrictions apply
                            earnings.  Also, the bank must have          indirectly to the holding company because
                            made any required transfers of net           cash available for dividend distributions
                            earnings to surplus in order to maintain     will initially come from dividends the
                            surplus at least equal to capital, prior to  bank pays to the holding company.  In
                            declaring the dividend.  Surplus must        addition, the holding company may not
                            not be reduced.  Directors are               pay a dividend if, after issuing the
                            specifically liable for unlawful             dividend:
                            dividends.
                                                                         o    the holding company would be unable
                                                                              to pay its debts as they become due,
                                                                              or

                                                                          o   the holding company's total assets
                                                                              would be less than its total
                                                                              liabilities plus the amount needed to
                                                                              satisfy any preferential rights of
                                                                              shareholders.
----------------------------------------------------------------------------------------------------------------------
Amendment of bylaws         Under the bank's bylaws, approval by         Under the holding company's bylaws,
                            the affirmative vote of the majority of      approval by the affirmative vote of the
                            shares represented at a legally called       majority of shares represented at a legally
                            meeting of shareholders, or by a vote of     called meeting of shareholders, or by a
                            two-thirds of the members of the board       vote of two-thirds of the members of the
                            of directors present at any regular          board of directors present at any regular
                            meeting of the board, subject to the         meeting of the board, subject to the power
                            power of shareholders to change such         of shareholders to change such action.
                            action.  Directors may not amend             Directors may not amend bylaws which fix
                            bylaws which fix their qualification         their qualification classification or term of
                            classification or term of office.            office.
----------------------------------------------------------------------------------------------------------------------
Shareholder Action to       Approval by a vote of at least 66 2/3% of    Under the holding company's articles of
Approve Mergers,            outstanding shares.                          incorporation, approval by a vote of at
Consolidations,                                                          least 66 2/3% of outstanding shares.
Liquidation, Sales of
Substantially All Assets
----------------------------------------------------------------------------------------------------------------------

======================================================================================================================
                                                                                     The Holding Company's
                                      The Bank's Common Stock                            Common Stock
----------------------------------------------------------------------------------------------------------------------
Definition of Directors'    The directors owe a fiduciary duty to the    The directors owe a fiduciary duty to the
Fiduciary Duty              bank.                                        corporation. Under Section 1715 of the
                                                                         Business Corporation Law, a director, in
                                                                         considering the best interests of the
                                                                         corporation, may consider the effects of
                                                                         any action upon any or all groups affected
                                                                         by such action, including shareholders,
                                                                         employees, suppliers, customers and
                                                                         creditors of the corporation, and upon
                                                                         communities in which offices or other
                                                                         establishments of the corporation are
                                                                         located.
----------------------------------------------------------------------------------------------------------------------
Right to Call Special       Yes, upon request by the Chief               Yes, because the holding company has
Shareholder Meetings        Executive Officer, a majority of the         opted out of the applicability of Section
                            board of directors or one or more            2521 of the Business Corporation Law,
                            shareholders entitled to cast at least 20%   which takes away the statutory right of
                            of the votes that all shareholders are       shareholder to call special meetings for
                            entitled to cast at a particular meeting.    companies with securities registered under
                                                                         Section 12 of the 1934 Act or with
                                                                         reporting obligations under Section 15(d)
                                                                         of the 1934 Act. Under the holding
                                                                         company's bylaws, a special meeting may be
                                                                         called upon request by the Chief Executive
                                                                         Officer, a majority of the board of
                                                                         directors or one or more shareholders
                                                                         entitled to cast at least 20% of the votes
                                                                         that all shareholders are entitled to cast
                                                                         at a particular meeting.
----------------------------------------------------------------------------------------------------------------------
Increase in Capital         Approval by vote of a majority of the        Approval by vote of a majority of the
Stock through Issuance      directors.                                   directors.
of Additional
Outstanding shares, if
shares are already
authorized under
articles of incorporation
----------------------------------------------------------------------------------------------------------------------
Authorization of            Approval by vote of shareholders             Approval by vote of a majority of votes
Additional Shares,          entitled to cast at least a majority of      cast by all shareholders entitled to vote
through Amendment of        votes which all shareholders are entitled    and, if applicable, the affirmative vote of a
Articles of                 to cast and, if applicable,  the             majority of the votes cast in a vote of the
Incorporation               affirmative vote of the holders of a         holders of outstanding shares of the
                            majority of the outstanding shares of the    affected class or series of stock.
                            affected class or series of stock.
----------------------------------------------------------------------------------------------------------------------
Right to Propose            Yes                                          Yes, because the holding company has
Amendment to Articles                                                    opted out of the applicability of Section
                                                                         2535 of the Business Corporation Law,
                                                                         which takes away the statutory right of
                                                                         shareholder to propose amendments to the
                                                                         articles of incorporation for companies
                                                                         with securities registered under Section
                                                                         12 of the 1934 Act or with reporting
                                                                         obligations under Section 15(d) of the
                                                                         1934 Act.
----------------------------------------------------------------------------------------------------------------------

======================================================================================================================
                                                                                     The Holding Company's
                                      The Bank's Common Stock                            Common Stock
----------------------------------------------------------------------------------------------------------------------
Amendment of Articles       Approval by of a majority the votes          Approval by a majority of the votes cast.
of Incorporation (other     which all shareholders are entitled to
than authorization of       cast.
additional shares)
----------------------------------------------------------------------------------------------------------------------
Indemnification of          Yes                                          Yes
Directors and Officers
----------------------------------------------------------------------------------------------------------------------
Dissenters' Rights of       Yes                                          Yes, because the holding company has
Appraisal                                                                opted out of the applicability of Section
                                                                         2537 of the Business Corporation Law,
                                                                         which takes away dissenters' rights in
                                                                         relation to plans to transfer corporate
                                                                         assets, for companies with securities
                                                                         registered under Section 12 of the 1934
                                                                         Act or with reporting obligations under
                                                                         Section 15(d) of the 1934 Act.
----------------------------------------------------------------------------------------------------------------------
Required to File            No.                                          Yes, will register and file reports and other
Reports under Section                                                    information with the SEC unless and until
15(d) of the  Securities                                                 the number of shareholders is less than
Exchange Act of 1934                                                     300.
----------------------------------------------------------------------------------------------------------------------
Registered under            No.                                          No, until the holding company has assets
Section 12 of the                                                        of more than $10 million and more than
Securities Exchange                                                      500 shareholders.  Upon attaining the
Act of 1934                                                              status of a Section 12 company, the
                                                                         holding company will be subject to
                                                                         material anti-takeover provisions in the
                                                                         Business Corporation Law. The holding
                                                                         company would have the opportunity to opt
                                                                         out of these provisions through an
                                                                         amendment to its articles of
                                                                         incorporation, with prior shareholder
                                                                         approval, and within specified time
                                                                         frames.
----------------------------------------------------------------------------------------------------------------------
Repurchase of Shares        Cannot reduce or retire any part of its      Stock can be repurchased if, after the
                            stock without prior regulatory approvals     repurchase:
                            and shareholder approval; surplus must
                            remain at least equal to the amount of       o    The holding company would still
                            capital (defined as sum of par value of           be able to pay its debts as they
                            issued and outstanding shares).                   become due or

                                                                         o    The holding company's total assets
                                                                              would still be more than its total
                                                                              liabilities plus an amount needed to
                                                                              satisfy any preferential rights of
                                                                              shareholders; no more than 10% of the
                                                                              outstanding shares can be repurchased
                                                                              in any 12 month period without prior
                                                                              regulatory approval; the bank's
                                                                              restrictions on reduction of capital
                                                                              will indirectly apply to the holding
                                                                              company as cash for distributions
                                                                              will come from the bank.
----------------------------------------------------------------------------------------------------------------------

======================================================================================================================
                                                                                     The Holding Company's
                                      The Bank's Common Stock                            Common Stock
----------------------------------------------------------------------------------------------------------------------
Terms of Directors          Directors serve staggered terms.             Directors serve staggered terms; board is
                            Directors serve 3-year terms, with           "classified" into Classes A, B and C.
                            approximately one-third of the directors     Eventually, all directors shall serve 3-year
                            coming up for election each year.  The       terms, with approximately one-third of the
                            terms of new directors may be less, in       directors coming up for election each year.
                            order to divide the board into thirds, as
                            nearly as possible.
----------------------------------------------------------------------------------------------------------------------
Number of Directors         Under the bank's bylaws, the board           Under the holding company's bylaws, the
                            must consist of not less than five nor       board must consist of not less than five nor
                            more than 25 directors.  However,            more than 25 directors.  However,
                            amending the provision relating to the       amending the provision relating to the
                            right of shareholders to change the          right of shareholders to change the number
                            number of directors by more than two in      of directors by more than two in a calendar
                            a calendar year requires the vote of two-    year requires the vote of two-thirds of the
                            thirds of the shares voted by                shares voted by shareholders voting in
                            shareholders voting in person or by          person or by proxy at the meeting.
                            proxy at the meeting.
----------------------------------------------------------------------------------------------------------------------
Directors' Mandatory        Yes, under the bank's bylaws, a person       Yes, under the holding company's bylaws,
Retirement                  who has reached the age of 70 may not        a person who has reached the age of 70
                            be elected as a director.  Directors who     may not be elected as a director.  Directors
                            reach the age of 70 while they are           who reach the age of 70 while they are
                            serving may finish their term and            serving may finish their term and
                            afterwards serve as a Director Emeritus.     afterwards serve as a Director Emeritus.
----------------------------------------------------------------------------------------------------------------------
Right to Change the         Within the above limits, the                 Within the above limits, the shareholders
Number of Directors         shareholders may increase or diminish        may increase or diminish the number of
                            the number of directors at any regular or    directors at any regular or special meeting
                            special meeting called for that purpose,     called for that purpose, provided however,
                            provided however, that the board of          that the board of directors may not be
                            directors may not be increased or            increased or decreased in number by the
                            decreased in number by the shareholders      shareholders during any calendar year by
                            during any calendar year by more than        more than two members, unless the change
                            two members, unless the change is            is approved by a vote of two-thirds of the
                            approved by a vote of two-thirds of the      shares voted by the shareholders voting in
                            shares voted by the shareholders voting      person or by proxy at the annual meeting
                            in person or by proxy at the annual          or special meeting called for that purpose.
                            meeting or special meeting called for
                            that purpose.

                            Between annual meetings of                   Between annual meetings of shareholders,
                            shareholders, the board, by a majority       the board, by a majority vote, may
                            vote, may increase the membership of         increase the membership of the board, by
                            the board, by not more than two              not more than two members and, by like
                            members and, by like vote, appoint           vote, appoint shareholders to fill the
                            shareholders to fill the vacancies created   vacancies created by the increase.
                            by the increase.
----------------------------------------------------------------------------------------------------------------------
Right of Shareholders       Under the bank's bylaws, the                 Under the holding company's bylaws, the
to Determine Number         shareholders shall at each meeting for       shareholders shall at each meeting for the
of Directors to Be          the election of directors determine how      election of directors determine how many
Elected                     many directors shall be elected at the       directors shall be elected at the meeting.
                            meeting.
----------------------------------------------------------------------------------------------------------------------

======================================================================================================================
                                                                                     The Holding Company's
                                      The Bank's Common Stock                            Common Stock
----------------------------------------------------------------------------------------------------------------------
Right of Remaining          Under the bank's bylaws, the remaining       Under the holding company's bylaws, the
Directors to Fill           directors may fill a vacancy on the          remaining directors may fill a vacancy on
Vacancies on the Board      board by a majority vote, but only           between the board by a majority vote, but only
                            annual meetings of shareholders. As a        between annual meetings of shareholders.
                            result, the persons appointed to fill        As a result, the persons appointed to fill
                            vacancies must be elected by the             vacancies must be elected by the
                            shareholders at the next annual meeting.     shareholders at the next annual meeting.
======================================================================================================================

                                 PROPOSAL NO. 4:

                      RATIFICATION OF INDEPENDENT AUDITORS

         The board of directors of the bank has appointed Stokes, Kelly & Hinds, L.L.C., Certified Public Accountants, of Pittsburgh, Pennsylvania, to audit the financial statements of the bank for the fiscal year ending December 31, 2000. The board proposes that the shareholders ratify this appointment. Stokes, Kelly & Hinds advised the bank that none of its members has any financial interest in the bank. Stokes, Kelly & Hinds also served as the bank's independent auditors for the 1999 fiscal year.

         The majority of shares present, in person or by proxy, and entitled to vote at the annual meeting must vote in the affirmative to ratify the appointment of Stokes, Kelly & Hinds as the bank's independent auditors for the 2000 fiscal year. A representative of the firm will be present at the annual meeting to answer shareholders' questions. In the event that shareholders do not ratify the selection of Stokes, Kelly & Hinds as the bank's independent auditors for the 2000 fiscal year, the board of directors may appoint another accounting firm to provide independent public accounting services for the 2000 fiscal year.

         The board of directors recommends that shareholders vote FOR the ratification of Stokes, Kelly & Hinds as the independent auditors for the bank for the fiscal year ending December 31, 2000.

         If the proposed reorganization is approved and implemented, it is anticipated that the holding company will also select Stokes, Kelly & Hinds as its auditor.


                              SHAREHOLDER PROPOSALS

         In the event the proposed reorganization is approved and the holding company becomes the one-bank holding company for the bank, any shareholder who, in accordance with the proxy rules of the SEC, wishes to submit a proposal for inclusion in the holding company's proxy statement for its 2000 Annual Meeting of Shareholders must deliver the proposal in writing to Thomas J. Cook, Secretary, at the holding company's principal executive offices, 151 West Main Street, Somerset, Pennsylvania 15501, no later than November 30, 2000.

         Also, for proposals which will not be included in the holding company's proxy statement, if the holding company does not receive notice of a shareholder proposal by February 13, 2001, the proxy holders at the 2001 Annual Meeting may vote on the proposal at their discretion, as they consider in the best interests of the holding company.

         If the reorganization does not occur, then the above deadlines relating to shareholder proposals shall apply to the bank for its 2001 Annual Meeting of Shareholders.

                                  OTHER MATTERS

         The board of directors does not know of any matters to be presented for consideration other than the matters described in this proxy statement/prospectus. However, if any other matters are properly presented for consideration and voting at the Annual Meeting of Shareholders, the persons named as proxy holders will vote the proxies in what they determine to be the best interests of the bank. See "Where You Can Find More Information" below.

                       -----------------------------------

                       Where You Can Find More Information

                       -----------------------------------

The Holding Company's Registration Statement

         Somerset Trust Holding Company has filed with the Securities and Exchange Commission in Washington, D.C., a registration statement under the Securities Act of 1933 for its common stock to be issued in the proposed reorganization. This proxy statement/prospectus statement is a part of the registration statement.

         This document does not contain all of the information, exhibits and undertakings contained in the registration statement, which is on file with the SEC in Washington, D.C. The registration statement and exhibits may be examined during normal business hours, or copies obtained by mail at prescribed rates, at the SEC's public reference room located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov. The registration statement may be accessed from this Web site.

Annual Reports

         Somerset Trust Company is mailing a copy of the bank's Annual Report for the fiscal year ended December 31, 1999, audited in accordance with generally accepted auditing standards and containing financial information prepared in accordance with generally accepted accounting principles, to shareholders with this proxy statement/prospectus. You may obtain a copy of the bank's 1998 Annual Report promptly and without charge by contacting G. Henry Cook, President and Chief Executive Officer, Somerset Trust Company, 151 West Main Street, Somerset, Pennsylvania 15501 (telephone 814-443-3661).

Periodic Reports and Information Filed with the SEC Following the Reorganization

         Following the reorganization, Somerset Trust Holding Company will be subject to the information reporting requirements of the Securities Exchange Act of 1934, and will file periodic reports and other information with the SEC. The financial information filed with the SEC will be consolidated with the bank's financial information. You may inspect and copy such reports and other information at the SEC's public reference facilities described above. You may also obtain these documents at the SEC's Web site at http://www.sec.gov. In addition, the holding company will provide consolidated annual financial reports to shareholders.

                                     ANNEX A

                             PLAN OF REORGANIZATION
                          AND EXHIBIT A, PLAN OF MERGER

                             PLAN OF REORGANIZATION


         THIS AGREEMENT made as of this ____ day of March, 2000, among SOMERSET TRUST HOLDING COMPANY, a Pennsylvania business corporation (the "Holding Company"), SOMERSET TRUST COMPANY, Somerset, Pennsylvania, a
Pennsylvania-chartered bank and trust company (the "Bank"), and SOMERSET INTERIM BANK (In Organization), a Pennsylvania- chartered banking institution and a subsidiary of the Holding Company (the "Interim Bank"),

                                   WITNESSETH:

         WHEREAS, the Holding Company, the Bank and the Interim Bank desire to effect the formation of a bank holding company whereby Bank and the Interim Bank will be merged, the surviving bank will become a wholly-owned subsidiary of the Holding Company, and the present shareholders of the Bank (except for those who perfect dissenters' rights) will become shareholders of the Holding Company, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

SECTION 1. MERGER.

         1.1. Agreement to Merge. Subject to the terms and conditions hereinafter set forth, the parties hereto agree to effect a merger of the Bank and the Interim Bank (the "Merger") pursuant to the provisions of the Pennsylvania Banking Code of 1965, as amended, (the "Banking Code") in accordance with the Plan of Merger attached hereto as Exhibit A and made a part hereof (the "Plan of Merger").

         1.2. Holding Company Common Stock. The Holding Company shall make available to the Bank and the Interim Bank a sufficient number of shares of the Holding Company's Common Stock to effect the Merger pursuant to the Plan of Merger.

SECTION 2. SHARES OF THE HOLDING COMPANY AND OF THE SURVIVING BANK.

         2.1. Conversion of Shares. The manner of converting the shares of Common Stock of the Bank into shares of Common Stock of the Holding Company and the shares of Common Stock of the Interim Bank into shares of Common Stock of the surviving bank in the Merger shall be as set forth in Section 2 of the Plan of Merger.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE HOLDING COMPANY.

         The Holding Company represents, warrants and agrees as follows:

         3.1. Organization and Standing. The Holding Company is a corporation duly organized and validly existing under the Pennsylvania Business Corporation Law of 1988, as amended.

         3.2. Capitalization. The Holding Company is authorized to issue Four Million (4,000,000) shares of Common Stock, without par value, of which three
(3) shares are issued and outstanding. There are no outstanding options, warrants, calls, convertible securities, subscriptions or other commitments or rights of any nature with respect to the Common Stock of the Holding Company.

         3.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of the Holding Company. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein will violate any agreement to which the Holding Company is a party or by which it is bound or any law, order or decree or any provision of its Articles of Incorporation or By-laws.

         3.4. Absence of Liabilities. Prior to the effective time of the Merger, the Holding Company will have engaged only in the transactions contemplated by this Agreement and the Plan of Merger, will have no material liabilities and will have incurred no material obligations except in connection with its performance of the transactions provided for in this Agreement and in the Plan of Merger.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE BANK.

         The Bank represents, warrants and agrees as follows:

         4.1. Organization and Standing. The Bank is a state-chartered bank and trust company duly organized and validly existing under the Pennsylvania Banking Code of 1965, as amended (the "Banking Code").

         4.2. Capitalization. The Bank is authorized to issue 612,500 shares of Common Stock, par value $1.00 per share, of which 612,500 shares are issued and outstanding. There are no outstanding options, warrants, calls, convertible securities, subscriptions or other commitments or rights of any nature with respect to the Common Stock of Bank.

         4.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and the Plan of Merger have been duly authorized by the Board of Directors of the Bank. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement or the Plan of Merger nor the consummation of the transactions provided for herein or therein will violate any agreement to which the Bank is a party or by which it is bound or any law, order, or decree or any provision of its Articles of Incorporation or Bylaws.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE INTERIM BANK.

         The Interim Bank represents, warrants and agrees as follows:

         5.1. Organization and Standing. The Interim Bank is a state-chartered banking institution in the process of formation under the Banking Code.

         5.2. Capitalization. Upon formation, the Interim Bank will be authorized to issue One Hundred Thousand (100,000) shares of Common Stock, par value $1.00 per share, of which 100,000 shares will be issued and outstanding and owned by the Holding Company and three organizers immediately prior to the Merger.

         5.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and the Plan of Merger have been duly authorized by the Board of Directors of the Interim Bank. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement or the Plan of Merger nor the consummation of the transactions provided for herein or therein will violate any agreement to which the Interim Bank is a party or by which it is bound or any law, order, decree or any provision of its Articles of Incorporation or By-laws.

         5.4. Absence of Liabilities. Prior to the effective time of the Merger, the Interim Bank will have engaged only in the transactions contemplated by this Agreement and the Plan of Merger, will have no material liabilities and will have incurred no material obligations except in connection with its performance of the transactions provided for in this Agreement and in the Plan of Merger.

SECTION 6. COVENANTS OF THE HOLDING COMPANY.

         The Holding Company agrees that between the date hereof and the effective time of the Merger:

         6.1. Capitalization of the Interim Bank. The Holding Company shall purchase a total of 97,000 shares of Common Stock, par value $1.00 per share, of Interim Bank for $1.55 per share, and shall cause the Interim Bank to do all things necessary to obtain a charter as a state banking institution pursuant to the Banking Code so as to permit the consummation of the Merger provided for in the Plan of Merger. The Holding Company shall also purchase the 3,000 shares of Common Stock of the Organizers of the Interim Bank upon consummation of the Merger for $1.55 per share.

         6.2. Approval of Merger. The Holding Company, as a shareholder of the Interim Bank, shall approve this Agreement and the Plan of Merger in accordance with applicable law.

         6.3. Best Efforts. The Holding Company will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, subject, however, to the requisite vote of the shareholders of the Bank in accordance with the requirements of the Banking Code and applicable law.

SECTION 7. COVENANTS OF THE BANK.

         The Bank agrees that between the date hereof and the effective time of the Merger:

         7.1. Shareholders' Meeting. The Bank shall submit this Agreement and the Plan of Merger to the vote of its shareholders as provided by the Banking Code and other applicable laws at a meeting of shareholders to be held as soon as practicable, and any adjournment or postponement thereof.

         7.2. Best Efforts. The Bank will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, subject, however, to the requisite vote of the shareholders of the Bank in accordance with the requirements of the Banking Code and applicable law.

SECTION 8. COVENANTS OF THE INTERIM BANK.

         The Interim Bank agrees that between the date hereof and the effective time of the Merger:

         8.1. Shareholder Approval. The Interim Bank shall submit this Agreement and the Plan of Merger to its shareholder(s) for approval and adoption as provided by the Banking Code and other applicable laws.

         8.2. Best Efforts. The Interim Bank will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, subject, however, to the requisite approval of the shareholder(s) of the Interim Bank in accordance with the requirements of the Banking Code and applicable law.

SECTION 9. CONDITIONS TO OBLIGATIONS OF THE PARTIES.

         The obligations of the parties to consummate this Agreement and the Plan of Merger shall be subject to the following conditions:

         9.1. Representations and Warranties: Performance of Covenants. The representations and warranties and covenants contained in Sections 3, 4, 5, 6, 7 and 8 hereof shall be true as of and at the effective time of the Merger, and each party shall have performed all obligations required hereby to be performed by it prior to the effective time of the Merger.

         9.2. Bank Shareholder Approval. The shareholders of Bank shall have duly approved this Agreement and the Plan of Merger in accordance with applicable laws.

         9.3. Regulatory Approvals. Any federal or state regulatory agency having jurisdiction (banking or otherwise), to the extent that any consent or approval is required by applicable laws or regulations for the consummation of this Agreement and the Plan of Merger, shall have granted any necessary consent or approval.

         9.4. Registration Statement. The registration statement (the "Registration Statement") filed by the Holding Company, if required pursuant to the Securities Act of 1933, as amended, covering the shares of the Holding Company's Common Stock to be issued pursuant to the Plan of Merger shall have been declared effective by the Securities and Exchange Commission; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Holding Company, shall be contemplated or threatened by the Securities and Exchange Commission.

         9.5. Litigation. There shall be no litigation or proceeding pending or threatened for the purpose of enjoining, restraining or preventing the consummation of the Merger, this Agreement or the Plan of Merger or otherwise claiming that such consummation is improper.

         9.6. Tax Opinion. A tax opinion shall have been obtained from Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to the Bank that the conversion of Bank's Common Stock into the Holding Company's Common Stock will be tax free for federal income tax purposes; provided, however, that the requirements of this Section 9.6 may be waived by the affirmative vote of a majority of the Board of Directors of each of the parties hereto.

SECTION 10. TERMINATION, WAIVER AND AMENDMENT.

         10.1. Circumstances of Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and the Plan of Merger may be terminated at any time before the effective time of the Merger (whether before or after action with respect thereto by the Bank's shareholders) only:

                  (a) by the mutual consent of the Board of Directors of the Bank, the Interim Bank and the Holding Company evidenced by an instrument in writing signed on behalf of each by any two of their respective officers; or

                  (b) by the Board of Directors of the Bank if in its sole judgment the Merger would be inadvisable because of the number of shareholders of the Bank who perfect their dissenter's rights in accordance with applicable law and the Plan of Merger, or if, in the sole judgment of such Board, the Merger would not be in the best interests of the Bank or its employees, depositors or shareholders for any reason whatsoever.

         10.2. Effect of Termination. In the event of the termination and abandonment hereof, this Agreement and the Plan of Merger shall become void and have no effect, without any liability on the part of any of the parties, their directors, officers or shareholders, except as set forth in Section 11 hereof.

         10.3. Waiver. Any of the terms or conditions of this Agreement and the Plan of Merger may be waived in writing at any time by the Bank by action taken by its Board of Directors, whether before or after action by the Bank's shareholders; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors, such waiver will not have a materially adverse effect on the benefits intended to be granted hereunder to the shareholders of the Bank.

         10.4. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the Plan of Merger may be amended at any time by the affirmative vote of a majority of the Board of Directors of each of the Bank, the Holding Company and the Interim Bank, whether before or after action with respect thereto by the Bank's shareholders and without further approval of such amendment by the shareholders of the parties hereto; provided, however, that Section 2.1 of this Agreement and
Section 2 of the Plan of Merger may not be amended after the meeting of the Bank's shareholders referred to in Section 7.1 hereof except by the vote of Bank shareholders required for the approval of the Merger by such shareholders.

SECTION 11. EXPENSES.

         11.1. General. Each party hereto will pay its own expenses incurred in connection with this Agreement and the Plan of Merger, whether or not the transactions contemplated herein are effected.

         11.2. Special Dividend. Upon the effective time of the Merger, the surviving bank shall pay a special dividend to the Holding Company in an amount equal to the sum of:

                (a) the expenses of the Holding Company in connection with the transactions contemplated herein, if any;

                (b) the principal amount of any loan that the Holding Company shall have obtained to purchase shares of Common Stock of the Interim Bank as provided in 6.1 hereof; and

                (c) the amount of any interest incurred by the Holding Company on account of any loans obtained by it for the purchase of shares of Common Stock of the Interim Bank as provided in Section 6.1 hereof.

SECTION 12. MISCELLANEOUS.

         12.1. Restrictions on Affiliates. The Holding Company may cause stock certificates representing any shares issued to any shareholder who may be deemed to be an affiliate of the Bank, within the meaning of Rule 145 under the Securities Act of 1933, as amended, to bear a legend setting forth any applicable restrictions on transfer thereof under Rule 145 and may cause stop-transfer orders to be entered with its transfer agent with respect to any such certificates.

         12.2. No Brokers. Each of the parties represents to the other that it has not incurred and will not incur any liability for brokerage fees or agents' commissions in connection with this Agreement, the Plan of Merger and the transactions contemplated hereby.

         12.3. Right to Withhold Dividends. The Board of Directors of the Holding Company reserves the right to withhold dividends from any former shareholder of the Bank who fails to exchange certificates representing the shares of the Bank for certificates representing the shares of the Holding Company in accordance with Section 2 of the Plan of Merger.

         12.4. Failure to Surrender Certificates. Shareholders of the Holding Company shall surrender certificates representing the shares of the Bank for certificates representing the shares of the Holding Company within two (2) years of the date of the letter of transmittal as provided in Section 2 of the Plan of Merger. In the event that any certificates are not surrendered for exchange within such two (2) year period, the shares, represented by appropriate certificates of the Holding Company that would otherwise have been delivered in exchange for the unsurrendered certificates, may be sold and the net proceeds of the sale shall be held for the shareholders of the unsurrendered certificates to be paid to them upon surrender of their outstanding certificates. From and after such sale, the sole right of the holders of the unsurrendered outstanding certificates shall be the right to collect the net sales proceeds held for their account.

         12.5. Entire Agreement. This Agreement (including the Plan of Merger attached as an exhibit hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

         12.6. Captions. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement or the Plan of Merger.

         12.7. Applicable Law. This Agreement and the Plan of Merger shall be governed by the laws of the Commonwealth of Pennsylvania applicable to contracts executed in and to be performed exclusively within the Commonwealth of Pennsylvania, regardless of where they are executed.

         12.8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above mentioned.



(SEAL)

ATTEST:                                        SOMERSET TRUST HOLDING COMPANY


                                               By:
-----------------------------                     --------------------------
Thomas J. Cook, Secretary                          G. Henry Cook, President



(SEAL)


ATTEST:                                        SOMERSET TRUST COMPANY


                                               By:
-----------------------------                     --------------------------
Thomas J. Cook, Secretary                           G. Henry Cook, President


(SEAL)


ATTEST:                                        SOMERSET INTERIM BANK


                                               By:
-----------------------------                     --------------------------
Thomas J. Cook, Secretary                           G. Henry Cook, President

                                 PLAN OF MERGER

                              SOMERSET INTERIM BANK

                       with, into and under the charter of

                             SOMERSET TRUST COMPANY


         THIS PLAN OF MERGER made between Somerset Trust Company (the "Bank"), a Pennsylvania-chartered bank and trust company, located at 151 West Main Street, Somerset, County of Somerset, in the Commonwealth of Pennsylvania, and Somerset Interim Bank (In Organization) (the "Interim Bank"), a Pennsylvania-chartered bank, located at 151 West Main Street, Somerset, County of Somerset, in the Commonwealth of Pennsylvania (the two parties being sometimes collectively referred to here in as the "Constituent Banks").

         WHEREAS, Bank, Interim Bank and Somerset Trust Holding Company (the "Holding Company"), a Pennsylvania business corporation of which Interim Bank is a subsidiary, have entered into a Plan of Reorganization of even day herewith (the "Plan of Reorganization"), providing for, among other things, the execution of the Plan of Merger and for the merger (the "Merger") of Bank and Interim Bank in accordance with the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the Constituent Banks, intending to be legally bound hereby, agree to effect the Merger in accordance with the terms and conditions hereinafter set forth.

Section 1. General.

1.1 The Merger. On the Effective Date, as hereinafter defined, Interim Bank shall be merged with, into and under the charter of the Bank under the Pennsylvania Banking Code of 1965, as amended (the "Banking Code"), the separate existence of Interim Bank shall cease, and Bank shall be the surviving Bank (the "Surviving Bank"), in accordance with this Plan of Merger.

1.2 Name. The name of the surviving Bank shall be Somerset Trust Company, and the location of its principal office shall be 151 West Main Street, Somerset, Pennsylvania 15501.

1.3 Articles of Incorporation. At the Effective Date, the Articles of Incorporation of the Bank, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the Surviving Bank.

1.4 By-laws. At the Effective Date, the By-laws of the Bank, as in effect immediately prior to the Effective Date, shall be the By-laws of the Surviving Bank.

1.5 Effect of Merger. On the Effective Date, the Surviving Bank shall succeed, without further act or deed, to all of the property, rights, powers, duties and obligations of the Constituent Banks in accordance with the Banking Code. Any claim existing or action pending by or against either of the Constituent Banks may be prosecuted to judgment as if the Merger had not taken place, and the Surviving Bank may be substituted in its place.

1.6 Continuation in Business. The Surviving Bank shall continue in business with the assets and liabilities of each of the Constituent Banks. The Surviving Bank shall be a bank and trust company organized and having perpetual existence under the laws of the Commonwealth of Pennsylvania. Any branch offices of the Surviving Bank shall consist of the Bank's present branch offices and any other branch office or offices that Bank may be authorized to have as of the Effective Date.

1.7 Board of Directors. The Board of Directors of Bank immediately prior to the consummation of the Merger shall serve as the officers of the Surviving Bank from and after the Effective Date and until such time as their successors have been duly elected and qualified.

1.8 Officers. The persons who are executive or other officers of the Bank immediately prior to the consummation of the Merger shall serve as the officers of the Surviving Bank from and after the Effective Date and until such time as the Board of Directors of the Surviving Bank shall otherwise determine.

1.9 Employees. On the Effective Date, all persons who are employees of the Bank and of Interim Bank shall become employees of the Surviving Bank.

Section 2. Conversion of Shares. The manner and basis of converting shares of Common Stock of the Constituent Banks shall be as follows:

2.1 Stock of Interim Bank. The shares of Common Stock, par value $1.00 per share, of Interim Bank issued and outstanding immediately prior to the Effective Date shall be converted into fully paid and non-assessable shares of Common Stock of the Surviving Bank so that the number of outstanding shares of Common Stock of the Surviving Bank at and after the Effective Date shall equal the number of outstanding shares of Common Stock of the Bank prior to the Effective Date and resulting in all outstanding shares of Common Stock of the Surviving Bank being held by the Holding Company at and after the Effective Date.

2.2 Stock of the Bank. Each share of Common Stock, par value $1.00 per share, of Bank issued and outstanding immediately prior to the Effective Date, except for shares owned by shareholders who shall have duly perfected dissenters' rights in accordance with this Plan of Merger and applicable law and except for fractional shares, shall, on the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become four (4) shares of fully paid and nonassessable Common Stock, without par value, of the Holding Company. No fractional shares of Common Stock and no scrip or certificates therefor, shall be issued in connection with the Merger, except that fractional shares of Bank Common Stock held in the Bank's Employee Stock Ownership Plans shall be converted, regardless of whether the conversion results in fractional interests in Holding Company Common Stock. Except for Bank shares held in these plans, in lieu of the issuance of any fractional share to which a shareholder would otherwise be entitled, each former shareholder of the Bank shall receive, in cash, an amount equal to the fair market value of his or her fractional interest. From and after the Effective Date, each certificate which, prior to the Effective Date, represented shares of Common Stock of the Bank shall evidence ownership of shares of Common Stock of the Holding Company on the basis set forth herein.

2.3 Treasury Stock. Each share of Common Stock, par value $1.00 per share, of Bank held as a treasury share immediately prior to the Effective Date, if any, shall thereupon and without notice be canceled.

2.4 Exchange Agent. Bank shall designate the Secretary or another officer of the Holding Company or Bank to act as exchange agent to receive from the holders thereof, certificates that, immediately prior to the Effective Date, represented Bank's Common Stock and to exchange such certificates for Common Stock of the Holding Company, as provided herein and, if applicable, to pay cash for fractional shares of Bank Common Stock pursuant to Section 2.2 above.

2.5 Exchange Procedure. If appointed pursuant to Section 2.4 hereof, the exchange agent shall promptly mail to each record holder as of the date of exchange of an outstanding certificate or certificates that, prior to the Effective Date, represented shares of Bank's Common Stock, a letter of transmittal (which shall specify how delivery shall be effected, and that risk of loss and title to such certificate or certificates shall pass only upon proper delivery of such certificate or certificates, together with a properly executed letter of transmittal to the exchange agent at his address stated therein) and instructions for use in effecting the surrender of such certificate or certificates for exchange therefor. Upon surrender to the exchange agent of such certificate or certificates, together with such letter of transmittal, properly executed, the exchange agent shall exchange such certificate or certificates for shares of Common Stock of the Holding Company, as providing herein.

2.6 Failure to Surrender Certificates. Shareholders will be required to surrender certificates representing shares of the Bank for certificates representing shares of the Holding Company. All Bank Common Stock certificates must be surrendered within two (2) years after notice that surrender will be required. In the event that any former shareholder of Bank shall not have properly surrendered his Common Stock certificates within two (2) years after such notice, the shares of Holding Company Common Stock that would otherwise have been issued to him may, at the option of the Holding Company, be sold, and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held in a noninterest bearing account for his benefit. From and after any such sale, the sole right of such former shareholder of Bank shall be right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former shareholder of Bank, without interest, upon proper surrender of his Common Stock certificates.

2.7 Dissenters' Rights. Shareholders of Bank shall be entitled to exercise the rights provided in Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, as amended, (15 Pa.C.S.A. ss.1571 et. Seq.) ("Dissenters' Rights") with respect to the Plan of Merger.

Section 3. Miscellaneous.

3.1 Conditions. The obligations of Bank and Interim Bank to effect the Merger shall be subject to all of the terms and conditions contained in the Plan of Reorganization.

3.2 Termination and Agreement. This Plan of Merger may be terminated or amended prior to the Effective Date in the manner and upon the conditions set forth in the Plan of Reorganization. If the Plan of Reorganization is terminated pursuant to the terms thereof, this Plan of Merger shall terminate simultaneously, and the Merger shall be abandoned without further action of the parties hereto.

         WITNESS the signatures and seals of said merging banks this ____ day of March, 2000, each hereunto set by its President or a Vice President and attested by its Cashier or Secretary, pursuant to a resolution of its Board of Directors, acting by a majority thereof.



ATTEST:                                        SOMERSET TRUST COMPANY


                                               By:
-----------------------------                     --------------------------
Thomas J. Cook, Secretary                           G. Henry Cook, President


(SEAL)


ATTEST:                                        SOMERSET INTERIM BANK


                                               By:
-----------------------------                     --------------------------
Thomas J. Cook, Secretary                           G. Henry Cook, President

                                     ANNEX B


                            ARTICLES OF INCORPORATION

                                       OF

                         SOMERSET TRUST HOLDING COMPANY

                            ARTICLES OF INCORPORATION
                                       OF
                         SOMERSET TRUST HOLDING COMPANY


         In compliance with the requirements of 15 Pa.C.S. ss.1306 (relating to Articles of Incorporation), the undersigned, desiring to be incorporated as a business corporation, hereby state that:

         1. The name of the Corporation is Somerset Trust Holding Company.

         2. The address, including street and number, if any, of this Corporation's initial registered office in the Commonwealth of Pennsylvania is 151 West Main Street, Somerset, Pennsylvania 15501, and the county of venue is Somerset.

         3. The Corporation is incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988 (15 Pa.C.S. ss.1101 et seq.), as the same may be amended.

         4. The purpose or purposes of the Corporation are to have unlimited power to engage in and to do any lawful act concerning any or all business for which corporations may be incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988, as the same may be amended.

         5. The aggregate number of shares that the Corporation shall have authority to issue is Four Million (4,000,000) shares of Common Stock, without par value. The holders of Common Stock shall have one vote per share.

         6. The name and address, including street and number, if any, of each of the Incorporators, and the number and class of shares subscribed to by each Incorporator are:

                                                                 Number and
          Name                    Address                      Class of Shares
          ----                    -------                      ---------------

     G. Henry Cook          821 W. Race Street                  1 share of
                            Somerset, PA  15501                 common stock

     Thomas J. Cook         334 W. Race Street                  1 share of
                            Somerset, PA  15501                 common stock

     Andrew F. Cook         2212 W. Bakersville-Edie Rd.        1 share of
                            Somerset, PA 15501                  common stock

         7. No merger, consolidation, liquidation or dissolution of the Corporation, nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of the holders of at least two-thirds (662/3%) of the outstanding shares of Common Stock of the Corporation.

         8. Pursuant to Section 2501 of the Pennsylvania Business Corporation Law of 1988, as amended, the provisions of Subchapters B, C and D of Chapter 25 (Registered Corporations) of the Pennsylvania Business Corporation Law of 1988, as amended, shall not apply to the Corporation.

         IN TESTIMONY WHEREOF, the Incorporators have signed these Articles of Incorporation this _____ day of March, 2000.






--------------------------------             -------------------------------
G. Henry Cook, Incorporator                  Thomas J. Cook, Incorporator


--------------------------------
Andrew F. Cook, Incorporator

                                     ANNEX C

                    BY-LAWS OF SOMERSET TRUST HOLDING COMPANY

                                     BYLAWS
                                       of
                         SOMERSET TRUST HOLDING COMPANY

                                    Article 1

                               CORPORATION OFFICE


         Section 1.1 The Corporation shall have and continuously maintain in Pennsylvania a registered office. The registered office shall be 151 West Main Street, Somerset, Pennsylvania 15501. The principal place of business of the Corporation may be, but need not be, the same as the registered office. The address of the registered office may be changed from time to time by the Board of Directors.

         Section 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                    Article 2

                              SHAREHOLDERS MEETINGS

         Section 2.1 All meetings of the shareholders shall be held at the registered office of the Corporation or at such other place as may be fixed from time to time by the Board of Directors, and such meetings shall be held at such time as may be fixed from time to time by the Board of Directors.

         Section 2.2 The annual meeting of the shareholders shall be held no later than the thirty-first day of May in each year, when the shareholders shall elect members to the Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 2.3 Special meetings of the shareholders may be called at any time by the Chief Executive Officer, a majority of the Board of Directors or by one or more shareholders entitled to cast at least twenty percent (20%) of the votes which all shareholders are entitled to cast at a particular meeting. At any time, upon written request of any person who has called a special meeting, it shall be the duty of the Secretary to fix the time of the meeting which, if the meeting is called pursuant to a statutory right, shall be held not more than sixty (60) days after the receipt of the request. If the Secretary refuses to fix the time of the meeting or neglects to fix the time of the meeting within thirty (30) days after the receipt of such a request, the person or persons making the request may issue the call.

         Section 2.4 Written notice of all shareholder meetings (other than adjourned meetings of shareholders), shall state the place, date, hour, the purpose thereof and shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, at least ten (10) days before such meeting, unless a greater period of notice is required by statute or by these By-laws, to each shareholder entitled to vote thereat at such address as appears on the transfer books for shares of the Corporation.

         Section 2.5 When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

                                    Article 3

                             QUORUM OF SHAREHOLDERS

         Section 3.1 The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders.

         Section 3.2 If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present, in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present, in person or by proxy, except that those shareholders entitled to vote who attend a meeting of shareholders:

         (1) At which directors are to be elected that has been previously adjourned for lack of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors;

         (2) That has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

         Section 3.3 At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                                    Article 4

                                  VOTING RIGHTS

         Section 4.1 Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the transfer books for shares of the Corporation on the record date fixed for the meeting.

         Section 4.2 When a quorum is present at any meeting the voice vote of the holders of a majority of the stock having voting power, present, in person or by proxy, shall decide any question brought before such meeting except as provided differently by statute or by the Articles of Incorporation.

         Section 4.3 Upon demand made by a shareholder entitled to vote at any election for directors before the voting begins, the election shall be by ballot.

         Section 4.4 In each election of directors, a shareholder is entitled to vote his or her shares on a cumulative basis.

                                    Article 5

                                     PROXIES

         Section 5.1 Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation.

         Section 5.2 A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three (3) years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                                    Article 6

                                   RECORD DATE

         Section 6.1 The Board of Directors may fix a time, not more than forty
(40) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or distribution or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the transfer books for shares of the Corporation after any record date fixed as aforesaid.

         Section 6.2 The Board of Directors may close the transfer books for shares of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten (10) days before closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the transfer books for shares of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

                                    Article 7

                                  VOTING LISTS

         Section 7.1 The Secretary shall have charge of the transfer books for shares of the Corporation and shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

         Section 7.2 Failure to comply with the requirements of Section 7.1 shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote an any meeting of shareholders.

                                    Article 8

                               JUDGES OF ELECTION

         Section 8.1 In advance of any meeting of shareholders, the Board of Directors shall appoint three (3) judges of election, not candidates for office and who need not be shareholders, to conduct the election or any vote at any meeting or any adjournment thereof.

         Section 8.2 In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy shall be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

         Section 8.3 The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

         Section 8.4 On request of the presiding officer of the meeting, or of any shareholder, the judges of election shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them, which certificate the Secretary shall cause to be recorded in the minutes of the meeting. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

                                    Article 9

                                    DIRECTORS

         Section 9.1 Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the Corporation's then existing Board of Directors) shall so notify the Secretary of the Corporation in writing not less than sixty (60) days prior to the date of any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known by the notifying shareholder:

                (a)     the name and address of each proposed nominee;

                (b)     the age of each proposed nominee;

                (c)     the principal occupation of each proposed nominee;

                (d) the number of shares of the Corporation owned by each proposed nominee;

                (e)     the total number of shares that to the knowledge of the
                 notifying shareholder will be voted for each proposed nominee;

                (f) the name and residence address of the notifying shareholder; and

                (g) the number of shares of the Corporation owned by the notifying shareholder.

         Any nomination for director not made in accordance with this Section shall be disregarded by the presiding officer of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this Section, the nomination shall be honored and all votes cast for such nominee shall be counted.

         Section 9.2 Every director shall be a shareholder of the Corporation. Evidence of ownership shall be the list of shareholders prepared by the officer having charge of the shareholder ledger.

         Section 9.3 No person who has reached the age of seventy (70) shall qualify to be a director of the Corporation, but any director who is elected or appointed to a term of office during which he or she attains the age of seventy
(70) shall be eligible to continue to serve until the expiration of that term of office. Any director who attains the age of seventy (70) while serving as a director shall, at the end of the term which he or she is then serving, be given the status of Director Emeritus and shall have all rights and privileges of that office.

         Section 9.4 The number of directors that shall constitute the whole Board of Directors shall be not less than five (5) nor more than twenty-five
(25). The Board of Directors shall be classified into three (3) classes, each class to be elected for a term of three (3) years, with as nearly as possible, each class consisting of one-third of the directors. The terms of the respective classes shall expire in successive years as provided in Section 9.5 hereof. Within the foregoing limits, the shareholders shall at each meeting of the election of directors, determine how many directors shall be elected at the meeting. The number of directors may be increased or diminished by the shareholders at any regular meeting or any special meeting called for that purpose, provided, however, that the Board of Directors may not be increased or decreased in number by the shareholders during any calendar year by more than two (2) members unless such increase or decrease in membership of the Board is approved by a vote of two-thirds of the shares voted by the shareholders voting in person or by proxy at any annual meeting or special meeting called for that purpose.

         Between annual meetings of the shareholders, the Board of Directors, by a vote of a majority of the full Board, may increase the membership of the Board, within the maximum above prescribed, by not more than two (2) members and, by like vote, appoint shareholders to fill the vacancies created thereby.

         Section 9.5 At the 2001 annual meeting of shareholders of the Corporation, the shareholders shall elect eleven (11) directors as follows: three (3) Class A directors to serve until the 2002 annual meeting of shareholders, four (4) Class B directors to serve until the 2003 annual meeting of shareholders, and four (4) Class C directors to serve until the 2004 annual meeting of shareholders. Each class shall be elected in a separate election. At each annual meeting of shareholders thereafter, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three (3) years, so that the term of office of one class of directors shall expire in each year.

         Section 9.6 The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or for any other proper cause which these By-laws may specify or if, within sixty (60) days or such other time as these By-laws may specify after notice of his selection, he does not accept the office either in writing or by attending a meeting of the Board of Directors and fulfill such other requirements of qualification as these By-laws may specify.

         Section 9.7 Upon application of any shareholder or director, the court may remove from office any director in case of fraudulent or dishonest acts, or gross abuse of authority or discretion with reference to the Corporation, or for any other proper cause, and may bar from office any director so removed for a period prescribed by the court. The Corporation shall be made a party to the action and, as a prerequisite to the maintenance of an action under this Section 9.5, a shareholder shall comply with Section 1782 of the Business Corporation Law of 1988, and any amendments or supplements thereto.

         Section 9.8 An act of the Board of Directors done during the period when a director has been suspended or removed for cause shall not be impugned or invalidated if the suspension or removal is thereafter rescinded by the shareholders or by the Board of Directors or by the final judgment of a court.

         Section 9.9 The Board of Directors may appoint a person who previously held the position of Director to be a Director Emeritus. A Director Emeritus may attend meetings of the Board of Directors and shall have such other rights and privileges as may be determined from time to time by resolution of the Board of Directors.

         Section 9.10 The Board of Directors may appoint each year such number of Advisory Directors as the Board of Directors may from time to time determine.

                                   Article 10

                         VACANCIES ON BOARD OF DIRECTORS

         Section 10.1 Vacancies on the Board of Directors, resulting from the death, retirement or resignation of a director during his or her term, shall be filled by a majority of the remaining members of the Board of Directors, or by a sole remaining director, though less than a quorum, and each person so appointed shall be a director until the next annual meeting. At the next annual meeting an election shall be held to fill the remainder of the vacated term.

         Section 10.2 In the event there shall be an increase in the number of directors, then and in that event, the initial term of the new directors shall be adjusted so as to provide as nearly as possible that one-third of all directors shall be elected each year.

                                   Article 11

                          POWERS OF BOARD OF DIRECTORS

         Section 11.1 The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised and done by the shareholders.

         Section 11.2 A director shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

                (1) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

                (2) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons.

                (3) A committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

         A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

         In assessing whether the standard set forth herein has been satisfied, there shall not be any greater obligation to justify, or higher burden of proof with respect to, any act as the board of directors, any committee of the board or any individual director relating to or affecting an acquisition or potential or proposed acquisition of control of the corporation than is applied to any other act as a board of directors, any committee of the board or any individual director.

         Section 11.3 In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers, upon creditors and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 11.2.

         Section 11.4 Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

         Section 11.5 A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

                (1) the director has breached or failed to perform the duties of his office under this Article 11; and

                (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         Section 11.6  The provisions of Section 11.5 shall not apply to:

                (1) the responsibility or liability of a director pursuant to any criminal statute; or

                (2) the liability of a director for the payment of taxes pursuant to local, State or Federal law.

         Section 11.7 A director of the Corporation who is present at a meeting of the Board of Directors, or of a committee of the Board of Directors, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the Secretary of the Corporation before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 11.7 shall bar a director from asserting that minutes of any meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notifies the Secretary of the Corporation, in writing, of the asserted omission or inaccuracy.

                                   Article 12

                      COMMITTEES OF THE BOARD OF DIRECTORS

         Section 12.1 The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors or in these By-laws, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following:

                (a) The submission to shareholders of any action requiring approval of shareholders under applicable law, the Articles of Incorporation or these By-laws.

                (b) The creation or filling of vacancies in the Board of Directors.

                (c)     The adoption, amendment or repeal of these By-laws.

                (d) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors.

                (e) Action on matters committed by these By-laws or resolution of the Board of Directors to another committee of the Board of Directors.

         Section 12.2 The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

         Section 12.3 Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors. The term "Board of Directors," when used in any provision of this Article 12 relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Any provision of this Article 12 relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Article 12.

                                   Article 13

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 13.1 A meeting for the purpose of organizing the new Board of Directors and electing and appointing officers of the Corporation for the succeeding year shall be held on the first regularly scheduled meeting of the Board following the annual meeting of the shareholders.

         Section 13.2 Regular meetings of the Board of Directors shall be held, without notice, at such times as the Board may from time to time designate on the third Thursday of each month. When such meeting falls upon a holiday, then the meeting shall be held the next succeeding business day unless otherwise designated by the Board. At least three (3) days advance written notice of such change in meeting date shall be given to each director.

         Section 13.3 Special meetings of the Board of Directors may be called by the Chief Executive Officer on one (1) day's notice to each director, either personally or in the manner set forth under Article 32 hereof; special meetings shall be called by the Chief Executive Officer in like manner and on like notice upon the written request of any three (3) directors.

         Section 13.4 One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

         Section 13.5 At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-laws. If a quorum shall not be present in person or by communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

                                   Article 14

                    INFORMAL ACTION BY THE BOARD OF DIRECTORS

         Section 14.1 Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the Corporation.

                                   Article 15

                            COMPENSATION OF DIRECTORS

         Section 15.1 Directors, Advisory Directors and Directors Emeriti, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, and any committee meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor, except that no salaried officer may receive a fee for attendance at a committee meeting.

                                   Article 16

                                    OFFICERS

         Section 16.1 The officers of the Corporation shall be elected by the Board of Directors at its organizational meeting and shall be a President/Chief Executive Officer, Secretary and Treasurer. The Board of Directors shall also elect one of its members as Chairman of the Board. The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. Any number of offices may be held by the same person, except that the offices of President, Treasurer and Chief Financial Officer, if any, shall not be held by the same person or persons.

         Section 16.2 The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

         Section 16.3 Each officer shall hold office for a term of one year and until his successor has been selected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation. The Corporation may secure the fidelity of any or all of the officers by bond or otherwise.

         Section 16.4 Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 16.5 An officer shall perform his duties as an officer in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his duties shall not be liable by reason of having been an officer of the Corporation.

                                   Article 17

                                  THE PRESIDENT

         Section 17.1 The Board of Directors shall appoint one of its members to be President. He shall also be the Chief Executive Officer of the Corporation. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors; shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by statute exclusively conferred on any particular officer or officers of the Corporation. The President shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall have general executory powers in addition to those specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors. In the absence or incapacity of the Chairman of the Board, the President shall preside at meetings of the shareholders and the directors.

                                   Article 18

                            THE CHAIRMAN OF THE BOARD

         Section 18.1 The Board of Directors shall appoint one of its members to be the Chairman of the Board. He shall preside at all meetings of the shareholders and directors; shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executory powers in addition to those specific powers conferred by these Bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

                                   Article 19

                               THE VICE PRESIDENT

         Section 19.1 The Vice President or, if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the President, exercise all powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in these By-laws or as shall be determined by the Board of Directors or the President. Any Vice President may, in the discretion of the Board of Directors, be designated as "executive," "senior," or by departmental or functional classification.

                                   Article 20

                                  THE SECRETARY

         Section 20.1 The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose, shall attend to the giving of all notices required by these Bylaws to be given, and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him by the Board of Directors or the President.

                                   Article 21

                                  THE TREASURER

         Section 21.1 The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

                                   Article 22

                               ASSISTANT OFFICERS

         Section 22.1 Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President, the Chairman of the Board or the officer to whom he is assistant may from time to time assign him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

                                   Article 23

                                 INDEMNIFICATION

         Section 23.1 (Third Party Actions) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

         Section 23.2 (Derivative Actions) The Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

         Section 23.3 (Mandatory Indemnification) To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 23.1 (relating to third party actions) or 23.2 (relating to derivative actions) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 23.4 (Procedure for Effecting Indemnification) Unless ordered by a court, any indemnification under Sections 23.1 (relating to third party actions) or 23.2 (relating to derivative actions) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

                1. by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

                2. if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                3.      by the shareholders.

         Section 23.5 (Advancing Expenses) Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this Article 23 may be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the person to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 23 or otherwise.

         Section 23.6 (Supplementary Coverage) (a) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article 23 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Section 23.6 or otherwise.

                (b)     Indemnification pursuant to subsection (a) of this
                Section 23.6 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                (c)     Indemnification pursuant to subsection (a) of this
                Section 23.6 under any By-law, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law except as provided in this
                Section 23.6 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation.

         Section 23.7 (Power to Purchase Insurance) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this Article 23.

         Section 23.8 (Application to Surviving or New Corporations) For the purpose of this Article 23, references to "the Corporation" include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a representative of the constituent, surviving or new corporation, or is or was serving at the request of the constituent, surviving or new corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article 23 with respect to the surviving or new corporation as he would if he had served the surviving or new corporation in the same capacity.

         Section 23.9 (Application to Employee Benefit Plans) For purposes of this Article 23:

                (a) References to "other enterprises" shall include employee benefit plans and references to "serving at the request of the Corporation" shall include any service as a representative of the Corporation that imposes duties on, or involves services by, the representative with respect to an employee benefit plan, its participants or beneficiaries.

                (b) Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines."

                (c) Action with respect to an employee benefit plan taken or omitted in good faith by a representative of the Corporation in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.

         Section 23.10 (Duration and Extent of Coverage) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 23 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the Corporation and shall inure to the benefit of the heirs and personal representative of that person.

                                   Article 24

                               SHARE CERTIFICATES

         Section 24.1 The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby, the par value of each share or a statement that such shares are without par value, as the case may be; shall be signed by the Chairman of the Board or the President and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

                                   Article 25

                               TRANSFER OF SHARES

         Section 25.1 Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded upon the transfer books for shares of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of
Article 8 of the Pennsylvania Uniform Commercial Code.

                                   Article 26

                                LOST CERTIFICATES

         Section 26.1 Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

                                   Article 27

                                    DIVIDENDS

         Section 27.1 The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation, so long as any dividend shall not be in violation of law and the Articles of Incorporation.

         Section 27.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

                                   Article 28

                        FINANCIAL REPORT TO SHAREHOLDERS

         Section 28.1 The President and the Board of Directors shall present prior to each annual meeting of the shareholders a full and complete statement of the business and affairs of the Corporation for the preceding year.

                                   Article 29

                                   INSTRUMENTS

         Section 29.1 Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the President or the Vice President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Corporation, shall be held to have been properly executed for and in behalf of the Corporation.

         Section 29.2 The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the Corporation of any instrument or other document.

                                   Article 30

                                   FISCAL YEAR

         Section 30.1 The fiscal year of the Corporation shall be the calendar year.

                                   Article 31

                                      SEAL

         Section 31.1 The President, the Treasurer, the Secretary and any Assistant Treasurer or Assistant Secretary, or any other officer designated by the Board of Directors, shall have the authority to affix the corporate seal to any document requiring such seal and to attest the same. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed in any manner reproduced.

                                   Article 32

                           NOTICES AND WAIVERS THEREOF

         Section 32.1 Whenever written notice is required to be given to any person under the provisions of applicable law, by the Articles of Incorporation or of these By-laws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer-back received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of directors, supplied by him to the Corporation for the purpose of notice. If the notice if sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of these By-laws.

         Section 32.2 Whenever any written notice is required to be given under the provisions of applicable law, the Articles of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by these By-laws, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted.

         Section 32.3 Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         Section 32.4 Whenever any notice or communication is required to be given to any person under the provisions of applicable law, the Articles of Incorporation, these By-laws, the terms of any agreement and any other instrument or as a condition precedent to taking any corporate action, and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required and there shall be no duty to apply for a license or other permission to do so. Any action or meeting that is taken or held without notice or communication to that person shall have the same validity as if the notice or communication had been duly given. If the action taken is such as to require the filing of any document with respect thereto under any provision of law or any agreement or other instrument, it shall be sufficient, if such is the fact and if notice or communication in required, to state therein that notice or communication was given to all persons entitled to receive notice or communication except persons with whom communication was unlawful.

         Section 32.5 Section 32.4 shall also be applicable to any shareholder with whom the Corporation has been unable to communicate for more than twenty-four (24) consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, Section 32.4 shall cease to be applicable to the shareholder under this Section 32.5.

                                   Article 33

                                   EMERGENCIES

         Section 33.1 The Board of Directors may adopt emergency By-laws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any different provisions of law, of the Articles of Incorporation or of these By-laws, be effective during any emergency resulting from an attack on the United States, a nuclear disaster or another catastrophe as a result of which a quorum of the Board of Directors cannot readily be assembled. The emergency By-laws may make any provision that may be appropriate for the circumstances of the emergency including, procedures for calling meetings of the Board of Directors, quorum requirements for meetings and procedures for designating additional or substitute directors.

         Section 33.2 The Board of Directors, either before or during any emergency, may provide, and from time to time modify, lines of succession in the event that during the emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties and may, effective in the emergency, change the head offices or designate several alternative head offices or regional offices of the Corporation or authorize the officers to do so.

         Section 33.3 A representative of the Corporation acting in accordance with any emergency By-laws shall not be liable except for willful misconduct and shall not be liable for any action taken by him in good faith in an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the emergency or other By-laws then in effect.

         Section 33.4 To the extent not inconsistent with any emergency By-laws so adopted, the By-laws of the Corporation shall remain in effect during any emergency and, upon its termination, the emergency By-laws shall cease to be effective.

         Section 33.5 Unless otherwise provided in emergency By-laws, notice of any meeting of the Board of Directors during an emergency shall be given only to those directors to whom it is feasible to reach at the time and by such means as are feasible at the time, including publication, radio or television. To the extent required to constitute a quorum at any meeting of the Board of Directors during any emergency, the officers of the Corporation who are present shall, unless otherwise provided in emergency By-laws, be deemed, in order of rank and within the same rank in order of seniority, directors for the meeting.

                                   Article 34

                                   AMENDMENTS

         Section 34.1 These By-laws may be altered, amended or repealed by the affirmative vote of the holders of at least a majority of the outstanding shares of stock entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a vote of two-thirds of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose (except that the directors shall not make or alter any Bylaws fixing their qualification, classification or term of office), subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon.

         Section 34.2 The number of directors serving on the Board of Directors shall not be increased or decreased by the shareholders in any calendar year by more than two (2) at any annual meeting or special meeting called for that purpose, nor may the length of term directors serve be changed at any annual meeting or special meeting called for that purpose unless such change(s) is/are approved by a vote of two-thirds of the shares voted by the shareholders voting in person or by proxy at such annual meeting or special meeting, nor may this section of the By-laws be altered or amended unless such alteration or amendment shall be approved by two-thirds of the shareholders at any annual meeting or special meeting called for that purpose.

                                     ANNEX D









                               STATUTES REGARDING
                               DISSENTERS' RIGHTS

                  PENNSYLVANIA BANKING CODE OF 1965, AS AMENDED

                             Excerpt from Chapter 12

Section 1222. Rights of Dissenting Shareholders.

         If a shareholder of an institution shall object to a proposed plan of action of the institution authorized under a section of this act and such section provides that the shareholder shall be entitled to rights and remedies of a dissenting shareholder, the rights and remedies of such shareholder shall be governed by the provisions of the Business Corporation Law applicable to dissenting shareholders and shall be subject to the limitations on such rights and remedies under those provisions. Shares acquired by an institution as a result of the exercise of such rights by a dissenting shareholder may be held and disposed of as treasury shares, or, in the case of a merger or consolidation, as otherwise provided in the plan of merger or consolidation.

                             Excerpt from Chapter 16

Section 1607. Rights of Dissenting Shareholders.

         (a) A shareholder of an institution which is a party to a plan in which the proposed merger or consolidation will result in an institution subject to this act who objects to the plan shall be entitled to the rights and remedies of a dissenting shareholder provided under, and subject to compliance with, the provisions of section 1222 of this act.


          THE PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED

                           Excerpt from Subchater 19C

Section 1930. Dissenters Rights

         (a) General Rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

Subchapter 15D - Dissenters Rights

Section 1571. Application and effect of subchapter.

         (a) General rule. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

         Section 1906(c) (relating to dissenters rights upon special treatment).
         Section 1930 (relating to dissenters rights).
         Section 1931(d) (relating to dissenters rights in share exchanges).
         Section 1932(c) (relating to dissenters rights in asset transfers).
         Section 1952(d) (relating to dissenters rights in division).
         Section 1962(c) (relating to dissenters rights in conversion).
         Section 2104(b) (relating to procedure).
         Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
         Section 2325(b) (relating to minimum vote requirement).
         Section 2704(c) (relating to dissenters rights upon election).
         Section 2705(d) (relating to dissenters rights upon renewal of election).
         Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
         Section 7104(b)(3) (relating to procedure).

         (b)      Exceptions.

                  (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

                           (i)      listed on a national securities exchange; or

                           (ii)     held of record by more than 2,000
                                    shareholders; shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

                  (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                           (i) shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares;

                           (ii) shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class;

                           (iii)    shares entitled to dissenters rights under
                                    section 1906(c) (relating to dissenters
                                    rights upon special treatment).

                  (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

         (c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

         (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

                  (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

                  (2) a copy of this subchapter.

         (e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

         (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

         (g) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

Section 1572. Definitions.

         The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

                  "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

                  "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

                  "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

                  "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

Section 1573. Record and beneficial holders and owners.

         (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

         (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

Section 1574. Notice of intention to dissent.

         If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value of his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

Section 1575. Notice to demand payment.

         (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

                  (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

                  (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

                  (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose beneficial shareholder dissents, acquired beneficial ownership of the shares.

                  (4) Be accompanied by a copy of this subchapter.

         (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

Section 1576. Failure to comply with notice to demand payment, etc.

         (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

         (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

         (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

Section 1577. Release of restrictions or payment for shares.

         (a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

         (b) Renewal of notice to demand payment. When uncertified shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

         (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

                  (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter or a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

                  (2) A statement of the corporation's estimate of the fair value of the shares.

                  (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

         (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection
(c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those which the original dissenter had after making demand for payment of their fair value.

Section 1578. Estimate by dissenter of fair value of shares.

         (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

         (b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

Section 1579.     Valuation proceedings generally.

         (a)      General rule.  Within 60 days after the latest of:

                  (1) effectuation of the proposed corporate action;

                  (2) timely receipt of any demands for payment under Section 1575 (relating to notice to demand payment); or

                  (3) timely receipt of any estimates pursuant to Section 1578 (relating to estimate by dissenter of fair value of shares).

         If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

         (b) Mandatory joinder of dissenters. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pacs Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

         (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

         (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

         (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

Section 1580. Costs and expenses of valuation proceedings.

         (a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally) including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

         (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

         (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

         Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 PA. C.S.A. Sections 1741-1750) provides that a business corporation shall have the power under certain circumstances to indemnify directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding. The full text of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988 is attached as Exhibit 99.4.

         Section 1741 (relating to third party actions) provides that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was not unlawful.

         Section 1742 (relating to derivative actions) provides that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

         Section 1743 (relating to mandatory indemnification) provides for mandatory indemnification of directors and officers such that to the extent that a representative of the business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 (relating to third party actions) or 1742 (relating to derivative actions), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 1744 (relating to procedure for effecting indemnification) provides the procedure for effecting indemnification. Under this section unless ordered by a court, any indemnification under Section 1741 (relating to third party actions) or 1742 (relating to derivative actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct set forth in those sections. The determination shall be made:

                  1. by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

                  2. if such quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                  3. by the shareholders.

         Section 1745 (relating to advancing expenses) provides that expenses (including attorneys' fees) incurred in defending any action or proceeding referred to above may be paid by the business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

         Section 1746 (relating to supplementary coverage) provides that the indemnification and advancement of expenses provided by or granted pursuant to the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Section 1746 also provides that indemnification referred to above shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 1746 further declares that indemnification under any bylaw, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Such indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

         Section 1747 (relating to the power to purchase insurance) provides that a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the Business Corporation Law. Such insurance is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

         Article 23 of the By-laws of the Registrant provides for the indemnification of its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provision of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended. In addition, Registrant intends to purchase and maintain insurance against liability for acts by these persons, as permitted by law.

Item 21. Exhibits and Financial Statement Schedules.

         (a)      Exhibits:

                  2.1 Plan of Reorganization dated as of March __, 2000, among Registrant, Somerset Trust Company and Somerset Interim Bank (included as Annex A to the Proxy Statement/Prospectus contained herein).

                  2.2 Plan of Merger dated as of March ___, 2000, between Somerset Trust Company and Somerset Interim Bank (included as Exhibit A to the Plan of Reorganization, which is included in Annex A to the Proxy Statement/Prospectus contained herein).

                  3(i) Amended and Restated Articles of Incorporation of Registrant (included as Annex B to the Proxy Statement/Prospectus contained herein).

                  3(ii) By-laws of Registrant (included as Annex C to the Proxy Statement/Prospectus contained herein).

                  5 Opinion of Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to Registrant, dated March ___, 2000, as to the legality of the shares of Registrant's stock being registered.

                  8 Opinion of Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to Registrant, dated March ___, 2000, as to the tax consequences.

                  23 Consent of Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to Registrant (included in Opinion Letter as Exhibit 5).

                  24 Power of Attorney given by the Officers and Directors of the Registrant (included on Signature Page of the Registration Statement).

                  99.1     Letter to Shareholders of Somerset Trust Company.

                  99.2 Notice of Annual Meeting of Shareholders of Somerset Trust Company.

                  99.3 Form of Proxy for Use by the Shareholders of Somerset Trust Company.

                  99.4 Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, (15 PA. C.S.A. Sections 1741-1750) relating to indemnification.

                  99.5 Statutes Relating to Dissenters' Rights (included as Annex D to the Proxy Statement/Prospectus contained herein).

         (b)      Financial Statement Schedules:

                  None required.

         (c)      Opinions:

                  The opinions of Shumaker Williams, P.C., Special Counsel to Registrant, are included as Exhibits 5 and 8.

Item 22. Undertakings.

         (a)      Undertakings furnished pursuant to Item 512 of Regulation S-K:

                  (1)    The undersigned Registrant hereby undertakes:

                         (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i) To include any prospectus required by
                                  section 10(a)(3) of the Securities Act of 1933;

                                  (ii) To reflect in the Proxy
                                  Statement/Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                         (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
                Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)     Not applicable.

        (d)     Not applicable.

        (e)     Not applicable.

        (f)     Not applicable.

        (g)     (1) The undersigned Registrant hereby undertakes as follows:
                That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (ss.230.415 of this chapter), will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)     Undertakings furnished pursuant to Item 22(b) and (c):

                (1) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/ Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                (2) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Somerset, Somerset County, Commonwealth of Pennsylvania, on the 9th day of March, 2000.

                                    SOMERSET TRUST HOLDING COMPANY
                                    (Registrant)

                                    By: /s/ G. Henry Cook
                                        -------------------------------
                                        G. Henry Cook,
                                        President and Chief Executive Officer,
                                        Chairman of the Board


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints G. Henry Cook and Thomas J. Cook, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature and Capacity                                      Date
        ----------------------                                      ----

/s/ G. Henry Cook                                               March 9, 2000
----------------------------------------------
G. Henry Cook, President and
Chief Executive Officer, Chairman of the Board
(Principal Executive Officer)

/s/ Richard W. Stern                                            March 9, 2000
----------------------------------------------
Richard W. Stern, Treasurer
(Principal Financial and Accounting Officer)

/s/ Jon C. Clapper                                              March 9, 2000
----------------------------------------------
Jon C. Clapper, Director

/s/ Andrew F. Cook                                              March 9, 2000
----------------------------------------------
Andrew F. Cook, Vice President

/s/ Thomas J. Cook                                              March 9, 2000
----------------------------------------------
Thomas J. Cook, Secretary, Director

/s/ John M. Kriak                                               March 9, 2000
----------------------------------------------
John M. Kriak, Director

/s/ Alan L. Miller                                              March 9, 2000
----------------------------------------------
Alan L. Miller, Director

/s/ Marlin C. Sherbine                                          March 9, 2000
----------------------------------------------
Marlin C. Sherbine, Director

/s/ Richard C. Yeager                                           March 9, 2000
----------------------------------------------
Richard C. Yeager, Director

/s/ Edward R. Ziegler                                           March 9, 2000
----------------------------------------------
Edward R. Ziegler, Director

                                INDEX TO EXHIBITS


        Exhibit
        Number

        2.1 Plan of Reorganization dated as of March ____, 2000, among Registrant, Somerset Trust Company and Somerset Interim Bank (included as Annex A to the Proxy Statement/Prospectus contained herein).

        2.2 Plan of Merger dated as of March__, 2000, between Somerset Trust Company and Somerset Interim Bank (included as Exhibit A to the Plan of Reorganization, which is included in Annex A to the Proxy Statement/Prospectus contained herein).

        3(i) Amended and Restated Articles of Incorporation of Registrant (included as Annex B to the Proxy Statement/Prospectus contained herein).

        3(ii) By-laws of Registrant (included as Annex C to the Proxy Statement/Prospectus contained herein).

        5 Opinion of Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to Registrant, dated March__, 2000, as to the legality of the shares of Registrant's stock being registered.

        8 Opinion of Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to Registrant, dated March__, 2000, as to the tax treatment of the proposed transactions.

        23 Consent of Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to Registrant (included in Opinion Letter as
                Exhibit 5).

        24 Power of Attorney given by the Officers and Directors of the Registrant (included on Signature Page of the Registration Statement).

        99.1    Letter to Shareholders of Somerset Trust Company.

        99.2    Notice of Annual Meeting of Shareholders of Somerset Trust
                Company.

        99.3    Form of Proxy for Use by the Shareholders of Somerset Trust
                Company.

        99.4 Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, (15 PA C.S.A. Sections 1741-1750) relating to indemnification.

        99.5 Statutes Relating to Dissenters' Rights (included as Annex D to the Proxy Statement/Prospectus contained herein).
















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